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[GRAPHIC OMITTED]                                  LIMITED LIABILITY PARTNERSHIP
                                                                     Exhibit 4.4

                                                                  CONFORMED COPY




                            PRIMACOM MANAGEMENT GMBH
                                   AS BORROWER

                         THE COMPANIES SPECIFIED HEREIN
                                  AS GUARANTORS

                                   PRIMACOM AG
                               AS HOLDING COMPANY

                      BANK OF AMERICA INTERNATIONAL LIMITED
                                BARCLAYS CAPITAL
                               CHASE MANHATTAN PLC
                         DRESDNER BANK AG, LONDON BRANCH
                          FORTIS BANK (NEDERLAND) N.V.
                                  ING BANK N.V.
                         THE ROYAL BANK OF SCOTLAND plc
                                       AND
                             TD BANK EUROPE LIMITED
                                AS LEAD ARRANGERS

                             CHASE MANHATTAN BANK AG
          AS AGENT, FRONTING BANK, OVERDRAFT BANK AND SECURITY TRUSTEE

                                   AND OTHERS
                                EUR 1,000,000,000
                               FACILITY AGREEMENT

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
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                                                 CONTENTS
CLAUSE                                                                                                    PAGE
1.     Interpretation................................................................................       1
2.     The Facilities................................................................................      27
3.     Purpose.......................................................................................      28
4.     Conditions Precedent..........................................................................      29
5.     Nature Of Banks' And Borrower's Obligations...................................................      29
6.     Utilisation Of The Facility...................................................................      31
7.     Issue Of Letters Of Credit....................................................................      36
8.     Liabilities Under Letters Of Credit...........................................................      37
9.     Letter Of Credit Commission And Fronting Bank Fee.............................................      40
10.    Interest......................................................................................      41
11.    Market Disruption And Alternative Interest Rates..............................................      42
12.    Repayment And Reduction.......................................................................      43
13.    Cancellation And Voluntary Prepayment.........................................................      44
14.    Mandatory Prepayment..........................................................................      45
15.    Taxes.........................................................................................      47
16.    Tax Receipts..................................................................................      48
17.    Increased Costs...............................................................................      49
18.    Illegality....................................................................................      50
19.    Mitigation....................................................................................      51
20.    Representations...............................................................................      51
21.    Information...................................................................................      57
22.    Financial Condition...........................................................................      60
23.    Covenants.....................................................................................      64
24.    Events Of Default.............................................................................      78
25.    Default Interest And Indemnity................................................................      82
26.    Currency Of Account And Payment...............................................................      84
27.    Payments......................................................................................      85
28.    Set-Off.......................................................................................      87
29.    Redistribution Of Payments....................................................................      87
30.    Commitment Commission And Fees................................................................      89
31.    Costs And Expenses............................................................................      89
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
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
32.    Guarantee.....................................................................................      90
33.    Preservation Of Rights........................................................................      91
34.    The Agent, The Arrangers, The Fronting Bank And The Banks.....................................      93
35.    Benefit Of Agreement..........................................................................      98
36.    Assignments And Transfers By The Obligors.....................................................      98
37.    Assignments And Transfers By Banks............................................................      98
38.    Disclosure Of Information.....................................................................     100
39.    Sub-Participation.............................................................................     100
40.    Calculations And Evidence Of Debt.............................................................     101
41.    Remedies And Waivers..........................................................................     102
42.    Partial Invalidity............................................................................     102
43.    Notices.......................................................................................     102
44.    Counterparts..................................................................................     103
45.    Group Structure Changes And Permissions.......................................................     103
46.    Amendments, Consents..........................................................................     106
47.    Law...........................................................................................     107
48.    Jurisdiction..................................................................................     108

SCHEDULE 1 The Banks..................................................................................... 109

SCHEDULE 2 Form Of Transfer Certificate..............................................................     110

SCHEDULE 3 Condition Precedent Documents.............................................................     113

SCHEDULE 4 Notice Of Drawdown........................................................................     116

SCHEDULE 5 Form Of Compliance Certificate............................................................     118

SCHEDULE 6 Quarterly Subscriber Certificate..........................................................     120

SCHEDULE 7 Form Of Guarantor Accession Memorandum....................................................     121

SCHEDULE 8 Documents To Accompany Guarantor Accession Memorandum.....................................     123

SCHEDULE 9 Members Of The Multikabel Group Granting Security.........................................     124

SCHEDULE 10 General Business Conditions..............................................................     125

SCHEDULE 11 Forms Of Letter Of Credit And Guarantee..................................................     126
       Part A        Form Of Letter Of Credit To Be Issued By A Fronting Bank........................     126
       Part B        Form Of Guarantee To Be Issued By A Fronting Bank...............................     129

SCHEDULE 12 Facility Reduction Schedule..............................................................     132
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
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
SCHEDULE 13 The Original Guarantors..................................................................     133

SCHEDULE 14 Mandatory Costs..........................................................................     135

SCHEDULE 15 Requirements Certificate.................................................................     137

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THIS AGREEMENT is made as of the eighteenth day of September 2000

BETWEEN

(1)  PRIMACOM MANAGEMENT GMBH as borrower (the "BORROWER");

(2) EACH OF THE PERSONS SPECIFIED IN SCHEDULE 13 HERETO as guarantors (each an "ORIGINAL GUARANTOR");

(3)  PRIMACOM AG (the "HOLDING COMPANY");

(4) BANK OF AMERICA INTERNATIONAL LIMITED, BARCLAYS CAPITAL, CHASE MANHATTAN PLC, DRESDNER BANK AG, LONDON BRANCH, FORTIS BANK (NEDERLAND) N.V., ING BANK N.V., THE ROYAL BANK OF SCOTLAND PLC and TD BANK EUROPE LIMITED as lead arrangers (the "LEAD ARRANGERS");

(5) CHASE MANHATTAN BANK AG as agent (the "AGENT") and security trustee (the "SECURITY TRUSTEE");

(6)  CHASE MANHATTAN BANK AG as fronting bank (the "FRONTING BANK");

(7)  CHASE MANHATTAN BANK AG as overdraft bank (the "OVERDRAFT BANK"); and

(8)  THE FINANCIAL INSTITUTIONS named in Schedule 1.

NOW IT IS HEREBY AGREED as follows:

1.       INTERPRETATION

1.1      IN THIS AGREEMENT:

        "ACCOUNT PLEDGES" means each of the account pledge agreements over the bank accounts held by certain members of the Group (other than the Target Account Pledges);

        "ACQUISITION" means any acquisition (other than the Multikabel Acquisition), whether by way of share or asset purchase by members of the Group of any entity which engages in, or any business which relates to, the provision of Broadband Services (in each case, the "TARGET");

        "ADDITIONAL GUARANTOR" means any company which has executed and delivered a Guarantor Accession Memorandum pursuant to sub-clause 45.1.1 of Clause 45.1 (Additional Guarantors);

        "ADDITIONAL SECURITY" has the meaning ascribed thereto in sub-clause
        23.4.1 of Clause 23.4 (Positive Covenants of the Holding Company);

        "ADVANCE" means a cash advance made or to be made by the Banks under the Facility;

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        "APPROVED TARGET" means any entity or business which is located in
        Germany or the Netherlands or any other jurisdiction acceptable to an Instructing Group, and in each case whose principal activities are related to the provision of Broadband Services;

        "ANNUALISED EBITDA" means, at any time, Consolidated EBITDA for the most recently ended Quarterly Period, multiplied by four (as adjusted to reflect any Acquisitions and Asset Disposals during such Quarterly Period);

        "APA" means APA Basic Beteiligungs GmbH;

        "ARRANGERS" means the Lead Arrangers and the Co-Arrangers (if any);

        "ASSET DISPOSAL" means any disposal of any assets by any member of the Group after the date of this Agreement other than any disposal of assets permitted in accordance with sub-clause 23.2.5 of Clause 23.2 (Negative Covenants);

        "AVAILABLE COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, such Bank's Commitment at such time less:

        (a) the amount of such Bank's participation in any Advance outstanding hereunder; and

        (b) the amount of such Bank's L/C Proportion of the Letter of Credit Outstanding of each Letter of Credit which has been issued and is outstanding hereunder;

        "AVAILABLE FACILITY" means, at any time, the aggregate of the Available Commitments of the Banks adjusted, in the case of a proposed Utilisation of the Facility, so as to take into account:

        (a) any reduction in the Commitment of a Bank which will occur prior to the commencement of, or during the Term of the proposed Utilisation;

        (b) the amount of any Advance and/or Letter of Credit which is due to be made on or before the proposed Utilisation Date; and

        (c) the amount of any Advance and/or Letter of Credit which is due to be repaid or expire on or before the proposed Utilisation Date;

        "BANK"  means any financial institution:

        (a)     named in Schedule 1 (The Banks); or

        (b) which has become a party hereto as a Bank in accordance with Clause 37.2 (Assignments by Banks) or Clause 37.3 (Transfers by Banks),

        and which has not ceased to be a party hereto in accordance with the terms hereof;

        "BANK INTERCREDITOR AGREEMENT" means the intercreditor agreement entered into or to be entered into between the Agent, the Banks, the Fronting Bank, the Overdraft Bank, the Working Capital Lenders and the Security Trustee;

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        "BENEFICIARIES" shall have the meaning ascribed thereto in the Obligor
        Intercreditor Agreement;

        "BROADBAND SERVICES" means cable television services, internet and other broadband telecommunications services (including (without limitation) voice telephony services);

        "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks generally are open for business in London and:

        (a) (in relation to any date for payment or purchase of a sum denominated in a currency other than the euro) the principal financial centre of the country of such currency; or

        (b) (in relation to any date for payment or purchase of a sum denominated in the euro) any TARGET Day;

        "BUSINESS PLAN" means the Original Business Plan, or at any time after the consolidated business plan of the Financial Group is delivered pursuant to sub-clause 21.1.3 of Clause 21.1 (Financial Statements), the most recent consolidated business plan delivered pursuant thereto;

        "CASH COLLATERAL" means, in relation to any Letter of Credit, a deposit in such interest bearing account or accounts as the Agent may specify, such deposit and account to be secured in favour of or on behalf of, and on terms acceptable to, the Agent;

        "CAPITAL EXPENDITURE" means any expenditure (including any obligation in respect of the capital element of any finance lease or capital lease) for the acquisition of equipment, fixed assets, real property, intangible assets and other assets of a capital nature, or for the replacements or substitutions therefor or additions or improvements thereto, that in any such case have a useful life of more than one year together with costs incurred in connection therewith.

        "CHARGED ACCOUNT" means an interest bearing account with the Security Trustee in the name of the Borrower, which is pledged in favour of the Banks pursuant to an Account Pledge;

        "CLOSING DATE" means the date of this Agreement;

        "CO-ARRANGER" means any financial institution, being a Bank or an affiliate of a Bank, which becomes a party hereto as a co-arranger;

        "COMMITMENT" means in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name in Schedule 1 (The Banks);

        "COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 5 (Compliance Certificate);

        "CONSIDERATION" means, at any time, the value of cash or cash equivalent assets actually paid or to be paid by any member of the Group in respect of any Acquisition

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        (including any escrow deposits), together with all indebtedness and liabilities to any person, including any contingent payments (whether related to future earnings, operations or otherwise) payable in the future (determined in accordance with the reasonable estimate of the Borrower which estimate shall be agreed by an Instructing Group (such agreement not to be unreasonably withheld or delayed)), plus any incidental or consequential costs (including any redundancy payments, restructuring expenses or any other rationalisation costs and whether accounted for as a capitalised expense or through the raising of a provision) likely to be incurred by the Group arising in connection with or as a result of the Acquisition as notified to the Agent by the Borrower (if such costs exceed 1 per cent. of the Consideration);

        "CONSOLIDATED EBITDA" means, at any time and in respect of any Quarterly Period, the EBITDA of the Financial Group;

        "DEFERRED CONSIDERATION" means any amounts paid or payable or which will be paid or payable as part of the Consideration for an Acquisition after the date of completion of the Acquisition;

        "DISPOSAL CONSIDERATION" means at any time, the value of cash or cash equivalent assets received by any member of the Group in respect of any Asset Disposal, together with all indebtedness and liabilities owing to any member of the Group which is repaid upon such disposal, any contingent payments (whether related to future earnings, operations or otherwise) payable in the future and, in the case of a disposal of shares, the value of any pre-completion dividends paid to any member of the Group by any company whose shares are the subject of an Asset Disposal which is effected as part of an arrangement for, or in contemplation of, a disposal of that company;

        "EBITDA" means, in relation to the Financial Group (or any part thereof), in respect of any period and as calculated in accordance with U.S. GAAP, Net Revenues of the Financial Group (or such part thereof) during such period less all operating expenses incurred during such period before the deduction of depreciation, amortisation, other non cash charges, extraordinary items, Interest Expense and taxation (in each case in respect of such period) (save that for the purposes of the financial covenants set out in Clause 22 (Financial Condition) for the period from the Closing Date up to (and including) 31 December 2000 any charges relating to redundancy costs shall be ignored in the calculation of EBITDA during such period);

        "EMU" means Economic and Monetary Union as contemplated in the Treaty on European Union;

        "EMU LEGISLATION" means legislative measures of the European Union for the introduction of, changeover to or operation of the euro in one or more Member Sates, being in part legislative measures to implement EMU;

        "ENVIRONMENTAL CLAIM" means any claim, notice of violation, prosecution, demand, action, official warning or other investigation pursuant to any Environmental Law;

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        "ENVIRONMENTAL LAWS" includes all or any laws, statutes, regulations, treaties, and judgements of any governmental authority or agency or any regulatory body in any jurisdiction in which any member of the Group is formed or carries on business or of the European Community, relating to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants, and applicable to any member of the Group and/or the construction, installation and operation of cable television and telecommunications systems in the areas covered by the Licences and/or any other activities from time to time carried on by any member of the Group and/or the occupation or use of any property owned, leased or occupied by any member of the Group;

        "ENVIRONMENTAL LICENCE" means any permit, licence, authorisation, consent or other approval required at any time by any Environmental Law for the construction, installation and operation of cable television and telecommunications systems in the franchise areas and/or for any other activities from time to time carried on by any member of the Group;

        "ENW INDEBTEDNESS" means, at any time, the aggregate of the indebtedness outstanding at such time under (a) the NLG 30,084,000 facility and (b) the NLG 8,400,000 facility in each case extended by Energie Noord-West to Multikabel;

        "EURIBOR" means, in relation to any amount to be advanced to, or owing by, an Obligor under the Facility Documents in euro on which interest for a given period is to accrue:

        (a) the percentage rate per annum equal to the offered quotation which appears on the page of the Telerate Screen which displays the rate of the Banking Federation of the European Union for euro (being currently page 248) for such period as of 11.00 a.m. (Brussels time) on the Quotation Date for such period or, if such page or such service shall cease to be available, such other page or such other service for the purpose of displaying an average rate of the Banking Federation of the European Union as the Agent, after consultation with the Banks and the Borrower, shall select; or

        (b) if no quotation for euro for the relevant period is displayed and the Agent has not selected an alternative service on which a quotation is displayed, the arithmetic mean (rounded upwards to four decimal places) of the rates (as notified to the Agent) at which each of the Reference Banks was offering to prime banks in the European interbank market deposits in euro of an equivalent amount and for such period as of 11.00 a.m. (Brussels time) on the Quotation Date;

"EURO AMOUNT" means in relation to a Letter of Credit at any time:

        (a) if such Letter of Credit is denominated in euro, the maximum actual and contingent liability of the Fronting Bank (or the Banks) thereunder or in respect thereof at such time; and

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        (b)     if such Letter of Credit is denominated in dollars, the
                equivalent in euro of the maximum actual and contingent liability of the Fronting Bank (or the Banks) thereunder or in respect thereof at such time, calculated as at the later of the dates which falls (1) two Business Days before its issue date or
                (2) the most recent L/C Valuation Date;

        "EVENT OF DEFAULT" means any of those events specified in Clause 24 (Events of Default);

        "EXCESS CASH FLOW" means, in relation to the Financial Group and for any Quarterly Period or financial year of the Financial Group, EBITDA of the Financial Group for such period less (a) Fixed Charges for such period and (b) EUR1,550,000 (or EUR385,000 if such period is a Quarterly Period);

        "EXISTING MULTIKABEL ENCUMBRANCES" means the encumbrances of the Multikabel Group existing on the date of completion of the Multikabel Acquisition and as declared in the certificate delivered pursuant to Clause 4 (Conditions Precedent) and paragraph 16 of Schedule 3 (Conditions Precedent);

        "EXISTING PRIMACOM ENCUMBRANCES" means the encumbrances of the Financial Group existing on the date hereof and as declared in the certificate delivered pursuant to Clause 4 (Conditions Precedent) and paragraph 16 of Schedule 3 (Conditions Precedent);

        "EXISTING INDEBTEDNESS" means the Existing Multikabel Indebtedness and the Existing PrimaCom Indebtedness;

        "EXISTING MULTIKABEL INDEBTEDNESS" means the indebtedness of the Multikabel Group existing on the date hereof, the details of which have been delivered to the Agent prior to the date hereof;

        "EXISTING PRIMACOM INDEBTEDNESS" means the indebtedness of the Group outstanding pursuant to the EUR460,169,752 facility agreement (being an amendment and restatement of the DM600,000,000 facility agreement entered into between (amongst others,) certain banks and financial institutions and the Borrower dated 23 December 1998), (including any amounts outstanding under the Overdraft Facility (as defined therein);

        "EXPIRY DATE" means in respect of a Letter of Credit the date specified as such in the Notice of Drawdown in relation to such Letter of Credit;

        "FACILITY" means the revolving loan and letter of credit facility of EUR 985,000,000 granted by the Banks to the Borrower hereunder;

        "FACILITY AMOUNT" means, at any time, the aggregate amount of the Commitments of the Banks at such time;

        "FACILITY DOCUMENTS" means this Agreement, the Security Documents, the Obligor Intercreditor Agreement, the Bank Intercreditor Agreement, the Overdraft Letter, any

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        Hedge Contract and any other agreement, document, letter, deed, notice or certificate designated as such by the Agent and the Holding Company, together with all amendments of, and supplements to, any of the foregoing and "FACILITY DOCUMENT" shall be construed accordingly;

        "FACILITY OFFICE" means, in relation to the Agent, the office identified with its signature below and, in relation to any Bank, the office notified by it to the Agent in writing prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or in each case such other office as it may from time to time select;

        "FINANCE LEASE" means any lease or hire purchase contract which would, in accordance with U.S. GAAP, be treated as a finance or capital lease;

        "FINANCIAL GROUP" means the Holding Company and each of its subsidiaries from time to time;

        "FINAL MATURITY DATE" means 30 September 2009 (or if such day is not a Business Day, the next succeeding Business Day);

        "FINANCE PARTIES" means the Agent, the Arrangers, the Banks, the Security Trustee, the Overdraft Bank and the Fronting Bank;

        "FIXED CHARGES" means in respect of any period the sum of Total Cash Interest Expense and Capital Expenditure, taxes and all scheduled payments of principal during that period (each calculated on a consolidated basis);

        "FORCED DRAWING" means a borrowing by the Holding Company under the Working Capital Facility which has either:

        (a) been required by the Working Capital Lenders to be drawn pursuant to the terms of the Working Capital Facility; or

        (b) been required by the Finance Parties to be drawn pursuant to the terms of the Bank Intercreditor Agreement either (i) due to the occurrence of an Event of Default hereunder, (ii) in circumstances where the Holding Company has requested a borrowing under the Working Capital Facility and the Working Capital Lenders have been required by an Instructing Group to waive certain conditions precedent which would otherwise prevent the borrowing from being drawn or (iii) in circumstances where the availability period under the Working Capital Facility is due to expire and the Working Capital Facility has not been fully drawn;

         "GERMANY" means the Federal Republic of Germany;

        "GMBH SHARE PLEDGE" means the share pledge agreement over the shares of those members of the Group listed in part 1 of Annex 3 of the Security Trust Agreement;

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        "GROUP" means the Borrower and each of its subsidiaries from time to time and, prior to the completion of the Reorganisation, each of the subsidiaries of the Holding Company;

        "GROUP STRUCTURE CHARTS" means the group structure charts delivered to the Agent pursuant to Clause 4 (Conditions Precedent) and described in paragraph 23 of Schedule 3 (Conditions Precedent);

        "GUARANTORS" means each of the Original Guarantors and any Additional Guarantor and "GUARANTOR" means any of them;

        "GUARANTOR ACCESSION MEMORANDUM" means a memorandum to be delivered by any Additional Guarantor to the Agent substantially in the form set out in Schedule 7 (Form of Guarantor Accession Memorandum) pursuant to sub-clause 45.1.1 of Clause 45.1 (Additional Guarantors);

        "HEDGE CONTRACT" means a contract between a bank or other financial institution and any member of the Group relating to interest rate or currency swaps, caps, floors, collars, forward sale or purchase contracts, contracts for differences or any option transactions or any other treasury transactions or any other transaction entered into in connection with the management of risk related to indebtedness of the Group;

        "HOLDING COMPANY DEBT" means any indebtedness for borrowed money of the Holding Company other than indebtedness arising under the Working Capital Facility or the Senior Notes;

        "HOLDING COMPANY MANAGEMENT EXPENSES" means (a) legal fees and fees of any other professional advisers in each case incurred by the Holding Company in connection with the Working Capital Facility, the issue of Senior Notes or Holding Company Debt and (b) annual auditor's fees incurred in connection with the preparation of audited annual consolidated financial statements in accordance with sub-clause 21.1.1 of Clause 21.1 (Financial Statements) together with (c) other reasonable expenses of the Holding Company properly incurred in the ordinary course of business and on arm's length terms;

        "INFORMATION MEMORANDUM" means the confidential information memorandum dated September 2000 which at the request of the Borrower and on its behalf, was prepared in relation to this transaction and distributed by the Lead Arrangers to selected banks;

        "INITIAL DUTCH SHARE PLEDGE" means the share pledge agreement and deed over the shares of PrimaCom Netherlands Holding BV;

        "INSTRUCTING GROUP" means:

        (a) whilst no Advance or Letter of Credit is outstanding hereunder, a group of Banks (which for these purposes may include the Overdraft Bank) whose Commitments (in respect of the Overdraft Bank, being for these purposes the amount of the Overdraft Facility) amount (or, if each Bank's Commitment has been reduced to zero, did immediately before such reduction to zero, amount) in aggregate to more than sixty six and two thirds per cent. (66 2/3%) of the aggregate of the Facility Amount and the amount of the Overdraft Facility; and

        (b) thereafter, a group of Banks (which for these purposes may include the Overdraft Bank) to whom in aggregate more than sixty six and two thirds per cent. (66 2/3%) of the aggregate amount of the Loan, the Letter of Credit Outstandings and the Overdraft Amount is (or, immediately prior to repayment of such amounts, was then) owed;

        "INTELLECTUAL PROPERTY RIGHTS" means any patent, trade mark, service mark, registered design, trade name or copyright required to carry on the business of constructing, maintaining, using or operating cable television and telecommunications systems;

        "INTEREST EXPENSE" means, in relation to any Quarterly Period, the aggregate of all interest (excluding capitalised interest) accrued (whether or not paid or payable) during such Quarterly Period in respect of indebtedness for borrowed money of members of the Financial Group (other than indebtedness owed by one member of the Financial Group to another member of the Financial Group);

        "INTEREST PAYMENT DATE" means, in relation to any Advance, the last day of the Term of such Advance, and if the Term of such Advance is more than six months, in addition, on the expiry of each period of six months during such Term;

        "KG SHARE PLEDGE" means the share pledge agreement over the shares of each of those members of the Group listed in Part 2 of Annex 3 of the Security Trust Agreement;

        "KPN CONTRACTS" means each of the broadcasting signal contracts between KPN Telecom B.V. and each of Multikabel and Communikabel N.V.;

        "L/C COMMISSION RATE" means, at any time, the rate equal to the Margin at such time;

        "L/C PROPORTION" means, in relation to a Bank in respect of a Letter of Credit and save as otherwise provided herein, the proportion (expressed as a percentage) borne by such Bank's Available Commitment to the Available Facility immediately prior to the issue of such Letter of Credit;

        "L/C VALUATION DATE" means the first Business Day which falls six months after the date hereof and each day falling at six monthly intervals thereafter;

        "LETTER OF CREDIT" means a letter of credit or guarantee issued or to be issued by the Fronting Bank under the Facility pursuant to Clause 7 (Issue of Letters of Credit) substantially in the form set out in Part A or, as the case may be, Part B of Schedule 11 (Forms of Letter of Credit and Guarantee) (or in such other form as may be requested by the Borrower PROVIDED THAT such form is acceptable to all the Banks and the Fronting Bank);

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        "LETTER OF CREDIT OUTSTANDING" means, in relation to any Letter of
        Credit:

        (a) at or before the Utilisation Date in respect of a proposed Letter of Credit, the Original Euro Amount thereof; and

        (b) thereafter, the sum at such time (without double counting) of the Euro Amount of the maximum actual and contingent liabilities of the Fronting Bank (and the Banks) under or in respect of such Letter of Credit and the total Euro Amount of any payments made by the Fronting Bank (and the Banks) thereunder which at such time have not been paid or reimbursed by the Borrower to the Fronting Bank and the Banks (or any of them) hereunder, and "LETTER OF CREDIT OUTSTANDINGS" means at any time (without double counting) the aggregate of all of the Euro Amounts of the maximum actual and contingent liabilities of the Fronting Bank (and the Banks) under or in respect of all the Letters of Credit outstanding under the Facility at such time, together with the aggregate total Euro Amounts of all payments made by the Fronting Bank (and the Banks) in relation thereto which have not been paid or reimbursed by the Borrower;

        "LIBOR" means, in relation to any amount to be advanced to, or owing by, an Obligor under the Facility Documents in a currency other than euro on which interest for a given period is to accrue:

        (a) the percentage rate per annum equal to the offered quotation which appears on the page of the Telerate Screen which displays the British Bankers Association Interest Settlement Rate for such currency (being currently "3740" or as the case may be "3750") for such period as of 11.00 a.m. London time on the Quotation Date for such period or, if such page or such service shall cease to be available, such other page or such other service for the purpose of displaying the British Bankers Association Interest Settlement Rate for such currency as the Agent, after consultation with the Banks and the Borrower, shall select; or

        (b) if no quotation for such currency and the relevant period is displayed and the Agent has not selected an alternative service on which a quotation is displayed, the arithmetic mean (rounded upwards to four decimal places) of the rates (as notified to the Agent) at which each of the Reference Banks was offering to prime banks in the London interbank market deposits in such currency for such period as of 11.00 a.m. London time on the Quotation Date for such period;

        "LICENCES" means any public law permits for operation of Systems from RegTP or any other comparable national telecommunications regulatory authority (as applicable) in any relevant townships;

        "LOAN" means the aggregate principal amount of Advances for the time being outstanding hereunder;

        "MAJORITY BANKS" means:

        (a) whilst no Advances or Letters of Credit are outstanding hereunder, a group of Banks (which for these purposes may include the Overdraft Bank) whose Commitments (in respect of the Overdraft Bank being for these purposes the amount of the Overdraft Facility) amount (or, if each Bank's Commitment has been reduced to zero, did immediately before such reduction to zero, amount) in aggregate to more than fifty per cent. (50%) of the aggregate of the Facility Amount and the amount of the Overdraft Facility; and

        (b) thereafter, a group of Banks (which for these purposes may include the Overdraft Bank) to whom in aggregate more than fifty per cent. (50%) of the aggregate amount of the Loan, the Letter of Credit Outstandings and the Overdraft Amount is (or, immediately prior to repayment of such amounts, was then) owed;

        "MANDATORY COSTS RATE" means the rate determined in accordance with
        Schedule 14 (Mandatory Costs);

        "MARGIN" means the rate per annum calculated in accordance with Clause
        10.3 (Margin);

        "MATERIAL ADVERSE EFFECT" means a material adverse effect:

        (a) on the business or financial condition of the Financial Group taken as a whole; or

        (b) on the ability of the Borrower, any Obligor which is a Material Group Company or the Financial Group taken as a whole to comply with any of its or their respective obligations under the Facility Documents;

        "MATERIAL COMMERCIAL CONTRACTS" means, the Material DT Contracts and any other commercial agreements entered into by any member of the Group which are material to the business or prospects of the Group taken as a whole in terms of strategic commercial importance or revenue generation and after completion of the Multikabel Acquisition the Sonera Contracts and the KPN Contracts;

        "MATERIAL DT CONTRACTS" means such co-operation and delivery of signal contracts between any member of the Financial Group and Deutsche Telekom which, either individually or taken together, are material to the business (or the conduct thereof) of the Financial Group as a whole.

        "MATERIAL ENVIRONMENTAL CLAIM" means any Environmental Claim which, if successful, would be likely to have a Material Adverse Effect;

        "MATERIAL GROUP COMPANY" means any subsidiary of the Holding Company or the Borrower which is:

        (a) a company, corporation or partnership which is a holding company of a Material Group Company;

        (b) a company, corporation or partnership whose Net Revenues or, in the case of a company which itself has subsidiaries, whose consolidated Net Revenues, exceed 5% of the consolidated Net Revenues of the Financial Group as calculated by reference to the latest quarterly financial statements (consolidated or unconsolidated, as the case may be) of such subsidiary and the Financial Group PROVIDED THAT:

                (i) in the case of a subsidiary acquired after the end of the Quarterly Period to which the most recently delivered quarterly financial statements relate, the reference to the latest financial statements of the Financial Group for the purposes of the calculation above shall, until the financial statements for the Quarterly Period in which the acquisition is made are prepared, be deemed to be a reference to such first-mentioned accounts as if such subsidiary had been shown in such accounts by reference to its own latest financial statements, adjusted as deemed appropriate by the auditors of the Borrower; and

                (ii) if, in the case of any subsidiary which itself has subsidiaries, no consolidated accounts are prepared, its consolidated Net Revenues shall be determined on the basis of pro forma consolidated accounts of the relevant subsidiary and its subsidiaries prepared for this purpose by the auditors of the Borrower or the auditors for the time being of the relevant subsidiary; or

                (iii) a company, corporation or partnership not falling within sub-paragraph (i) above but which, as a result of any intra-group transfer or re-organisation would, adopting any of the tests referred to in sub-paragraph (i) above and as if the accounts referred to in such sub-paragraph had been drawn up immediately following such transfer or re-organisation, be a Material Group Company PROVIDED THAT such subsidiary shall only become a Material Group Company upon the completion of such transfer or re-organisation;

        (c) a company, corporation or partnership which provides Broadband Services to Subscribers constituting 5% or more of the Subscribers of the Group; or

        (d) a company, corporate or partnership whose EBITDA or, in the case of a company which itself has subsidiaries whose consolidated EBITDA, constitutes 5% or more of the EBITDA of the Financial Group as calculated by reference to the latest quarterly financial statements (consolidated or unconsolidated, as the case may be) of such subsidiary and the Financial Group PROVIDED THAT:

                (i) in the case of a subsidiary acquired after the end of the Quarterly Period to which the most recently delivered quarterly financial statements relate, the reference to the latest financial statements of the Financial Group for the purposes of the calculation above shall, until the financial statements for the Quarterly Period in which the acquisition is made are prepared, be deemed to be a reference to such first-mentioned accounts as if such subsidiary had been shown in such accounts by reference to its own latest financial statements, adjusted as deemed appropriate by the auditors of the Borrower; and

                (ii) if, in the case of any subsidiary which itself has subsidiaries, no consolidated accounts are prepared, its consolidated EBITDA shall be determined on the basis of pro forma consolidated accounts of the relevant subsidiary and its subsidiaries prepared for this purpose by the auditors of the Borrower or the auditors for the time being of the relevant subsidiary; or

                (iii) a company, corporation or partnership not falling within sub-paragraph (i) above but which, as a result of any intra-group transfer or re-organisation would, adopting any of the tests referred to in sub-paragraph (i) above and as if the accounts referred to in such sub-paragraph had been drawn up immediately following such transfer or re-organisation, be a Material Group Company PROVIDED THAT such subsidiary shall only become a Material Group Company upon the completion of such transfer or re-organisation;

        "MEESPIERSON INDEBTEDNESS" means, at any time, the indebtedness outstanding at such time under the NLG 150,000,000 revolving bridge facility extended by MeesPierson N.V. and Bank Nederlandse Gemeenten to Multikabel and Communikabel N.V.;

        "MULTIKABEL" means N.V. Kabeltelevisie Kop Noord-Holland (a public company with limited liability incorporated under the laws of The Netherlands and registered with the Commercial Register in The Netherlands under number 37026706);

        "MULTIKABEL ACQUISITION" means the acquisition, by way of share purchase, of Multikabel by PrimaCom Netherlands Holding B.V. (a wholly-owned subsidiary of the Borrower);

        "MULTIKABEL ACQUISITION ADVANCES" means each Advance made or to be made hereunder solely to (a) finance the Multikabel Acquisition (b) finance the costs, fees, charges and expenses relating to the Multikabel Acquisition and /or (c) refinance the Existing Multikabel Indebtedness and shall include any Rollover Advance made to refinance a Multikabel Acquisition Advance and "MULTIKABEL ACQUISITION ADVANCE" shall mean any of them;

        "MULTIKABEL ACQUISITION AGREEMENT" means the share purchase agreement dated 11 August 2000 relating to the Multikabel Acquisition;

        "MULTIKABEL GROUP" means Multikabel and each of its subsidiaries at the time of the Multikabel Acquisition;

        "NECESSARY AUTHORISATIONS" means all approvals, authorisations, franchises and licences from, all rights granted by and all filings, registrations and agreements with any person including, without limitation, any government or other regulatory authority (including, without limitation, the Licences necessary or required for the business of the Financial Group permitted by the terms of this Agreement;

        "NET REVENUES" means in relation to the Financial Group (or any part thereof) or any person which has been acquired by any member of the Financial Group and for any period, all revenues (including all installation revenues) from the use of or generated by the Systems (exclusive of VAT) whatsoever payable to the Financial Group (or such part thereof) or, as the case may be, such person, which arise during such period;

        "NET SENIOR DEBT" means at any time, Senior Debt at such time less an amount equal to the amount of undrawn commitment under the Working Capital Facility at such time;

        "NOTICE OF DRAWDOWN" means a notice substantially in the form set out in
        Schedule 4 (Notice of Drawdown);

        "OBLIGORS" means the Borrower, the Guarantors and any other member of the Group which provides security or guarantees at any time in respect of any of the obligations of any Obligor under any of the Facility Documents and "OBLIGOR" means any of them;

        "OBLIGOR INTERCREDITOR AGREEMENT" means the intercreditor agreement entered into or to be entered into between the Agent, the Banks, the Fronting Bank, the Overdraft Bank, the Holding Company, the Obligors and the Security Trustee;

        "OPERATING COMPANY" means each member of the Group involved in the construction, installation and/or operations of Systems;

        "ORIGINAL BUSINESS PLAN" means the consolidated business plan of the Financial Group referred to in paragraph 22 of Schedule 3 (Condition Precedent Documents);

        "ORIGINAL EURO AMOUNT" means in relation to a Letter of Credit, the face amount of such Letter of Credit specified in the Notice of Drawdown relating thereto, as the same may be reduced pursuant to Clause 6.4 (Reduction of Available Commitment), (or, if such Letter of Credit is not denominated in euro, the equivalent of the amount (as the same may be so reduced) in euro calculated as at the date of such Notice of Drawdown);

        "ORIGINAL FINANCIAL STATEMENTS" means:

        (a) the audited consolidated financial statements for the year ended 31 December 1999 of the Holding Company; and

        (b) the audited consolidated financial statements for the year ended 31 December 1999 of Multikabel;

        "OVERDRAFT AMOUNT" means, at any time, the principal amount by way of loan overdraft or guarantee outstanding under the Overdraft Facility at that time;

        "OVERDRAFT COMMITMENT" means the Overdraft Bank's commitment under the Overdraft Facility as the same may be reduced from time to time in accordance with the terms thereof;

        "OVERDRAFT FACILITY" means the overdraft facility in an amount of EUR 15,000,000 provided or to be provided to the Borrower by the Overdraft Bank pursuant to the terms of the Overdraft Letter and this Agreement;

        "OVERDRAFT LETTER" means the overdraft letter setting out the terms of the Overdraft Facility and incorporating the General Business Conditions (Allgemeine Geschaftsbedingungen) of Chase Manhattan Bank AG (as amended or varied from time to time in accordance with Clause 6.5 (Overdraft Facility)) entered into on or about the date hereof between the Overdraft Bank and the Borrower in respect of the Overdraft Facility;

        "PARTICIPATING MEMBER STATE" means any member state of the European Union which has adopted the euro as its lawful currency at the relevant time;

        "PERMITTED DISPOSAL EXPENSES" means:

        (a) all title and registration expenses and expenses of professional advisers, incidental to, incurred on and fairly attributable to, any Asset Disposal;

        (b) with the prior consent of an Instructing Group, estimated income tax or trade tax referable to each Asset Disposal; and

        (c) with the prior consent of an Instructing Group, any other costs or expenses;

        "PERMITTED ENCUMBRANCES" means:

        (a)     any encumbrances created pursuant to the terms hereof;

        (b)     encumbrances created pursuant to the Security Documents;

        (c) any encumbrance which arises in respect of goods sold to any Obligor in the ordinary course of its business by virtue of retention of title provisions contained in the relevant seller's standard conditions of sale;

        (d) any lien (including but not limited to any contractor's lien) arising by operation of law in the ordinary course of business;

(e) any rights of set-off or netting arrangements under any Hedge Contract and any rights of set-off or netting arrangements which may be exercisable in respect of any amounts standing to the credit of any bank account held by any Obligor against any debit balances of any bank account held by itself or any other Obligor which either arise by operation of law or are contained in the account holding bank's standard documentation and in the case of any bank account held by any Obligor in the Netherlands other encumbrances affecting such account which are granted pursuant to the general terms and conditions of the relevant bank which provides such account PROVIDED THAT such terms and conditions are customary in the Netherlands;

(f) any encumbrance over or affecting any asset acquired by an Obligor after the date hereof and subject to which such asset is acquired PROVIDED
        THAT:

                (i) such encumbrance was not created in contemplation of the acquisition of such asset by an Obligor;

                (ii) the amount thereby secured has not been increased at, in contemplation of, or since the date of, the acquisition of such asset by an Obligor; and

                (iii) the aggregate amount of indebtedness secured by such encumbrances shall not exceed EUR 1,000,000 for the Group at any time;

(g) any encumbrance created after the date hereof over any asset of an Obligor solely for the purpose of securing indebtedness for borrowed money incurred to (i) acquire any such asset after the date hereof and/or (ii) repair, alter, construct, develop or improve any such asset PROVIDED THAT (a) the amount thereby secured does not exceed the purchase price of such asset acquired or, as the case may be, the lower of book value and market value of any such asset repaired, altered, constructed, developed or improved after such repair, alteration, construction, development or improvement at the time such encumbrance was created and PROVIDED FURTHER THAT the aggregate amount of indebtedness secured by any such encumbrances shall not exceed EUR5,500,000 for the Group at any time and (b) any such encumbrance is discharged within a period of twelve months from the date of its creation (save where the amount of indebtedness secured by such encumbrance when aggregated with the amount of indebtedness secured by all other such encumbrances shall not exceed EUR1,000,000 for the Group at any time);

(h) at any time prior to the date which falls 14 days after the Closing Date, the Existing Multikabel Encumbrances;

(i) at any time prior to the date of the first Utilisation of the Facility, the Existing PrimaCom Encumbrances;

(j) encumbrances which may arise as a result of any title transfer laws applicable to the cables and other equipment forming part of a System by which ownership of elements permanently built into real property may pass to the owner of that real property; and

(k) Finance Leases permitted pursuant to sub-clause 23.2.2 of Clause 23.2 (Negative Covenants) to the extent they could be regarded as constituting encumbrances;

        "POTENTIAL EVENT OF DEFAULT" means any event which would become (with the passage of time, the giving of notice or any combination thereof) an Event of Default;

        "PRIMACOM MANAGEMENT SECOND DUTCH SHARE PLEDGE" means the share pledge agreement and deed over the shares of PrimaCom Netherlands Holding B.V. executed by the Borrower pursuant to sub-clause 23.7.3 of Clause 23.7 (Further Covenants of the Borrower);

        "PRIMACOM NETHERLANDS ACCOUNT AND INTER-COMPANY LOAN PLEDGE" means the account and inter-company loan pledge executed by PrimaCom Netherlands Holding B.V.;

        "PRO FORMA DEBT SERVICE" means, at any time, estimated Total Cash Interest Expense plus Scheduled Principal Repayments and scheduled repayments of other permitted indebtedness of any member of the Financial Group for the four Quarterly Periods subsequent to such time of determination PROVIDED THAT such Total Cash Interest Expense shall be estimated by applying the weighted average interest rate on existing indebtedness (excluding the Working Capital Facility or the Senior Notes and any Holding Company Debt) at such time of determination to the average outstanding indebtedness for borrowed money to be outstanding over the four Quarterly Periods in accordance with the provisions of this Agreement and adding the aggregate amount of interest scheduled to become payable under the Working Capital Facility or on any Senior Notes and any other Holding Company Debt during such period;

        "PROPORTION" means, in relation to a Bank:

        (a) whilst no Advance or Letter of Credit is outstanding hereunder, the proportion borne by its Commitment to the Facility Amount (or, if the Facility Amount is then zero, by its Commitment to the Facility Amount immediately prior to its reduction to zero); or

        (b) thereafter, the proportion borne by its share of the aggregate of the Loan and the Letter of Credit Outstandings to the aggregate of the Loan and the Letter of Credit Outstandings;

        "QUARTER DAYS" means 31 March, 30 June, 30 September and 31 December in any year;

        "QUARTERLY PERIOD" means each successive period of approximately three months commencing on the day after a Quarter Day and ending on the next following Quarter Day;

        "QUOTATION DATE" means, in relation to any period for which an interest rate is to be determined hereunder, the day on which quotations would ordinarily be given by leading banks in the London interbank market for deposits in the relevant currency for delivery on the first day of that period PROVIDED THAT, if for any such period quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates;

        "REDEMPTION UTILISATION" has the meaning given to it in clause 6.6 (Redemption Conditions);

        "REDUCTION DATES" means the dates on which the Facility Amount is reduced in accordance with Clause 12.2 (Reduction);

        "REFERENCE BANKS" means the principal London offices of Bank of America, N.A. and, The Chase Manhattan Bank or such other bank or banks as may from time to time be agreed between the Borrower and an Instructing Group;

        "REGTP" means the Regulatory Authority for Telecommunications and Post in Germany (Regulierungsbehorde fur Telekommunikation und Post);

        "RELATED TRANSACTIONS" means any two or more Acquisitions which:

        (a) are from the same vendor or from vendors which are affiliates of each other;

        (b)     comprise assets relating to a single System; and

        (c)     are completed within a three month period;

        "RELEVANT CONTRACTS" means the Licences and the Material Commercial Contracts;

        "RELEVANT JURISDICTION" means in respect of any person the jurisdiction of its place of incorporation or, in the case of a partnership, its place of establishment and, if different, the place in which it has its principal place of business;

        "REORGANISATION" means the System Asset Transfer and the transfer of all subsidiaries of the Holding Company (other than the Borrower and subsidiaries of the Borrower) to the Borrower or any of the Borrower's wholly-owned subsidiaries;

        "REPEATED REPRESENTATIONS" means the representations that are deemed to be repeated pursuant to Clause 20.4 (Repetition of Representations);

        "REPLACEMENT SENIOR NOTES" means the senior notes (if any) issued by the Holding Company in accordance with the terms of the Working Capital Facility and the Bank Intercreditor Agreement;

        "RESTRICTED CASH" means monies held in escrow in an account held with the Agent (or, as the case may be, with an agent or trustee on terms acceptable to the Agent) in the name of the Holding Company pending application towards the payment of interest on Senior Notes;

        "ROLLOVER ADVANCE" means an Advance which is to be used to refinance a maturing Advance and which is the same amount as such maturing Advance and is to be drawn on the day such maturing Advance is to be repaid;

        "SCHEDULED PRINCIPAL REPAYMENTS" means at any time the greater of zero and the amount equal to the difference between (a) the aggregate of the Loan and Letter of Credit Outstandings as at such time and (b) the Facility Amount (after taking into account any scheduled reductions in accordance with Clause 12.2 (Reduction) as at the fourth Quarter Day which falls after the most recently ended Quarterly Period;

        "SECURITY DOCUMENTS" means each of the following:

        (a)     the Security Trust Agreement;

        (b)     the Share Pledges;

        (c) the assignment or, as the case may be, pledge of inter-company loans;

        (d)     the Account Pledges;

        (e)     the PrimaCom Netherlands Account and Inter-Company Loan Pledge;

        (f)     the Additional Security; and

        (g)     the Target Security,

        and any other agreement, deed or document from time to time executed in favour of the Security Trustee for the Finance Parties or in favour of each of such parties individually for the purpose of securing all or any of the obligations of any Obligor under the Facility Documents or any of them together with all amendments of, and supplements to any of the foregoing and "SECURITY DOCUMENT" shall be construed accordingly;

        "SECURITY TRUST AGREEMENT" means the security trust agreement entered or to be entered into between, the Security Trustee, the Obligors, the Holding Company, the Agent, the Fronting Bank, the Overdraft Bank and the Banks;

        "SENIOR DEBT" means, at any time, the aggregate at such time of all indebtedness for borrowed money of the Group excluding (a) any indebtedness for borrowed money owed by one member of the Group to another member of the Group and (b) any Subordinated Debt permitted hereunder, but including the net mark to market exposure of the Group as calculated by the Agent under all derivative transactions of the nature described in paragraph (h) of the definition of "indebtedness for borrowed money" save for derivative transactions entered into to hedge the exposure of the Group to fluctuations in exchange rates (and taken into account in the calculation of Total Debt);

        "SENIOR NOTES" means the Replacement Senior Notes and any other public issue of senior notes, by the Holding Company, in accordance with this Agreement;

        "SHARE PLEDGES" means each of the GmbH Share Pledge, the KG Share Pledge, the Initial Dutch Share Pledge, or, after the execution of the PrimaCom Management Second Dutch Share Pledge, the PrimaCom Management Second Dutch Share Pledge and the share pledges to be granted by the Holding Company over its partnership shares held in each member of the Group;

        "SONERA CONTRACTS" means each of the internet contracts between MultiWeb B.V. and each of Multikabel and Communikabel N.V.;

        "SUBORDINATED DEBT" means any loan provided by the Holding Company or any other person to any Obligor which has been subordinated to the Facility and the Overdraft Facility in accordance with the Obligor Intercreditor Agreement or on terms which are otherwise acceptable to the Agent;

        "SUBSCRIBER" means a person who has entered into an agreement with any member of the Group to be provided with Broadband Services (whether alone or on the basis of an umbrella agreement);

        "SUBSCRIBER AGREEMENT" means an agreement for the provision by any member of the Group to a Subscriber of Broadband Services by means of a System;

        "SUBSCRIBER CERTIFICATE" means a certificate substantially in the form set out in Schedule 6 (Quarterly Subscriber Certificate);

        "SUBSCRIBER RECEIVABLES" means all revenues generated pursuant to the Subscriber Agreements (exclusive of VAT) which are payable to the Holding Company;

        "SUCCESSOR" in relation to a party means an assignee or successor in title to such party or any person who, under the law of its jurisdiction of incorporation or domicile, has assumed the rights and obligations of such party hereunder or to which under such laws the same has been transferred;

        "SYSTEM" means each broadband fixed telecommunications network for the delivery of Broadband Services, operated, managed, administered and, where necessary, installed by a member or members of the Group PROVIDED THAT such member (i) shall be a subsidiary of another member of the Group as defined in paragraph (b) of the definition of subsidiary contained in this Agreement and (ii) that the cash flows generated by such System shall be controlled by such other member of the Group;

        "SYSTEM ASSET TRANSFER" means the irrevocable transfer by the Holding Company to the Borrower or a wholly-owned subsidiary of the Borrower (or prior to the Reorganisation, to a wholly-owned subsidiary of the Holding Company) of all its rights in any System Assets and any Net Revenues generated thereby pursuant to the terms of this Agreement;

        "SYSTEM ASSET SECURITY" has the meaning ascribed thereto in sub-clause
        23.4.2 of Clause 24.3 (Positive Covenants of the Holding Company);

        "SYSTEM ASSETS" means in relation to any System each of the Relevant Contracts, head ends, cable networks and all other assets whatsoever relating to that System;

        "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system;

        "TARGET ACCOUNT AND INTER-COMPANY LOAN PLEDGES" means the account and inter-company loan pledge agreements over the bank accounts held by each member of the Multikabel Group listed in Schedule 9 (Members of the Multikabel Group Granting Security) and over inter-company loans to be entered into by each member of the Multikabel Group after the completion of the Multikabel Acquisition;

        "TARGET DAY" means any day on which TARGET is operating for the settlement of payment in euro;

        "TARGET SHARE PLEDGES" means each of the pledges pursuant to the share pledge agreements and deeds entered into by PrimaCom Netherland Holding BV and certain members of the Multikabel Group over the shares of each member of the Multikabel Group listed in Schedule 9 (Members of the Multikabel Group Granting Security);

        "TARGET SECURITY" means the security constituted by the Target Share Pledges, the Target Account and Inter-Company Loan Pledges, and any other security interest in favour of the Finance Parties granted pursuant thereto, in each case executed or to be executed by PrimaCom Netherland Holding BV or any member of the Multikabel Group listed in
        Schedule 9 (Members of the Multikabel Group Granting Security) pursuant to Clause 45.3 (Multikabel Acquisition);

        "TELECOMMUNICATIONS AND CABLE LAWS" means:

        (a) in relation to members of the Group incorporated and/or doing business in Germany the Telecommunication Act (Telekommunikationsgesetz), the approval rules for reception installations (Genehmigungsrechtliche Regelung fur Rundfunksempfangsanlagen) and all other federal and state laws, statutes, regulations and judgements relating to the building, installation, management or operation of systems for telecommunications or cable television applicable to any member of the Group and/or business carried on by any member of the Group;

        (b) in relation to members of the Group incorporated and/or doing business in The Netherlands the Telecommunications Act (Telecommunicatiewet) and all other (including but not limited to provincial and municipal) laws, statutes, regulations, decisions and judgements relating to the building, installation, management or operation of systems for the provision of telecommunication networks and services, including but not limited to the provision of Broadband Services and conditional access networks and services applicable to any member of the Group and/or business carried on by any member of the Group; and

        (c) the corresponding laws, statutes, regulations and judgements existing in any other jurisdiction as applicable to any other member of the Group incorporated, or carrying on business in such other jurisdiction;

        "TERM" means, save as otherwise provided herein:

        (a) in relation to any Advance, the period for which such Advance is borrowed (as specified in the Notice of Drawdown relating thereto); and

        (b) in relation to any Letter of Credit, the period from its Utilisation Date until its Expiry Date (as specified in the Notice of Drawdown relating thereto);

        "TOTAL ASSETS" means all the assets held by the Financial Group;

        "TOTAL CASH INTEREST EXPENSE" means in relation to any period, the aggregate of all interest (excluding capitalised interest) paid or payable during such period in respect of indebtedness for borrowed money of members of the Financial Group (other than indebtedness for borrowed money owed by one member of the Financial Group to another member of the Financial Group) less an amount equal to the amount of such interest paid or payable during such period which was held as Restricted Cash at the relevant time;

        "TOTAL DEBT" means, at any time (but without double counting and excluding, for the avoidance of doubt, any indebtedness for borrowed money owed by one member of the Group to another member of the Group), the aggregate at such time of:

        (i)     the aggregate amount of Senior Debt;

        (ii)    the aggregate amount of Subordinated Debt;

        (iii) the principal amount (including the amount of any accretions thereto relating to accrued interest) outstanding under the Working Capital Facility or of any Senior Notes; and

        (iv) the aggregate principal amount of all other indebtedness for borrowed money of the Holding Company,

        where "principal amount" means the euro equivalent of such principal amount at the effective exchange rate resulting from any derivative transaction entered into by any member of the Financial Group in order to hedge exposure to relevant exchange rate fluctuations and, to the extent that no such hedging has been entered into, the Agent's spot rate of exchange for conversion into euros at or about 11.00 a.m. on the relevant date in relation to such currency

        LESS an amount equal to the amount of Restricted Cash at such time;

        "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in Schedule 2 (Form of Transfer Certificate) signed by a Bank and a Transferee whereby:

        (a) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights and obligations hereunder upon and subject to the terms and conditions set out in Clause 37 (Assignments and Transfers by Banks); and

        (b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Agent as is contemplated in Clause 37.3 (Transfers by Banks);

        "TRANSFER DATE" means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in the schedule to such Transfer Certificate;

        "TRANSFEREE" means a bank or other financial institution to which a Bank seeks to transfer all or part of such Bank's rights and obligations hereunder;

        "TREATY ON EUROPEAN UNION" means the Treaty of Rome of 25 March 1957, as amended by the single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on 7 February 1992 and came into force on 1 November 1993).

        "UNPAID SUM" means the unpaid balance of any of the sums referred to in Clause 25.1 (Default Interest Periods);

        "U.S. GAAP" means generally accepted accounting principles in the United States of America;

        "UTILISATION" means a utilisation of the Facility hereunder by way of Advance or the issuance of a Letter of Credit;

        "UTILISATION DATE" means the date of a Utilisation, being the date on which an Advance is to be or has been made or a Letter of Credit is to be or has been issued; and

        "WORKING CAPITAL FACILITY" means the EUR 375,000,000 working capital facility entered into on or about the date hereof by the Holding Company and a group of banks;

        "WORKING CAPITAL LENDERS" means the financial institutions from time to time party to the Working Capital Facility as lenders.

1.2     Any reference in this Agreement to:

        an "AFFILIATE" of any person means any subsidiary or holding company of that person or any subsidiary of any such holding company, or any other person in which that person or any such person or subsidiary owns at least 20 per cent. of the equity share capital (or the like);

        the "AGENT", any "ARRANGER", any "BANK", any "BENEFICIARY", the "FRONTING BANK", the "SECURITY TRUSTEE" or the "OVERDRAFT BANK" shall be construed so as to include their respective Successors and any Successor of such Successor in accordance with their respective interests;

        "BARCLAYS CAPITAL" is a reference to Barclays Capital, the investment banking division of Barclays Bank PLC;

        a "CLAUSE" shall, subject to any contrary indication, be construed as a reference to a clause hereof;

        a Potential Event of Default or Event of Default is "CONTINUING" if it has not been remedied or waived.

        "DERIVATIVE TRANSACTION" includes any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect thereto and any combination in respect thereof);

        an "ENCUMBRANCE" shall be construed as a reference to a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person or any other type of preferential arrangement (including, without limitation, title transfer and retention arrangements) having a similar effect;

        the "EQUIVALENT" on any given date in one currency (the "FIRST CURRENCY") of an amount denominated in another currency (the "SECOND CURRENCY") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the mean rate of exchange quoted by the Frankfurt Currency Exchange on such date for the purchase of the first currency with the second currency;

        a "FINANCIAL STATEMENT" shall be construed as a reference to the balance sheet, profit and loss account and cash flow statement of any person;

        a "GUARANTEE" includes a guarantee, an indemnity and any other form of legally binding assurance against (or other arrangement intended to prevent or limit) loss in respect of any indebtedness for borrowed money of any person;

        a "HOLDING COMPANY" of a person shall be construed as a reference to any person of which the first-mentioned person is a subsidiary;

        "INDEBTEDNESS" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

        "INDEBTEDNESS FOR BORROWED MONEY" shall be construed, without double counting, as a reference to any indebtedness of any person for or in respect of:

        (a)     moneys borrowed (other than Subordinated Debt);

        (b) liabilities under any standby letter of credit, guarantees, acceptance credit, bills discounting facility or any receivables purchase, factoring or discounting arrangements (other than Letters of Credit);

        (c) amounts raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or similar instruments;

        (d) the amount of any liability in respect of leases or hire purchase contracts which would, in accordance with U.S. GAAP, be treated as finance or capital leases;

        (e)     the amount of any Deferred Consideration;

        (f) the amount of any liability in respect of any purchase price for assets or services (other than in connection with an Acquisition) the payment of which is deferred for a period in excess of 120 days;

        (g) amounts raised under any other transaction (including, without limitation, any sale and repurchase agreement or forward sale or purchase agreement) having the commercial effect of a borrowing (excluding any derivative transactions of the nature described in paragraph (h) below); and

        (h)     (for the purposes of Clause 24.7 (Cross-Default) and sub-clause
                23.2.2. of Clause 23.2 (Negative Covenants) only) interest rate or currency swaps, caps, floors, collars, forward sale or purchase contracts, contracts for differences or any option transactions, or any other treasury transactions or any other transaction entered into in connection with the management of risk related to indebtedness (and the amount of indebtedness for borrowed money in relation to any such transaction shall be the net amount not paid by the relevant member of the Financial Group);

        a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding Business Day PROVIDED THAT, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (and references to "months" shall be construed accordingly);

        "OPERATING EXPENSES" shall be construed to include all operating expenses (including, without limitation, management expenses) incurred in relation to the operation of the Systems operated by the Group or, prior to completion of the Reorganisation the Financial Group and the servicing of its Subscribers;

        a "PART" shall, subject to any contrary indication, be construed as a reference to a part hereof;

        a Bank's "PARTICIPATION" in relation to a Letter of Credit shall be construed as a reference to the rights and obligations of such Bank in relation to such Letter of Credit as are expressly set out in this Agreement;

        a "PERSON" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

        the "RELEVANT INTERBANK RATE" is a reference to:

        (a)     in relation to the euro, EURIBOR; or

        (b)     in relation to any other currency, LIBOR;

        a "SCHEDULE" shall, subject to any contrary indication, be construed as a reference to a schedule hereto;

        a "SUBSIDIARY" of a company, corporation or partnership shall be construed as a reference to any company, corporation or partnership:

        (a) which is controlled, directly or indirectly, by the first-mentioned company or corporation or partnership;

        (b) more than half the issued share capital or partnership share of which is beneficially owned, directly or indirectly, by the first-mentioned company, corporation or partnership; or

        (c) which is a subsidiary of another subsidiary of the first-mentioned company or corporation or partnership,

        and, for these purposes, a company, corporation or partnership shall be treated as being controlled by another if that other company, corporation or partnership is able to direct its affairs and/or to control the composition of its board of directors or equivalent body and/or to appoint or dismiss the general partner thereof;

        "TAX" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

        "VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time; and

        "WHOLLY-OWNED" means a company, corporation or partnership whose issued share capital or partnership shares are (i) 100 per cent. owned by its sole shareholder or (ii) in the case of a partnership, (x) 99 per cent. of its partnership shares are held by a limited partner and one partnership share is held by PrimaCom AG as a further limited partner while no partnership shares are held by the general partner or (y) 98 per cent of its partnership shares are held by PrimaCom AG as a limited partner and two per cent of the partnership shares are held by its general partner;

        the "WINDING-UP", "DISSOLUTION" or "ADMINISTRATION" of a person shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such person is incorporated or registered or any jurisdiction in which such person carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.3 "EUR" and "EURO" means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in EMU Legislation and "$" and "DOLLARS" denote lawful currency of the United States of America.

1.4 Save where the contrary is indicated, any reference in this Agreement to:

        1.4.1 any licence, consent, agreement or document shall be construed as a reference to such licence, consent, agreement or document as the same may have been, or may from time to time be, amended, varied, reissued, replaced, novated or supplemented;

        1.4.2 this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

        1.4.3 a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted; and

        1.4.4 a time of day shall unless otherwise specified be construed as a reference to Frankfurt am Main time.

1.5     Clause and Schedule headings are for ease of reference only.

1.6 Financial terms not specifically defined herein shall be construed in accordance with U.S. GAAP.

1.7     THIRD PARTY RIGHTS
        A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

2.      THE FACILITIES

2.1     GRANT OF FACILITY
        The Banks hereby grant to the Borrower, upon the terms and subject to the conditions hereof, a revolving loan and letter of credit facility in an aggregate amount of EUR 985,000,000 (available for drawing by way of (a) Advances denominated in euro and (b) Letters of Credit up to a maximum Euro Amount of EUR 10,000,000 denominated in dollars or euro).

2.2      GRANT OF THE OVERDRAFT FACILITY
        The Overdraft Bank hereby grants to the Borrower upon the terms and subject to the conditions of the Overdraft Letter and this Agreement, a denominated euro overdraft facility in an aggregate amount of EUR 15,000,000.

3.       PURPOSE

3.1      PURPOSE OF FACILITY
        The Facility shall be used by the Borrower, where appropriate through on-lending to PrimaCom Netherlands Holding B.V. or, as the case may be, the Operating Companies, for the following purposes:

         3.1.1    to refinance all Existing PrimaCom Indebtedness;

         3.1.2 to finance the Multikabel Acquisition (including related costs, fees, charges and expenses) and to refinance the Existing Multikabel Indebtedness;

         3.1.3 to finance Acquisitions (including related costs, fees, charges and expenses) and to refinance any indebtedness for borrowed money thereby acquired and/or to be applied to discharge indebtedness secured by any encumbrance attaching to any asset thereby acquired;

         3.1.4 to finance the capital expenditure of the Group and any costs, fees, charges and expenses incurred by the Group in connection with the implementation of the Facility and the Overdraft Facility or otherwise under the Facility Documents (for the avoidance of doubt, excluding interest);

         3.1.5 to finance distributions to the Holding Company in order (i) subject to the conditions set out in Clause 6.6 (Redemption Conditions) to purchase Senior Notes and/or (ii) to pay interest under the Working Capital Facility or upon any Senior Notes; and

         3.1.6    for working capital and general corporate purposes.

3.2 PURPOSE OF OVERDRAFT FACILITY The Overdraft Facility is to be used for general corporate and working capital purposes of the Group (including, for the avoidance of doubt, the making of Acquisitions).

3.3      APPLICATION
        The Borrower shall apply all amounts raised by it hereunder exclusively in or towards satisfaction of the above purposes and without prejudice to the obligations of the Borrower under Clause 3.1 (Purpose of the Facility) and Clause 3.2 (Purpose of the Overdraft Facility) above none of the Finance Parties shall be obliged to concern themselves with the application of amounts raised by the Borrower hereunder.

3.4      APPLICATION OF FIRST ADVANCE
        The first Utilisation Request delivered hereunder shall be in respect of an Advance which shall be applied to refinance all Existing PrimaCom Indebtedness and to pay all costs, fees and expenses incurred in connection with the implementation of the Facility and the Overdraft Facility.

3.5      MULTIKABEL ACQUISITION

         3.5.1 If the Borrower wishes to utilise the Facility to finance the Multikabel Acquisition and the related costs, fees, charges and expenses and/or to refinance any of the Existing Multikabel Indebtedness, the Borrower shall specify in the Utilisation Request that the requested Advance is a Multikabel Acquisition Advance.

         3.5.2 For the avoidance of doubt, no part of a Multikabel Acquisition Advance may be drawn for any purpose other than for the financing of the Multikabel Acquisition and the related costs, fees, charges and expenses and/or for the refinancing of any of the Existing Multikabel Indebtedness and no part of an Advance other than a Multikabel Acquisition Advance may be drawn for such purposes.

4.      CONDITIONS PRECEDENT

        Save as the Banks may otherwise agree, the Borrower may not deliver the first Notice of Drawdown to the Agent unless the Agent has confirmed to the Banks that it has received all of the documents listed in Schedule 3 (Condition Precedent Documents) and that such documents are in form and substance satisfactory the Agent.

5.      NATURE OF BANKS' AND BORROWER'S OBLIGATIONS

5.1     BANKS' OBLIGATIONS SEVERAL
        The obligations of each Bank, the Fronting Bank and the Overdraft Bank hereunder are several and not joint and the failure by a Bank, the Fronting Bank or the Overdraft Bank to perform its obligations hereunder shall not affect the obligations of any Obligor or the Holding Company towards any other party hereto nor shall any other party be liable for the failure by such Bank, the Fronting Bank or the Overdraft Bank to perform its obligations hereunder.

5.2     BANKS' RIGHTS SEVERAL
        The amounts outstanding at any time hereunder from each of the Obligors to any of the other parties hereto shall be a separate and independent debt and each such party shall be entitled to protect and enforce its individual rights arising out of this Agreement independently of any other party and it shall not be necessary for any party hereto to be joined as an additional party in any proceedings for this purpose.

5.3     DEFAULT IN OBLIGATIONS
        If any Bank, the Fronting Bank or the Overdraft Bank defaults in the performance of any of its obligations hereunder, the Agent shall endeavour to consult with the Borrower with a view to assisting the Borrower in deciding the appropriate action to be taken by the Borrower in order to replace the Bank concerned, the Fronting Bank or the Overdraft Bank with an alternative reputable bank or financial institution.

5.4     OBLIGATIONS OWED TO SECURITY TRUSTEE
        For the purposes of ensuring and preserving the validity and continuity of security rights to be granted under the laws of the Netherlands in relation to the obligations of the Obligors:

         5.4.1 each of the Obligors irrevocably and unconditionally undertakes to pay to the Security Trustee in its capacity as security trustee for the Beneficiaries all amounts whatsoever, without any limitation, owing by such Obligor to the Finance Parties or any of them, whether actually or contingently under and in accordance with the terms of this Agreement and the other Facility Documents upon such amounts becoming due and payable (such obligation and undertaking being hereinafter referred to as the "PARALLEL DEBT Obligations");

         5.4.2 each of the Obligors and the Security Trustee acknowledge that the Parallel Debt Obligations are obligations and liabilities of the Borrower to the Security Trustee in its capacity as security trustee under the Facility Documents separate and independent from, and without prejudice to, the identical obligations which the Borrower has to the other Finance Parties or any of them under this Agreement or any other Facility Document, provided that the total amount due and payable under or in respect of the Parallel Debt Obligations shall be decreased to the extent that the Borrower shall have paid any amounts to such other Finance Parties or any of them under this Agreement or any other Facility Document and vice-versa, it being agreed that any amount received by the Security Trustee in its capacity as security trustee will be applied towards satisfaction of the obligations of the Borrower towards the Finance Parties in accordance with the terms of this Agreement and the Security Trust Agreement;

         5.4.3 every payment by an Obligor of monies due by such Obligor and made to the Security Trustee in its capacity as security trustee for the Beneficiaries shall (conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application) be in satisfaction pro tanto of the covenant by such Obligor contained in sub-clause 5.4.1, PROVIDED THAT if any such payment as is mentioned above is subsequently avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, liquidation or similar laws of general application the Security Trustee shall be entitled to receive the amount of such payment from such Obligor and such Obligor shall remain liable to perform the relevant obligation and the relevant liability shall be deemed not to have been discharged; and

         5.4.4 nothing in this Clause 5.4 shall in any way negate or affect the obligations which any Obligor may have under or in respect of this Agreement or any other Facility Document to the Finance Parties or any of them.

6.      UTILISATION OF THE FACILITY

6.1     UTILISATION OF ADVANCES AND LETTERS OF CREDIT
        Save as otherwise provided herein, an Advance will be made by the Banks to the Borrower or, as the case may be, a Letter of Credit will be issued by the Fronting Bank at the request of the Borrower if:

         6.1.1 by not later than 10.00 a.m. London time on a day which is not more than ten nor less than three Business Days before the proposed Utilisation Date (or by such later time and date acceptable to the Agent), the Agent has received from the Borrower a Notice of Drawdown therefor, receipt of which shall oblige the Borrower to proceed with the Utilisation therein requested on the date therein stated upon the terms and subject to the conditions contained herein;

         6.1.2 the proposed Utilisation Date is a Business Day falling one month or more before the Final Maturity Date;

         6.1.3 the proposed Utilisation Date is not less than five Business Days after the Utilisation Date of any previous Utilisation (PROVIDED THAT, subject to sub-clause 6.1.5 below the Borrower shall be permitted to make more than one Utilisation on the same day);

         6.1.4 subject to the provisions of this Agreement regarding availability:

                  (a) in respect of an Advance, the proposed amount of such Advance (when aggregated with the amount of all other Advances, if any, to be drawn by the Borrower on the proposed Utilisation Date) is (x) a minimum amount of EUR 2,500,000 and if greater, an integral multiple of EUR 500,000 which is less than the amount of the Available Facility as at the relevant Utilisation Date and (assuming that there is no reduction or cancellation of the Facility during the Term of such Advance, save for a reduction scheduled to be made in accordance with Clause 12.2 (Reduction)) as at the last day of the proposed Term of such Advance or (y) equal to the lesser of (1) the amount of the Available Facility as at the relevant Utilisation Date and (2) (assuming that there is no reduction or cancellation of the Facility during the Term of such Advance, save for a reduction scheduled to be made in accordance with Clause 12.2 (Reduction)) the amount of the Available Facility as at the last day of the proposed Term of such Advance;

                  (b) in respect of a Letter of Credit, the proposed Euro Amount of such Letter of Credit (when aggregated with the Euro Amount of all other Letters of Credit, if any, to be issued on the proposed Utilisation Date)
                           (x) is a minimum amount of EUR2,500,000 and, if greater, an integral multiple of EUR 500,000 and, (y) when aggregated with the Letter of Credit Outstandings at such time does not exceed EUR 10,000,000 and (z) is less than or equal to the lesser of (1) the amount of the Available Facility as at the relevant Utilisation Date and (2) (assuming that there is no reduction or cancellation of the Facility during the proposed Term of such Letter of Credit, save for a reduction scheduled to be made in accordance with Clause 12.2 (Reduction)) the amount of the Available Facility as at its Expiry Date; and

                  (c) in respect of a Multikabel Acquisition Advance, in addition to the conditions specified in paragraph (a) above, the proposed amount of such Multikabel Acquisition Advance when aggregated with the amount of all other Multikabel Acquisition Advances outstanding as at the proposed Utilisation Date does not exceed EUR 372,550,000;

         6.1.5 there would not, immediately after such Utilisation, be more than ten Advances and Letters of Credit outstanding hereunder;


         6.1.6

                  (a) in respect of an Advance, the proposed Term of such Advance is a period of one, two, three or six months (or such other period as is agreed by the Banks) ending no later than the Final Maturity Date; and

                  (b) in respect of a Letter of Credit, its proposed Term is a period of not more than thirty-six months (or such other duration as the Banks may have previously agreed in writing) ending no later than the Final Maturity Date;

         6.1.7    on the proposed Utilisation Date either:

                  (a) no Event of Default or Potential Event of Default has occurred and is continuing; and

                  (b) the Repeated Representations are true on and as of the proposed Utilisation Date of such Advance or, as the case may be, such Letter of Credit,

         or each of the Banks agrees (notwithstanding any matter mentioned in paragraphs (a) or (b) above) to participate in the making of such Advance or, as the case may be, in the issue of such Letter of Credit; and

         6.1.8 the Notice of Drawdown relating to the proposed Utilisation certifies and demonstrates in form and substance satisfactory to the Agent, pro forma compliance with the financial covenants contained in Clause 22.1 (Total Leverage Ratio) and Clause 22.2 (Net Senior Leverage Ratio) of this Agreement as at the proposed Utilisation Date, any calculations made in relation thereto to be based on the most recently prepared financial statements delivered pursuant to Clause 21.1 (Financial Statements) but adjusted to take into account the amount of the proposed Utilisation. For the purposes of this Clause 6.1.8, and notwithstanding the provisions of Clause 22 (Financial Condition), each of the financial covenants contained in Clause 22.1 (Total

                  Leverage Ratio) and Clause 22.2 (Net Senior Leverage Ratio) shall be deemed to take effect as of the date hereof.

6.2     UTILISATION FOR ACQUISITIONS
        If the Borrower wishes to utilise any part of the Facility for any of the purposes described in sub-clause 3.1.3 of Clause 3.1 (Purpose of Facility) then:

        6.2.1 it shall only be entitled to deliver a Notice of Drawdown for such purposes if, in addition to satisfying the requirements of Clause 6.1 (Utilisation of Advances and Letters of Credit):

                (a)     the proposed Acquisition is of an Approved Target; or

                (b) where such proposed Acquisition is not of an Approved Target, the Consideration for such Acquisition (whether in a single transaction or Related Transactions) does not exceed EUR 50,000,000 when aggregated with the Consideration paid for all other such Acquisitions made in accordance with this sub-clause 6.2.1(b) or, if such aggregate amount exceeds EUR 50,000,000, then such Acquisition has been approved by the Majority Banks; and

        6.2.2 it shall only be entitled to draw an Advance or Advances for such purposes if ten Business Days prior to a proposed Acquisition where the Consideration for such Acquisition exceeds EUR 20,000,000, the Borrower has delivered to the Agent (for and on behalf of the Banks):

                (a) a certificate signed by the finance director of the Holding Company certifying and demonstrating in form and substance satisfactory to the Agent, pro forma compliance with the financial covenants contained in Clause 22 (Financial Condition) of this Agreement on the date of the Acquisition and thereafter until the Final Maturity Date (assuming for the purposes of this clause 6.2.2(a) that each of the financial covenants contained in Clause 22 (Financial Condition) takes effect as of the date hereof), through the provision of the pro forma accounts and projections delivered pursuant to paragraph
                        (b);

                (b) an updated pro forma business plan containing pro forma accounts and projections for the Financial Group as consolidated with the entity or business being acquired, prepared on an annual basis for each financial year until the Final Maturity Date and on a monthly basis in relation to the first twelve months following the Acquisition. Such projections shall be certified by the finance director of the Holding Company as having been based on reasonable assumptions prepared on a consistent basis to the projections delivered under sub-clause
                        21.1.3 of Clause 21.1 (Financial Statements) hereof and shall be calculated from the actual historical performance of the Financial Group and the entity or business being acquired, respectively, as indicated in their latest available financial statements; and

                (c) evidence satisfactory to the Agent that there is sufficient liquidity available under the Working Capital Facility (or from other identified sources) to fully fund such business plan.

6.3     EACH BANK'S PARTICIPATION IN ADVANCES AND LETTERS OF CREDIT
        Save as otherwise provided herein, each Bank will participate through its Facility Office in each Advance made or Letter of Credit issued pursuant to Clause 6.1 (Utilisation of Advances and Letters of Credit) in the proportion borne by its Available Commitment to the Available Facility immediately prior to the making of that Advance or the issue of such Letter of Credit.

6.4     REDUCTION OF AVAILABLE COMMITMENT
        If a Bank's Commitment is reduced in accordance with the terms hereof after the Agent has received the Notice of Drawdown (but before the Utilisation Date) for an Advance or a Letter of Credit, and such reduction was not taken into account in the Available Facility then the amount of that Advance or Letter of Credit shall be reduced accordingly.

6.5     OVERDRAFT FACILITY

        6.5.1 Subject to sub-clause 6.5.2 the Overdraft Bank and the Borrower agree that no amendment shall be made to the terms of the Overdraft Letter unless such amendments have been agreed by an Instructing Group.

        6.5.2 The interest rate or guarantee commission which shall be applied to the loan outstandings and liabilities in respect of guarantees forming part of the Overdraft Amount pursuant to the Overdraft Letter shall be the Overdraft Bank's normal overdraft rate or normal guarantee commission respectively applicable to a facility and obligor comparable with the Overdraft Facility and the Borrower from time to time.

        6.5.3 The Overdraft Bank shall not, without the prior written consent of an Instructing Group, terminate or make demand under the Overdraft Facility or call for cash collateral in respect of guarantees issued by it thereunder at any time before the Final Maturity Date and in any event no such termination or demand may be made prior to an Event of Default.

        6.5.4 Subject to sub-clause 6.5.3, if the Overdraft Facility is, with the prior written consent of an Instructing Group, terminated or demanded prior to the Final Maturity Date, the Overdraft Amount at such time (including for the avoidance of doubt, an amount equal to the unmatured contingent liabilities of the Overdraft Bank in respect of guarantees issued by it thereunder) shall be converted to form part of the Facility in accordance with the provisions set out in sub-clause 6.5.5.

        6.5.5   Upon termination or demand of the Overdraft Facility:


                (a) the Overdraft Amount at such time (including, for the avoidance of doubt, an amount equal to the unmatured contingent liabilities of the Overdraft Bank in respect of guarantees issued by it thereunder) shall become part of the Loan and shall be added to each Advance then outstanding hereunder pro rata;

                (b) each Bank's participation in each Advance shall be adjusted to ensure that each Bank participates in each Advance in the proportion which its Commitment bears to the aggregate amount of the Commitments of all the Banks and for these purposes the amount of the Overdraft Commitment of the Overdraft Bank shall be converted into Commitment under the Facility, and the Overdraft Bank shall have a Commitment as a Bank hereunder and be considered a Bank for the purposes of the Facility Documents (its Overdraft Commitment being simultaneously reduced to zero); and

                (c) such accession agreement as is necessary to give effect to this sub-clause 6.5.5 shall be entered into by the parties hereto and the Agent shall, in consultation with the Borrower, be entitled to agree such other amendments to the Facility Documents as may be necessary to give effect to the provisions set out in this sub-clause
                        6.5.5 or to ensure that the conversion takes place in an administratively convenient manner.

        6.5.6 The Overdraft Bank shall, from time to time, immediately upon the request of the Agent, notify the Agent of the Overdraft Amount.

        6.5.7 Any part of the Facility arising by way of the conversion from any amount equal to the unmatured contingent liabilities of the Overdraft Bank in respect of guarantees issued by it under the Overdraft Facility in accordance with sub-clauses 6.5.4 or 6.5.5 shall be made available by way of the cash collateralisation in favour of the Overdraft Bank of its unmatured contingent liabilities under such guarantee.

        6.6 REDEMPTION CONDITIONS The Borrower and the Holding Company agree that if the Borrower wishes to utilise any part of the Facility (the amount of any such utilisation being a "REDEMPTION UTILISATION") to finance distributions to the Holding Company in order to purchase Senior Notes then it shall only be entitled to do so if:

        6.6.1 the Redemption Utilisation is to finance a purchase of Senior Notes which takes place after 31 December 2001;

        6.6.2 the amount of such Redemption Utilisation, when aggregated with the total amount of all other Redemption Utilisations in any financial year does not exceed EUR35,000,000;

        6.6.3 on the Utilisation Date of the Redemption Utilisation the Borrower pays an amount equal to 0.5% of the amount of the Redemption Utilisation to the Agent for distribution to the Banks pro rata;

        6.6.4 the Borrower prepays an amount of the Facility in accordance with Clause 14.4 (Purchase of Senior Notes); and

        6.6.5 not less than three Business Days prior to the Utilisation Date of the Redemption Utilisation the Borrower has delivered to the Agent a certificate signed by the finance director of the Borrower certifying and demonstrating in form and substance satisfactory to the Agent that the Borrower will be able to comply with its obligations under Clause 12 (Repayment and Reduction) notwithstanding the Redemption Utilisation and the purchase of the Senior Notes.

7.      ISSUE OF LETTERS OF CREDIT

7.1     INFORMATION
        Each Notice of Drawdown in respect of a Letter of Credit shall, in addition to the information required pursuant to Clause 6.1 (Utilisation of Advances and Letters of Credit), specify the name and address of the recipient to which the relevant Letter of Credit should be delivered and shall have the proposed form of the Letter of Credit attached to it.

7.2     AUTHORITY TO ISSUE
        Subject to the provisions hereof, the Fronting Bank shall issue a Letter of Credit denominated in euros or dollars (as applicable) on the relevant Utilisation Date if:

        7.2.1 the identity of the recipient has been agreed by the Agent and the Fronting Bank (which may withhold its agreement if as a matter of bank policy the Fronting Bank does not enter into contractual relations with such recipient); and

        7.2.2 the form of the Letter of Credit has (if different from that set out in Part A or Part B of Schedule 11 (Forms of Letter of Credit and Guarantee) (as the case may be)) been agreed between the Borrower, an Instructing Group and the Fronting Bank by no later than two Business Days before delivery of the Notice of Drawdown.

 7.3    RESTRICTIONS ON PARTICIPATION IN LETTERS OF CREDIT
        If the issue of a proposed Letter of Credit to the proposed recipient is prohibited under any law, statute, regulation, order or decree to which a Bank or the Fronting Bank is subject or pursuant to any request from or requirement of any central bank or other fiscal, monetary or other authority to which a Bank or the Fronting Bank is subject, that Bank or, as the case may be, the Fronting Bank shall notify the Agent thereof by no later than the Utilisation Date and:

7.3.1   in respect of a Bank:

        (a) that Bank shall not be obliged to participate in such Letter of Credit;

        (b) the maximum actual and contingent liabilities of the Fronting Bank under such Letter of Credit shall be reduced by an amount equal to what would have been the amount of such Bank's L/C Proportion of the Letter of Credit Outstanding of such Letter of Credit if such prohibition in respect of such Bank had not occurred; and

        (c) such Bank shall (subject to the other provisions of this Agreement) be required to make an Advance to the Borrower in euro in an amount equal to the Original Euro Amount of what would have been the amount of such Bank's L/C Proportion of the Letter of Credit Outstanding of such Letter of Credit if such prohibition had not occurred and with an equivalent Term to the Term of such Letter of Credit (and any such Advance shall not be taken into account for the purpose of the limit set out in sub-clause 6.1.5 of Clause 6.1 (Utilisation of Advances and Letters of Credit); and

        7.3.2 in respect of the Fronting Bank, the Fronting Bank shall not be obliged to and shall not issue such proposed Letter of Credit.

7.4     COMPLETION OF LETTERS OF CREDIT
        The Fronting Bank is hereby irrevocably authorised to issue any Letter of Credit to be issued by it pursuant to Clause 7.2 (Authority to Issue) by:

        7.4.1 completing the issue date, the Expiry Date and all other relevant details of such Letter of Credit; and

        7.4.2 executing and delivering such Letter of Credit to the Borrower or, if the Borrower has so requested, to the relevant recipient (at the address specified by the Borrower) on the Utilisation Date.

8.      LIABILITIES UNDER LETTERS OF CREDIT

8.1     DEMANDS UNDER LETTERS OF CREDIT
        If, at any time, a demand for payment (the amount so demanded being herein referred to as the "AMOUNT DEMANDED") is made under a Letter of Credit the Fronting Bank shall promptly notify the Agent thereof and the Agent shall (upon such notification) notify the Borrower of such demand (with a copy to each Bank) and make demand of the Borrower for an amount equal to the Amount Demanded.

8.2     PAYMENT BY THE BORROWER
        The Borrower shall, immediately upon receipt by it of a demand made on it by the Agent under this Clause 8 and in any event no later than 11.00 a.m. on the first Business Day following receipt of the demand, pay to the Agent the Amount Demanded, such payment to be for the account of the Fronting Bank or, following payment by the Banks under Clause 8.3 (Payment by the Banks), the Banks.

8.3     PAYMENT BY THE BANKS

        If the Agent has not received the Amount Demanded in full from the Borrower in accordance with Clause 8.2 (Payment by the Borrower):

        8.3.1 the Agent shall make a written demand of each Bank for payment to the Agent, on the date which is two Business Days after the date of such demand, of an amount equal to each such Bank's L/C Proportion of the Amount Demanded; and

        8.3.2 each Bank shall, no later than 11.00 a.m. on the date two Business Days after the date of demand under sub-clause 8.3.1, pay to the Agent the amount so demanded of such Bank.

8.4     PAYMENT BY THE AGENT
        The Agent shall pay amounts received by it pursuant to Clause 8.2 (Payment by the Borrower) or Clause 8.3 (Payment by the Banks) to the Fronting Bank promptly upon receipt thereof and shall promptly inform the Banks of any such payments made pursuant to Clause 8.2 (Payment by the Borrower) or Clause 8.3 (Payment by the Banks).

8.5     BANKS' INDEMNITY TO FRONTING BANK
        Each Bank hereby (on a several basis) irrevocably and unconditionally agrees to indemnify and keep indemnified the Fronting Bank on demand against each and every sum paid or payable by the Fronting Bank to any beneficiary of a Letter of Credit issued by the Fronting Bank and also undertakes to indemnify and hold harmless the Fronting Bank on demand from and against all actions, proceedings, liabilities, costs (including without limitation, any costs incurred in funding any amount which falls due from the Fronting Bank under any Letter of Credit (and from the Banks hereunder)) claims, losses, damages and reasonable expenses which the Fronting Bank may at any time incur or sustain in connection with or arising out of the issue of any Letter of Credit by it other than those incurred or sustained as a result of the gross negligence or wilful misconduct of the Fronting Bank PROVIDED THAT the amount of each Bank's liability in respect of any amount demanded under this Clause 8.5 in respect of a Letter of Credit issued by a Fronting Bank shall be limited to each such Bank's L/C Proportion.

8.6     BORROWER'S INDEMNITY TO BANKS
        The Borrower hereby irrevocably and unconditionally agrees to indemnify and keep indemnified the Agent, each Bank and the Fronting Bank against each and every sum paid or payable by the Agent, any such Bank or the Fronting Bank under or in connection with any Letter of Credit requested by the Borrower and also undertakes to indemnify and hold harmless the Agent, each Bank and the Fronting Bank on demand from and against all actions, proceedings, liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from the Agent, any Bank or the Fronting Bank under any Letter of Credit or in connection with any such Letter of Credit), claims, losses, damages and expenses which the Agent, any Bank or the Fronting Bank may at any time incur or sustain in connection with or arising out of any such Letter of Credit and any costs incurred by the Agent, a Bank or the Fronting Bank in funding an Amount Demanded or a Banks' L/C Proportion thereof, as the case may be, prior to reimbursement.

8.7     RIGHT TO MAKE PAYMENTS UNDER LETTERS OF CREDIT
        Each Bank and the Fronting Bank shall be entitled to make any payment under or in respect of any Letter of Credit for which a demand has been made without any reference to or further authority from the Borrower or any other investigation or enquiry, need not concern itself with the propriety of any demand made or purported to be made under and in the manner required by the terms of any such Letter of Credit and shall be entitled to assume that any person expressed in any Letter of Credit or in any notice served pursuant to any such Letter of Credit to be entitled to make demands is so entitled and that any individual purporting to sign any such demand or notice on behalf of such person is duly authorised to do so; accordingly, it shall not be a defence to any demand made of the Borrower nor shall the obligations of the Borrower hereunder be impaired by the fact (if it be the case), that any Bank or the Fronting Bank was or might have been justified in refusing payment, in whole or in part, of the amounts demanded under the Letter of Credit or this Clause 8 (unless, through its gross negligence or wilful default, the Fronting Bank does not pay to or at the direction of the person who on the face of the Letter of Credit is the beneficiary thereof).

8.8     PRESERVATION OF FRONTING BANK RIGHTS
        Neither the several obligations of each Bank to the Fronting Bank hereunder nor the rights, powers and remedies conferred on the Fronting Bank by this Agreement or by law shall be discharged, lessened or impaired by any act, omission or circumstance whatsoever which, but for this provision, might operate to release or exonerate such Bank from all or part of such obligations or in any other way discharge, lessen or impair the same.

8.9     SETTLEMENT CONDITIONAL
        The several obligations of each Bank hereunder shall be in addition to, and shall not be in any way affected or prejudiced by, any guarantee, collateral or other security now or hereafter held by or on behalf of the Fronting Bank. The several obligations of each Bank hereunder to the Fronting Bank shall remain in full force notwithstanding the discharge of all sums payable hereunder or the release of any security held therefor if such discharge or release shall have been given or made in reliance on any assurance, payment or security which is avoided under any statute relating to winding-up, administration, insolvency or any kind of moratorium of debts or is otherwise avoided in any manner whatsoever and any discharge or release shall be conditional upon no assurance, security or payment being so avoided. If any such assurance, security or payment shall be so avoided or reduced, the Fronting Bank shall be entitled to recover hereunder as if no such discharge or release had been made.

8.10    PRESERVATION OF BANK AND FRONTING BANK RIGHTS
        Neither the obligations of the Borrower to the Banks and the Fronting Bank hereunder nor the rights, powers and remedies conferred on the Fronting Bank or any Bank by this Agreement or by law shall be discharged, lessened or impaired by any act, omission or circumstance whatsoever which, but for this provision, might operate to release or exonerate the Borrower from all or part of each obligation or in any other way discharge, lessen or impair the same. The obligations of the Borrower hereunder shall be in addition to, and shall not be in any way affected or prejudiced by, any guarantee, collateral or other security now or hereafter held by the Banks or the Fronting Bank.

8.11    SETTLEMENT CONDITIONAL
        The obligations of the Borrower hereunder to the Banks and the Fronting Bank shall remain in full force notwithstanding the discharge of all sums payable hereunder or the release of any security held therefor if such discharge or release shall have been given or made in reliance on any assurance, payment or security which is avoided under any statute relating to winding-up, administration, insolvency or any kind of moratorium of debts or is otherwise avoided in any manner whatsoever and any discharge or release shall be conditional upon no assurance, security or payment being so avoided. If any such assurance, security or payment shall be so avoided or reduced, the Banks and the Fronting Bank, as the case may be, shall be entitled to recover hereunder as if no such discharge or release had been made.

8.12    CERTIFICATE
        A certificate of any Bank or the Fronting Bank as to the amount paid out by the Bank or the Fronting Bank in respect of any Letter of Credit shall, save for manifest error, be conclusive and binding upon the Borrower and the Banks for the purpose of this Agreement and prima facie evidence of the payment of such amounts in any legal action or proceedings arising in connection herewith.

8.13    REVALUATION OF OUTSTANDINGS
        On each L/C Valuation Date, the Agent shall calculate the amount of the Letter of Credit Outstandings (having regard to changes in the Euro Amounts of the Letters of Credit which may arise as a result of currency fluctuations) and the Agent shall notify the Borrower of the amount, if any (the "EXCESS AMOUNT") by which the Letter of Credit Outstandings when aggregated with the Loan exceed the aggregate Commitments of the Banks and the Borrower shall:

        8.13.1 procure that the Fronting Bank's obligations under any Letters of Credit are reduced by an amount no less than the Excess Amount; or

        8.13.2 secure such Excess Amount by providing Cash Collateral in an amount no less than the Excess Amount.

9.      LETTER OF CREDIT COMMISSION AND FRONTING BANK FEE

9.1     LETTER OF CREDIT COMMISSION
        The Borrower shall, in respect of each Letter of Credit issued at its request, pay to the Agent for the account of each Bank (for distribution in proportion to each Bank's L/C Proportion of such Letter of Credit), a letter of credit commission ("LETTER OF CREDIT COMMISSION") in the currency in which the relevant Letter of Credit is denominated at the L/C Commission Rate on the maximum actual and contingent liabilities of the Fronting Bank under the relevant Letter of Credit. Such Letter of Credit Commission shall accrue during the period beginning on the date of issue of the relevant Letter of Credit and ending on its Expiry Date and shall be paid in arrear on each date on which commitment commission is payable pursuant to Clause 30.1 (Commitment Commission) during such period and on the Expiry Date of such Letter of Credit.

9.2     FRONTING BANK FEE
        The Borrower shall, in respect of each Letter of Credit, pay to the Fronting Bank the fees specified in the letter of even date herewith from the Fronting Bank to the Borrower at the times, and in the amounts specified in such letter.

10.     INTEREST

10.1    PAYMENT OF INTEREST
        On each Interest Payment Date relating to each Advance, the Borrower agrees to pay accrued interest on such Advance.

10.2    CALCULATION OF INTEREST
        The rate of interest applicable to each Advance from time to time during its Term shall be the rate per annum which is the sum of the Margin, the Mandatory Costs Rate in respect thereof at such time and EURIBOR on the Quotation Date therefor.

10.3    MARGIN
        The Margin applicable to each Advance during its Term shall be the rate per annum indicated in the table below opposite the ratio of Total Debt to Annualised EBITDA, as determined on the Quotation Date for such Term, by reference to the financial performance of the Financial Group during the most recent Quarterly Period for which financial statements have been provided in accordance with sub-clause 21.1.2 of Clause 21.1 (Financial Statements) save that for the period from the Closing Date until the date falling twelve months thereafter the Margin shall be 2.5% per annum:

        TOTAL DEBT TO                                                  MARGIN
        ANNUALISED EBITDA RATIO
        greater than or equal to 7.50 : 1.00                           2.25%

        less than 7.50 : 1.00
        but greater than or equal to 7.00 : 1.00                       2.00%

        less than 7.00 : 1.00
        but greater than or equal to 6.00 : 1.00                       1.50%

        less than 6.00 : 1.00
        but greater than or equal to 5.00 : 1.00                       1.25%

        less than 5.00 : 1.00                                          1.00%
        but greater than or equal to 4.00 : 1.00


        less than 4.00 : 1.00                                          0.75%
        but greater than or equal to 3.00 : 1.00

        less than 3.00 : 1.00                                          0.50%

        PROVIDED ALWAYS that after the date which falls twelve months after the Closing Date (a) no reduction in the Margin shall occur at any time while a Potential Event of Default has occurred and is continuing and
        (b) upon the occurrence of an Event of Default and for so long as such Event of Default is continuing the Margin shall revert to 2.25% per annum and PROVIDED FURTHER THAT any suspension of the reduction in the Margin or, as the case may be, any increase in the Margin to 2.25% shall be in effect for as long as such Potential Event of Default or Event of Default, as applicable, is continuing.

11.     MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES

        If, in relation to any Advance:

        11.1.1 EURIBOR is to be determined by reference to Reference Banks and the Agent determines that at or about 11.00 a.m., London time, on the Quotation Date for the Term in respect of such Advance none or only one of the Reference Banks was offering to leading banks in the London interbank market deposits in euros for the proposed duration of such Term; or

        11.1.2 before the close of business in London on the Quotation Date for the Term in respect of any Advance the Agent has been notified by a Bank or each of a group of Banks to which in aggregate fifty per cent. or more of the Loan is (or, if an Advance were then made, would be) owed that EURIBOR does not accurately reflect the cost to it of funding its participation in such Advance; or

        11.1.3 by reason of circumstances affecting the European interbank market during any period of three consecutive Business Days, EURIBOR is not available for euro to prime banks in the European interbank market, then, notwithstanding the provisions of Clause 10 (Interest):

        (a)     the Agent shall notify the Borrower and the Banks of such event;

        (b) if the Advance concerned is not a Rollover Advance, such Advance shall not be made;

        (c) if the Advance concerned is a Rollover Advance, the duration of the Term in respect of the Advance shall be one month;

        (d) if the Advance concerned is a Rollover Advance, the rate of interest applicable to such Advance from time to time during the Term in respect of such Advance shall be the rate per annum which is the sum of the Margin, the Mandatory Costs Rate in respect thereof and the rate per annum determined by the Agent to be the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest whole multiple of one-sixteenth of one per cent.) of the rates notified by each Bank to the Agent before the last day of such Term to be those which express as a percentage rate per annum the cost to each Bank of funding from whatever sources it may reasonably select its portion of such Advance during such Term; and

(e) if the Agent or the Borrower so requires, within five days of notification by the Agent pursuant to paragraph (a) the Agent and the Borrower shall enter into negotiations with a view to agreeing a substitute basis for determining the rates of interest which may be applicable to Advances in the future and/or the terms upon which any Advance shall be maintained in the future (whether in euros or another currency) and any such substitute basis that is agreed shall take effect in accordance with its terms and be binding on each party hereto PROVIDED THAT the Agent may not agree any such substitute basis without the prior consent of each Bank.

12.     REPAYMENT AND REDUCTION

12.1    REPAYMENT
        The Borrower shall repay each Advance made to it in full on the last day of the Term relating thereto. The Borrower shall not repay all or any part of any Advance outstanding hereunder except at the times and in the manner expressly provided herein but, subject to the terms and conditions hereof, shall be entitled to reborrow any Advance or part thereof repaid. The Facility shall be repaid in full on the Final Maturity Date.

12.2    REDUCTION

        12.2.1 The amount of the Facility shall be reduced in accordance with the reduction schedule set out in Schedule 12 (Facility Reduction Schedule) so that on each of the Reduction Dates specified therein (or if such date is not a Business Day, on the next succeeding Business Day) the Facility Amount on such date shall be reduced by an amount equal to the amount obtained by multiplying the Facility Amount on the Closing Date by the percentage set opposite such Reduction Date.

        12.2.2 If the Borrower cancels the whole or any part of the Commitments in accordance with Clause 13.1 (Cancellation) or if the Commitment of any Bank is reduced pursuant to Clause 14.4 (Application of Reduction) or Clause 18 (Illegality), then the amount of the reduction to be made on each Reduction Date thereafter will reduce pro rata by the amount so cancelled.

12.3    APPLICATION OF REDUCTION
        Reduction of the Facility shall be made as follows:

        12.3.1 the amount by which the Facility Amount is to be reduced in accordance with Clause 12.2 (Reduction) shall be cancelled and such cancellation shall reduce the Available Commitment and the Commitment of each Bank ratably;

        12.3.2 if as a result of such cancellation the aggregate of the amount of the Loan and Letter of Credit Outstandings would exceed the Facility Amount (as reduced by such cancellation) (the amount of such excess being the "EXCESS AMOUNT") then the Borrower shall, subject to the provisions of Clause 25.4 (Break Costs), repay an amount of the Loan equal to such Excess Amount by repaying one or more Advances (or part thereof) as appropriate (which may not be reborrowed at any time thereafter) on such Reduction Date PROVIDED THAT if such Excess Amount exceeds the total amount of all Advances outstanding hereunder, the Borrower shall provide Cash Collateral to the Banks in relation to that proportion of Letter of Credit Outstandings necessary to ensure that the Letter of Credit Outstandings do not exceed the Facility Amount; and

        12.3.3 if Advances are required to be repaid pursuant to sub-clause 12.3.2, the first Advances to be repaid shall be Multikabel Acquisition Advances.

13.     CANCELLATION AND VOLUNTARY PREPAYMENT

13.1    CANCELLATION
        The Borrower may, by giving to the Agent not less than fifteen days' prior written notice to that effect, cancel the whole or any part (being an amount of EUR 2,500,000 or any larger sum which is an integral multiple of EUR 250,000) of the Available Facility without premium or penalty. Any such cancellation shall reduce the Available Commitment and the Commitment of each Bank rateably. Any amounts so cancelled may not be reinstated.

13.2    PREPAYMENT
        The Borrower may, if it has given to the Agent not less than fifteen days' prior written notice to that effect, prepay the whole or any part (being an amount of EUR 2,500,000 or any larger sum which is an integral multiple of EUR 250,000) of an Advance, without premium or penalty save that the Borrower may not voluntarily prepay any Advance which is not a Multikabel Acquisition Advance until all the Multikabel Acquisition Advances have been repaid in full. Subject to the terms and conditions hereof, the Borrower shall be entitled to reborrow any Advance or part thereof prepaid in accordance with this Clause 13.2.

13.3    NOTICE
        Any notice of cancellation or prepayment given by the Borrower pursuant to Clause 13.1 (Cancellation) or Clause 13.2 (Prepayment) shall be irrevocable, shall specify the date upon which such cancellation or prepayment is to be made and the amount of such cancellation or prepayment and, in the case of a notice of prepayment, shall oblige the Borrower to make such prepayment on such date.

13.4    NOTICE OF REMOVAL OF A BANK OR FRONTING BANK
        If:

        13.4.1 any sum payable to any Bank or the Fronting Bank by an Obligor is required to be increased pursuant to Clause 15.1 (Tax Gross-Up); or

        13.4.2 any Bank or the Fronting Bank claims indemnification from the Borrower under Clause 15.2 (Tax Indemnity) or Clause 17.1 (Increased Costs)

        the Borrower may, whilst such circumstance continues, give the Agent at least fifteen Business Days' notice (which notice shall be irrevocable) of its intention (a) if such circumstance relates to a Bank to cancel, repay and/or provide Cash Collateral in respect of the Commitment of such Bank or (b) if such circumstance relates to the Fronting Bank, to procure the cancellation of or provide Cash Collateral in respect of the Fronting Bank's Letters of Credit.

13.5    REMOVAL OF A BANK OR FRONTING BANK
        On the day the notice referred to in Clause 13.4 (Notice of Removal of a Bank or the Fronting Bank) expires:

        13.5.1 (if such circumstance relates to a Bank) the Borrower shall repay such Bank's portion of the Advances and shall procure either that such Bank's L/C Proportion of each relevant Letter of Credit be reduced to zero (by reduction of the amount of such Letter of Credit in an amount represented by such Bank's L/C Proportion) or that Cash Collateral be provided in an amount equal to such Bank's L/C Proportion of such Letter of Credit); and

        13.5.2 (if such circumstance relates to the Fronting Bank) the Borrower shall procure that the Fronting Bank's liability under each Letter of Credit issued by it shall either be reduced to zero or otherwise secured (to the satisfaction of the Fronting Bank acting reasonably) by the Borrower providing Cash Collateral in an amount equal to the Fronting Bank's maximum actual and contingent liabilities under each such Letters of Credit.

13.6    NO OTHER REPAYMENTS
        The Borrower shall not repay all or any part of any Advance except at the times and in the manner expressly provided for in this Agreement.

14.     MANDATORY PREPAYMENT

14.1    EXCESS CASH FLOW
        If in respect of the financial year ending 31 December 2002 or any financial year thereafter the Financial Group achieves any Excess Cash Flow (calculated by reference to the audited consolidated financial statements of the Financial Group for the relevant financial year), the Borrower shall, within one hundred and twenty (120) days of the end of such financial year notify the Agent of the amount of such Excess Cash Flow and an amount equal to 50% of such Excess Cash Flow shall, upon such notification, be applied in prepayment and cancellation of the Facility in accordance with Clause 14.5 (Application of Reduction), PROVIDED THAT if, in respect of any financial year, the ratio of Net Senior Debt (calculated on the last day of such financial year) to Annualised EBITDA is less than 2.5:1.00, then no such prepayment and cancellation of the Facility shall be made in respect of such financial year.

14.2    DISPOSALS

        An amount equal to:

        (a) any Disposal Consideration received by any member of the Group from any Asset Disposal less any Permitted Disposal Expenses; or

        (b) any excess of estimated corporation tax or trade tax referable to an Asset Disposal over the amounts of such tax actually payable,

        shall, on the first Business Day falling 180 days after receipt thereof, be applied in prepayment and cancellation of the Facility in accordance with Clause 14.5 (Application of Reduction) unless such amounts are reinvested in the Group or used to fund (in whole or in part) an Acquisition within one hundred and eighty (180) days of the receipt thereof.

        The Borrower shall notify the Agent promptly upon receipt of any amounts referred to in (a) or (b) above.

14.3    WORKING CAPITAL FACILITY
        An amount equal to the amount of any Forced Drawing under the Working Capital Facility shall, promptly upon receipt by the Borrower of such amount, be applied in prepayment and cancellation of the Facility in accordance with Clause 14.5 (Application of Reduction).

        The Borrower shall notify the Agent promptly upon receipt of any such amount.



14.4    PURCHASE OF SENIOR NOTES
        An amount equal to two times the amount of any Redemption Utilisation shall, on the Utilisation Date of such Redemption Utilisation, be applied in prepayment and cancellation of the Facility in accordance with Clause 14.5 (Application of Reduction).

14.5    APPLICATION OF REDUCTION
        Any amount to be applied in payment and cancellation of the Facility pursuant to Clause 14.1 (Excess Cash Flow), Clause 14.2 (Disposals), Clause 14.3 (Working Capital Facility) or Clause 14.4 (Purchase of Senior Notes) a "REDUCTION AMOUNT") shall be applied as follows:

        14.5.1 the Borrower shall repay an amount of the Loan equal to such Reduction Amount by repaying the whole or part of an Advance (which may not be reborrowed at any time thereafter) on the first Interest Payment Date following the date on which such Reduction Amount falls to be applied. If the Reduction Amount exceeds the amount of the Advance to which such Interest Payment Date relates, the Borrower shall repay Advances (which may not be reborrowed at any time thereafter) on each succeeding Interest Payment Date until the full amount has been prepaid;

        14.5.2 if, on the date on which such Reduction Amount falls to be applied, such Reduction Amount together with any other Reduction Amount then applicable, exceeds the total amount of all Advances outstanding hereunder at such time, an amount of the Available Facility and an amount of the Facility Amount, in each case equal to such excess, shall be cancelled and such cancellation shall reduce the Available Commitment and the Commitment of each Bank rateably and shall be applied pro rata against each reduction of the Facility to be made on the Reduction Dates falling thereafter;

        14.5.3 if (following the application of sub-clauses 14.4.1 and 14.4.2 above) on the date on which such Reduction Amount falls to be applied, such Reduction Amount together with any other Reduction Amount then applicable, exceeds the aggregate of the total amount of all Advances outstanding hereunder at such time and the amount of the Available Facility at such time, the Borrower shall provide Cash Collateral in relation to that proportion of Letter of Credit Outstandings equal to such excess; and

        14.5.4 if Advances are required to be repaid pursuant to sub-clause 14.4.1, the first Advances to be repaid shall be Multikabel Acquisition Advances.

14.6    CHARGED ACCOUNT

        14.6.1 All amounts falling within paragraphs (a) or (b) of Clause 14.2 (Disposals) shall be paid into the Charged Account pending any withdrawal for application as permitted in Clause 14.2 (Disposals).

        14.6.2 Subject in the case of Clause 14.2 (Disposals) to the provisions of sub-clause 14.5.1 above, amounts to be prepaid in accordance with Clauses 14.1 (Excess Cash Flow), 14.2 (Disposals), Clause
                14.3 (Working Capital Facility) or Clause 14.4 (Purchase of Senior Notes), shall be paid into the Charged Account for application in accordance with Clause 14.5 (Application of Reduction).

15.     TAXES

15.1    TAX GROSS-UP
        All payments to be made by any Obligor to any person under any Facility Document shall be made free and clear of and without deduction for or on account of tax unless such Obligor is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by such Obligor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, such person receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

15.2    TAX INDEMNITY
        Without prejudice to Clause 15.1 (Tax Gross-up), if any Finance Party or the Agent on its behalf is required to make any payment of or on account of tax on or in relation to any sum received or receivable hereunder (including any sum deemed for purposes of tax to be received or receivable by such person whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party or the Agent on its behalf, the Borrower shall, upon demand of the Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, PROVIDED THAT this Clause 15.2 shall not apply to:

        15.2.1 any tax imposed and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated; or

        15.2.2 any tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located.

16.     TAX RECEIPTS

16.1    NOTIFICATION OF REQUIREMENT TO DEDUCT TAX
        If, at any time, any Obligor is required by law to make any deduction or withholding from any sum payable by it under any Facility Document (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Obligor shall promptly notify the Agent.

16.2    EVIDENCE OF PAYMENT OF TAX
        If any Obligor makes any payment under any Facility Document in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Agent for each Finance Party, within thirty days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Finance Party's share of such payment.

16.3    TAX CREDIT PAYMENT
        If any Obligor makes a payment under Clause 15 (Taxes) for account of any person and such person, in its sole opinion, determines that it has received or been granted a credit against or relief or remission for, or repayment of tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, such person shall, to the extent that it can in its sole discretion do so, without prejudice to the retention of the amount of such credit, relief, remission or repayment pay to such Obligor such amount as such person shall, in its sole opinion, have calculated to be attributable to such tax. If an Event of Default or Potential Event of Default has occurred and is continuing, any such payment may be paid to such interest bearing account as the Agent may in its absolute discretion select and be held as security for the performance of the obligations of such Obligor under the Facility Documents. Nothing herein contained shall interfere with the right of a person to arrange its tax affairs in whatever manner it thinks fit and, in particular, no person shall be under any obligation to claim credit, relief, remission or repayment from or against its corporate profits or similar tax liability in respect of the amount of such deduction or withholding or payment on account of tax in priority to any other claims, reliefs, credits or deductions available to it, nor oblige any person to disclose any information relating to its tax affairs or any of its tax computations.

16.4     TAX CREDIT CLAWBACK
        If any Finance Party makes any payment to an Obligor pursuant to Clause
        16.3 (Tax Credit Payment) and such Finance Party subsequently determines, in its sole opinion acting in good faith, that the credit, relief, remission or repayment in respect of which such payment was made was not available or has been withdrawn or that it was unable to use such credit, relief, remission or repayment in full, such Obligor shall reimburse such Finance Party such amount as such Finance Party determines, in its sole opinion acting in good faith, is necessary to place it in the same after-tax position as it would have been in if such credit, relief, remission or repayment had been obtained and fully used and retained by such Finance Party.

17.      INCREASED COSTS

17.1     INCREASED COSTS
        Subject to Clause 17.4 (Exclusions) the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or its holding company as a result of (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

        In this Agreement "INCREASED COSTS" means:

        17.1.1 a reduction in the rate of return from the Facility or on a Finance Party's (or its holding company's) overall capital;

        17.1.2  an additional or increased cost; or

        17.1.3 a reduction of any amount due and payable under any Finance Document,

        which is incurred or suffered by a Finance Party or its holding company to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Facility Document.

17.2     NOTIFICATION
         A Finance Party intending to make a claim pursuant to Clause 17.1 (Increased Costs) shall notify the Agent of the event by reason of which it is entitled to do so within 60 days of the date upon which such Finance Party's Facility Office became aware of its entitlement to make such a claim and the amount thereof, whereupon the Agent shall notify the Borrower thereof (giving reasonable details of how such cost, reduction in rate of return, increased cost or liability has been calculated) PROVIDED THAT nothing herein shall require such Finance Party to disclose any confidential information relating to the organisation of its affairs.

17.3     NO LIABILITY FOR DELAY
         The Borrower shall not be obliged to indemnify any person for any part of any cost, reduction in rate of return, increased cost or liability under Clause 17.1 (Increased Costs) which would otherwise be payable if such amount was incurred solely by reason of an unreasonable delay in the relevant Finance Party notifying the Agent of the event by which it is entitled to be so indemnified after the relevant person has become aware of the occurrence of such event and can compute a reasonable estimate of the amount of such cost, reduction in rate of return, increased cost or liability.

17.4     EXCLUSIONS
         Notwithstanding Clause 17.1 (Increased Costs) above, the Borrower shall not be obliged to make any payment pursuant thereto to the extent that the relevant cost, reduction in rate of return, increased cost or liability:

         17.4.1 results from compliance with a relevant request or requirement not having the force of law unless compliance therewith is customary on the part of financial institutions in the position of the Finance Party concerned;

         17.4.2 to the extent that such cost, reduction in rate of return, increased cost or liability is compensated under any other provision of this Agreement;

         17.4.3 results from the relevant Finance Party having exceeded a limit, or failed to comply with an obligation, in effect at the date hereof, by reason of having agreed to the terms hereof; or

         17.4.4 attributable to the wilful breach by the relevant Finance Party or its affiliates of any law or regulation.

18.      ILLEGALITY
         If, at any time, it is unlawful for a Bank or the Fronting Bank to make, fund, issue, participate in or allow to remain outstanding all or any of the Advances or Letters of Credit, then that Bank or the Fronting Bank shall, promptly after becoming aware of the same, deliver to the Borrower through the Agent a certificate to that effect and, unless such illegality is avoided in accordance with Clause 19 (Mitigation):

18.1.1 such Bank or the Fronting Bank shall not thereafter be obliged to make Advances or issue or participate in Letters of Credit hereunder and the amount of its Available Commitment shall be immediately reduced to zero; and

18.1.2   if the Agent on behalf of such Bank or the Fronting
         Bank so requires, the Borrower shall on the latest date as is, in the Bank's or the Fronting Bank's sole opinion, the latest date permitted by law or, if such date cannot be ascertained by the Bank or the Fronting Bank, upon such date as the Agent shall have reasonably specified on the instructions of such Bank or the Fronting Bank:

         (a) repay such Bank's share of any outstanding Advances together with accrued interest thereon and all other amounts owing to such Bank hereunder; and

         (b) procure that the liabilities of such Bank or the Fronting Bank in respect of all the Letter of Credit Outstandings are promptly reduced to zero or otherwise secured by providing Cash Collateral acceptable to such Bank or the Fronting Bank in respect thereof.

19.      MITIGATION

         If, in respect of any Bank, circumstances arise which would or would upon the giving of notice result in:

         19.1.1 the reduction of its Available Commitment to zero pursuant to sub-clause 18.1.1 of Clause 18 (Illegality); or

         19.1.2 a requirement to make an additional payment under Clause 15.1 (Tax Gross-up) or a claim for indemnification pursuant to Clause 15.2 (Indemnification) or Clause 17 (Increased Costs),

         then, without in any way limiting, reducing or otherwise qualifying the rights of such Bank or the obligations of the Borrower under any of the Clauses referred to in sub-clauses 19.1.1 and 19.1.2 such Bank shall promptly upon its Facility Office becoming aware of the same notify the Agent thereof and, take such steps as such Bank considers at its sole discretion appropriate to mitigate the effects of such circumstances including the transfer of its Facility Office to another jurisdiction or the transfer of its rights and obligations hereunder to another financial institution willing to participate in the Facility PROVIDED THAT such Bank shall be under no obligation to take any such action if, in the opinion of such Bank in its sole discretion, to do so might have any adverse effect upon its business, operations, financial condition or tax affairs.

20.      REPRESENTATIONS

20.1 The Holding Company and each Obligor party hereto acknowledges that each Finance Party has entered into this Agreement and participated in the Facility (which is or will be syndicated on an international basis) in full reliance on the representations in this Clause 20 which are made and given without prejudice to the applicability of the

         General Business Conditions of Chase Manhattan Bank AG referred to in Clause 47.2 (Overdraft Facility).

20.2     REPRESENTATIONS
         The Holding Company and each Obligor represents that:

         20.2.1 Status it is a limited company, a stock corporation, a limited partnership or, as the case may be, a corporation duly formed, registered and validly existing under the laws of its Relevant Jurisdiction;

         20.2.2 Capacity it has the capacity, power and authority to own its own property and to conduct its business as it is now being conducted and to enter into the Facility Documents and the Relevant Contracts to which it is a party and to exercise its rights and perform its obligations thereunder;

         20.2.3 Authorisation all action required to authorise the execution, delivery and performance of the Facility Documents and the Relevant Contracts to which it is party has been duly taken;

         20.2.4 No Deduction or Withholding under the laws of its Relevant Jurisdiction in force at the date hereof, it will not be required to make any deduction or withholding from any payment it may make under any of the Facility Documents;

         20.2.5 Pari Passu under the laws of its Relevant Jurisdiction in force at the date hereof, the claims of each Finance Party against it under:

                  (a) the Facility Documents (other than the Security Documents) to which it is a party will rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application; and

                  (b) the Security Documents to which it is a party rank ahead of the claims of all its other creditors (save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application and other than, if and to the extent applicable, creditors with the benefit of Permitted Encumbrances) against the assets the subject of the encumbrances created by such Security Documents;

         20.2.6 No Immunity in any proceedings taken in its Relevant Jurisdiction in relation to any of the Facility Documents, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process;

         20.2.7 Governing Law and Judgements in any proceedings taken in its Relevant Jurisdiction in relation to any of the Facility Documents, the choice of English law or, as the case may be, German law or Dutch law as the governing law of the Facility Documents and any judgement obtained in England or, as the case may be, Germany or The Netherlands will be recognised and enforced, in such Relevant Jurisdiction subject to any qualifications as to matters of law in the legal opinions to be delivered in connection herewith;

         20.2.8 Validity and Admissibility in evidence all acts, conditions and things required to be done, fulfilled, performed and obtained (including, without limitation, the obtaining of any necessary consents) in order (a) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Facility Documents and the Relevant Contracts to which it is a party, (b) to ensure that the obligations expressed to be assumed by it in the Facility Documents and the Relevant Contracts to which it is a party are legal, valid and binding and (c) to make the Facility Documents and the Relevant Contracts to which it is a party admissible in evidence in the forum selected in the relevant document have been done, fulfilled, performed and obtained;

         20.2.9 No Filing or Stamp Taxes under the laws of its Relevant Jurisdiction in force at the date hereof, it is not necessary that any of the Facility Documents or the Relevant Contracts be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to any of the Facility Documents or Relevant Contracts, save for (i) the notarisation in Germany of the Share Pledges and any mortgages and (ii) the notarisation of the instruments constituting the Target Security, the Initial Dutch Share Pledge, the PrimaCom Management Second Dutch Share Pledge and the PrimaCom Netherlands Account and Inter-Company Loan Pledge in the Netherlands;

         20.2.10 Binding Obligations the obligations expressed to be assumed by it in the Facility Documents and the Relevant Contracts to which it is a party are legal and valid obligations binding on it and enforceable in accordance with the terms thereof, subject to any qualifications as to matters of law in the legal opinions delivered or to be delivered in connection herewith or therewith; and

         20.2.11 Information Systems the computer and management information systems of the Group are sufficient to permit the Group to conduct its business without Material Adverse Effect.

20.3 FURTHER REPRESENTATIONS The Holding Company (with respect to itself and each member of the Group) and the Borrower with respect to itself and each of its subsidiaries only) further represent (in the case of sub-clauses 20.3.4, 20.3.5 and 20.3.6 (in each case insofar as they relate to the Original Financial Statements referred to in paragraph
         (b) of the definition thereof) and sub-clauses 20.3.11, 20.3.12 and 20.3.13, in all such cases to the best of its knowledge and belief having made all reasonable enquiries) that:

         20.3.1 No Winding-up no member of the Financial Group has taken any corporate action nor have any other formal steps been taken or legal proceedings been started or, to the best of its knowledge and belief, threatened against it for its winding-up, dissolution, administration or re-organisation, as the case may be, or for the appointment of a receiver, preliminary receiver, trustee or similar officer of it or them or of any or all of its or their assets or revenues (other than a solvent reorganisation on terms and conditions approved by an Instructing Group);

         20.3.2 No Material Defaults no member of the Financial Group is in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which would be likely to have a Material Adverse Effect;

         20.3.3 No Material Proceedings no action, arbitration proceeding or administrative proceeding of or before any court or agency has been started or, to the best of its knowledge and belief, threatened which has a reasonable prospect of success and which, if it succeeded, would be likely to have a Material Adverse Effect;

         20.3.4 Original Financial Statements the Original Financial Statements referred to in paragraph (a) of the definition of Original Financial Statements were prepared in accordance with US GAAP and the financial statements referred to in paragraph
                  (b) of the definition of Original Financial Statements were prepared in accordance with Dutch GAAP in each case consistently applied and (in conjunction with the notes thereto) fairly represent in accordance with US GAAP or Dutch GAAP, as the case may be, the financial condition and operations of the Financial Group in the case of the financial statements referred to in paragraph (a) of the definition of Original Financial Statements and, in the case of the financial statements referred to in paragraph (b) of the definition of Original Financial Statements, of the Multikabel Group during the financial year then ended;

         20.3.5 No Material Adverse Change since publication of the Original Financial Statements there has been no material adverse change in the business or financial condition of the Financial Group taken as a whole or, as the case may be, the Multikabel Group taken as a whole;

         20.3.6 Written Information (a) all of the written information supplied by or on behalf of any member of the Financial Group and its advisers to the Finance Parties or any of them or their advisers in connection with any Facility Document on or prior to the date hereof and relating to any member of the Financial Group is true, complete and accurate in all material respects and (b) it is not aware of any material facts or circumstances that have not been disclosed to the Finance Parties or any of them;

         20.3.7 Encumbrances save for Permitted Encumbrances (i) no encumbrance exists over all or any of the assets of the Financial Group and (ii) the execution by the Holding Company and each of the Obligors of the Facility Documents and the Relevant Contracts to which it is a party and the exercise by such Obligor or the Holding Company of its rights and performance of its obligations thereunder will not result in the existence of nor oblige any member of the Financial Group to create any encumbrance over all or any of its present or future revenues or assets (other than those hereunder or under the Security Documents);

         20.3.8 Execution of Facility Documents and Relevant Contracts the execution by the Holding Company and each of the Obligors of the Facility Documents and the Relevant Contracts to which it is a party and its exercise of its rights and performance of its obligations thereunder do not and will not:

                  (a) conflict with any agreement, mortgage, bond or other instrument or treaty to which any member of the Financial Group is a party or which is binding upon them or any of their assets;

                  (b) conflict with the constitutive documents and rules and regulations of any member of the Financial Group; or

                  (c) conflict with any applicable law, regulation or official or judicial order;

         20.3.9 Private and Commercial Acts the execution by each of the Holding Company and each Obligor of the Facility Documents and the Relevant Contracts to which it is a party constitutes, and its exercise of its rights and performance of its obligations hereunder or thereunder will constitute, private and commercial acts done and performed for private and commercial purposes;

         20.3.10 Environmental Compliance each member of the Group has (a) at all times complied with all Environmental Laws and Environmental Licences and (b) obtained and maintained in full force and effect all Environmental Licences, save to the extent in each case that failure so to do would not be likely to have a Material Adverse Effect, and there are no facts or circumstances entitling any such Environmental Licences to be revoked, suspended, amended, varied, withdrawn or not renewed in circumstances which would be likely to give rise to a Material Adverse Effect;

         20.3.11 Environmental Claims no Material Environmental Claim is pending or has been made or, to the best of its knowledge and belief, threatened against any member of the Group;

         20.3.12 Sufficiency of Intellectual Property Rights the Intellectual Property Rights owned by or licensed to the members of the Group are all the Intellectual Property Rights required by them in order to carry out, maintain and operate their respective businesses, properties and assets and no member of the Group in carrying on its respective businesses, infringes any Intellectual Property

                  Rights of any third party to any extent which would be likely to have a Material Adverse Effect;

         20.3.13 No Infringement of Intellectual Property Rights no Intellectual Property Rights owned by the members of the Group are, to the best of its knowledge and belief, being infringed, nor, to the best of its knowledge and belief, is there any threatened infringement of any such Intellectual Property Rights in each case which would be likely to have a Material Adverse Effect;

         20.3.14 Relevant Contracts in Force save to an extent which is not likely to have a Material Adverse Effect, the Relevant Contracts are in full force and effect;

         20.3.15 No Breach of Relevant Contracts no Obligor is in breach of the terms of any of the Relevant Contracts, nor is there any material dispute subsisting between the parties thereto, which in either case would be likely to have a Material Adverse Effect;

         20.3.16 Necessary Authorisations none of the Necessary Authorisations are the subject of any pending or, to the best of its knowledge and belief, threatened challenge, revocation, suspension or withdrawal nor are any sanctions pending or, to the best of its knowledge and belief, threatened thereunder in each case to an extent which would be likely to have a Material Adverse Effect and each such Necessary Authorisation is in full force and effect save to the extent that any failure to be in full force and effect would not be likely to have a Material Adverse Effect;

         20.3.17 No Event of Default no (a) Event of Default or (b) Potential Event of Default has occurred and is continuing;

         20.3.18 Telecommunications and Cable Laws each member of the Group complies and at all times has complied with all Telecommunications and Cable Laws save to the extent that any non-compliance would not be likely to have a Material Adverse Effect;

         20.3.19 Ownership of the Borrower in the case of the Borrower only, and in respect of itself only, that it is a direct (or to the extent of the holding of APA, indirect) wholly owned subsidiary of the Holding Company;

         20.3.20  Group Structure the Group structure (a) at the date hereof and
                  (b) immediately after completion of the Multikabel Acquisition is or, as the case may be, will immediately after completion of the Multikabel Acquisition be as set out in the Group Structure Charts;

         20.3.21 Assets of the Borrower in the case of the Borrower only and in respect of itself only, that its assets comprise solely (a) the shares which it beneficially owns directly or indirectly in its subsidiaries; (b) the loans made by it to any of its subsidiaries in accordance with the terms hereof;
                  (c) receivables from management services provided on arms' length terms to members of the

                  Group; (d) account balances on current accounts maintained in the ordinary course of its business; (e) assets not included in the operation of and the day to day running of the Broadband Services network and (f) assets required for the administration or management of the other assets described in this sub-clause;

         20.3.22 Assets of the Holding Company in the case of the Holding Company only and in respect of itself only, that its assets comprise solely (a) the shares which it owns in the Borrower;
                  (b) the limited partnership interests which it owns in the direct and indirect subsidiaries of the Borrower, (which subsidiaries in (a) and (b) shall include the subsidiaries named in the Group Structure Charts and any future subsidiaries acquired by a member of the Group pursuant to Clause 6.2 (Utilisation for Acquisitions) and sub-clause
                  23.5.2 of Clause 23.5 (Covenants of the Borrower)); (c) the loans made by it to any Obligor by way of Subordinated Debt; and (d) prior to the completion of the Reorganisation, rights in certain System Assets and subsidiaries as held by the Holding Company on the date hereof (in respect of such subsidiaries, as indicated in the Group Structure Charts); and

         20.3.23 Information Memorandum the factual information contained in the Information Memorandum was at its date correct in all material respects, the financial projections contained therein have been prepared on the basis of recent historical information and on the basis of reasonable assumptions and nothing has occurred or been omitted that renders the factual information contained in the Information Memorandum untrue or misleading in any material respect.

20.4 REPETITION OF REPRESENTATIONS Each of the representations referred to in Clause 20.2 (Representations) and Clause 20.3 (Further Representation) (other than those contained in sub-clauses 20.2.3, 20.2.4, 20.2.5 and 20.2.9 and sub-clauses 20.3.1, 20.3.5, 20.3.6,
         20.3.14, 20.3.20 and 20.3.23) shall be deemed to be repeated by the relevant Obligors on the date of any Notice of Drawdown hereunder and on each Utilisation Date, by reference to the facts and circumstances then existing but as if references to the Original Financial Statements were references to the audited (and consolidated) financial statements of the Holding Company most recently delivered to the Agent pursuant hereto.

21.      INFORMATION

21.1     FINANCIAL STATEMENTS
         The Borrower shall and the Holding Company shall ensure that the Borrower shall:

         21.1.1 Annual Statements as soon as the same become available, but in any event within 120 days after the end of each of its financial years, deliver to the Agent the audited annual consolidated financial statements of the Financial Group prepared in accordance with U.S. GAAP PROVIDED THAT if in accordance with the German Commercial Code (HGB) any of the Obligors or the Holding Company are required to prepare unaudited or, as the case may be, audited financial statements or if in accordance with the German Banking Act (KWG) requirements the Banks are required to receive the unaudited or, as the case may be, audited financial statements of any of the Obligors or the Holding Company, such audited or, as the case may be, unaudited financial statements shall be provided to the Banks immediately;

         21.1.2 Quarterly Statements deliver to the Agent as soon as practicable but in any event within 60 days after the end of each Quarterly Period, the consolidated quarterly financial statements of the Financial Group prepared in accordance with U.S. GAAP together with a Compliance Certificate and a Subscriber Certificate in each case certified by the managing director of the Borrower;

         21.1.3 Business Plan and Statements as soon as practicable but in any event within 60 days of the end of each of its financial years, deliver to the Agent (a) a revised consolidated business plan (in a format acceptable to the Banks) for the Financial Group including projected profit and loss accounts and cash flow statements for the Financial Group for each calendar month during the period of 12 calendar months commencing immediately after the end of each such financial year, and (b) for each financial year (until the Final Maturity Date), projected profit and loss accounts, balance sheets and cash flow statements for the Financial Group consolidated in accordance with U.S. GAAP, together with a reconciliation statement reconciling the performance of the Financial Group during the previous financial year with the business plan delivered in respect of the Financial Group for such previous financial year and an explanation (in reasonable detail) of such reconciliation;

         21.1.4 Other Information from time to time on the request of the Agent, furnish the Agent for distribution to the Banks, with such other information concerning the Borrower or any member of the Financial Group as the Agent may reasonably require; and

         21.1.5 Pro Forma Accounts deliver to the Agent as soon as practicable but in any event within 60 days of the Closing Date, pro forma consolidated financial statements of the Holding Company, assuming completion of the Multikabel Acquisition, prepared by Ernst & Young for the year ended 31 December 1999 in accordance with US GAAP.

21.2     REQUIREMENTS AS TO FINANCIAL STATEMENTS
         The Holding Company and the Borrower shall ensure that:

         21.2.1 each set of financial statements delivered by it pursuant to sub-clause 21.1.1 of Clause 21.1 (Financial Statements) is prepared on the same basis as was used in the preparation of the Original Financial Statements referred to in paragraph (a) of the definition thereof and in accordance with U.S. GAAP and consistently applied;

         21.2.2 each set of financial statements delivered by it pursuant to sub-clause 21.1.1 of Clause 21.1 (Financial Statements) is certified by a duly authorised officer of the relevant Obligor as giving a true and fair view of the financial condition of such Obligor, or, in the case of the consolidated accounts of the Holding Company of the Financial Group in each case as at the end of the period to which those financial statements relate and of the results of the operations of such Obligor, or, as appropriate, the Financial Group during such period;

         21.2.3 each set of financial statements delivered by it pursuant to sub-clause 21.1.1 of Clause 21.1 (Financial Statements) has been audited by a generally recognised international firm of auditors acceptable to the Agent;

         21.2.4 each set of financial statements delivered under each of sub-clauses 21.1.1, 21.1.2 and 21.1.3 of Clause 21.1
                  (Financial Statements) is prepared on a consistent basis to the financial statements previously delivered thereunder, save to the extent good practice or law requires otherwise; and

         21.2.5 the managing director of the Borrower certifies that it is not unable to meet its debts as they fall due at the same time that the Compliance Certificate is delivered to the Agent pursuant to sub-clause 21.1.2 of Clause 21.1 (Financial Statements).

21.3     ACCURACY OF INFORMATION
         The Holding Company and the Borrower shall ensure that all written information supplied by or on behalf of any member of the Financial Group and its advisers to the Finance Parties or any of them or their advisers in connection herewith after the date hereof which relates to any member of the Financial Group is true, complete and accurate in all material respects at the time it is delivered.

21.4     ACCOUNTING POLICIES
         The Holding Company and the Borrower shall ensure that in the event that any financial statements are delivered which are not prepared on a consistent basis to financial statements previously delivered hereunder, such financial statements are accompanied by an explanation of any changes to accounting bases used with a reconciliation of any of the covenants in Clause 22 (Financial Condition) to the extent reasonably requested by an Instructing Group.

21.5     OTHER INFORMATION
         Each Obligor shall from time to time, on the request of the Agent, furnish the Agent with such information about its, or, in the case of the Holding Company, its or the Financial Group's business condition (financial and otherwise), operations, performance, assets or prospects as the Agent or any Finance Party through the Agent may reasonably require and, in particular, all information and documents as may be required under Sections 13, 13(a) and 18 of the German Banking Act (Gesetz uber das Kreditwesen).

21.6     ABILITY TO PAY DEBTS
         Each Obligor shall, and the Holding Company shall and shall ensure that each Material Group Company shall, provide the auditors (as referred to in Clause 24.9 (Insolvency and Rescheduling)) with all information required by them in order to determine such Obligor's, the Holding Company's or, as the case may be, such Material Group Company's ability to pay its debts as they fall due in accordance with and as contemplated in Clause 24.9 (Insolvency and Rescheduling).

22.      FINANCIAL CONDITION

         The consolidated financial condition of the Financial Group as evidenced by the then most recent consolidated financial statements delivered pursuant to sub-clauses 21.1.1, 21.1.2 and 21.1.3 of Clause
         21.1 (Financial Statements) (adjusted as an Instructing Group may reasonably consider appropriate (or in the event of a dispute between the Holding Company and an Instructing Group as to what is appropriate, as determined by the auditors of the Holding Company), to take account of any changes in the basis on which such statements were prepared or in generally accepted applicable accounting principles) shall be such that:

22.1     TOTAL LEVERAGE RATIO
         As at each Quarter Day specified below the ratio of Total Debt to Annualised EBITDA (determined in respect of the Quarterly Period which ends on such Quarter Day) shall not exceed the ratio set alongside such Quarter Day:

         QUARTER DAY                                            RATIO
         30 September 2000                                      13.00:1.00
         31 December 2000                                       13.00:1.00
         31 March 2001                                          13.00:1.00
         30 June 2001                                           13.00:1.00
         30 September 2001                                      13.00:1.00
         31 December 2001                                       12.50:1.00
         31 March 2002                                          12.50:1.00
         30 June 2002                                           12.00:1.00
         30 September 2002                                      12.00:1.00
         31 December 2002                                       11.00:1.00
         31 March 2003                                          11.00:1.00
         30 June 2003                                           10.75:1.00
         30 September 2003                                      10.75:1.00
         31 December 2003                                       10.00:1.00
         31 March 2004                                          10.00:1.00
         30 June 2004                                           9.75:1.00
         30 September 2004                                      9.75:1.00
         31 December 2004                                       9.00:1.00
         31 March 2005                                          9.00:1.00
         30 June 2005                                           8.75:1.00
         30 September 2005                                      8.75:1.00

         Quater Day                                             Rate
         31 December 2005 and on each Quarter Day thereafter    8.00:1.00

22.2     NET SENIOR LEVERAGE RATIO
         As at each Quarter Day specified below the ratio of Net Senior Debt to Annualised EBITDA (determined in respect of the Quarterly Period which ends on such Quarter Day) shall not exceed the ratio set alongside such Quarter Day:

         QUARTER DAY                                           RATIO
         30 September 2000                                     8.00:1.00
         31 December 2000                                      8.00:1.00
         31 March 2001                                         8.00:1.00
         30 June 2001                                          8.00:1.00
         30 September 2001                                     8.00:1.00
         31 December 2001                                      7.50:1.00
         31 March 2002                                         7.50:1.00
         30 June 2002                                          7.35:1.00
         30 September 2002                                     7.35:1.00
         31 December 2002                                      7.00:1.00
         31 March 2003                                         7.00:1.00
         30 June 2003                                          6.75:1.00
         30 September 2003                                     6.75:1.00
         31 December 2003                                      6.00:1.00
         31 March 2004                                         6.00:1.00
         30 June 2004                                          5.75:1.00
         30 September 2004                                     5.75:1.00
         31 December 2004                                      5.00:1.00
         31 March 2005                                         5.00:1.00
         30 June 2005                                          4.75:1.00
         30 September 2005                                     4.75:1.00
         31 December 2005                                      4.00:1.00
         31 March 2006                                         7.50:1.00
         30 June 2006                                          3.75:1.00
         30 September 2006                                     3.75:1.00
         31 December 2006                                      3.25:1.00
         31 March 2007                                         3.25:1.00
         30 June 2007                                          3.25:1.00
         30 September 2007                                     3.25:1.00
         31 December 2007 and on each Quarter Day thereafter   3.00:1.00

22.3     TOTAL INTEREST RATIO
         As at each Quarter Day set out below, the ratio of Consolidated EBITDA to Total Cash Interest Expense (determined in respect of the Quarterly Period which ends on such Quarter Day) shall not be less than the ratio set alongside such Quarter Day:

         QUARTER DAY                                            RATIO
         30 September 2000                                      00.80:1.00
         31 December 2000                                       00.80:1.00
         31 March 2001                                          00.80:1.00
         30 June 2001                                           00.80:1.00
         30 September 2001                                      00.80:1.00
         31 December 2001                                       1.00:1.00
         31 March 2002                                          1.00:1.00
         30 June 2002                                           1.00:1.00
         30 September 2002                                      1.00:1.00
         31 December 2002                                       1.00:1.00
         31 March 2003                                          1.00:1.00
         30 June 2003                                           1.05:1.00
         30 September 2003                                      1.05:1.00
         31 December 2003                                       1.10:1.00
         31 March 2004                                          1.10:1.00
         30 June 2004                                           1.20:1.00
         30 September 2004                                      1.20:1.00
         31 December 2004                                       1.35:1.00
         31 March 2005                                          1.35:1.00
         30 June 2005                                           1.45:1.00
         30 September 2005                                      1.45:1.00
         31 December 2005                                       1.65:1.00
         31 March 2006                                          1.65:1.00
         30 June 2006                                           1.75:1.00
         30 September 2006                                      1.75:1.00
         31 December 2006                                       2.00:1.00
         31 March 2007                                          2.00:1.00
         30 June 2007                                           2.15:1.00
         30 September 2007                                      2.15:1.00
         31 December 2007                                       2.45:1.00
         31 March 2008                                          2.45:1.00
         30 June 2008                                           2.55:1.00
         30 September 2008                                      2.55:1.00
         31 December 2008 and on each Quarter Day thereafter    2.85:1.00

22.4     PRO FORMA DEBT SERVICE RATIO
         In respect of the Quarterly Period ending 31 December 2002 and each Quarterly Period thereafter, and tested by reference to the consolidated financial statements of the Financial Group for such Quarterly Period, the ratio of Annualised EBITDA of the Financial Group to Pro Forma Debt Service shall not be less than 1.00:1.00 on the last day of such Quarterly Period.

22.5     MINIMUM EBITDA
         22.5.1 As at each Quarter Day specified below the Consolidated EBITDA of the Financial Group, determined on a rolling 12 month basis, shall not fall below the amount set alongside such Quarter Day:

                  QUARTER DAY                               MINIMUM CONSOLIDATED
                                                            EBITDA (EUR M)
                  30 September 2000                         48,000
                  31 December 2000                          48,000
                  31 March 2001                             48,000
                  30 June 2001                              48,000
                  30 September 2001                         48,000
                  31 December 2001                          57,057
                  31 March 2002                             57,057
                  30 June 2002                              63,717
                  30 September 2002                         63,717
                  31 December 2002                          73,707
                  31 March 2003                             73,707
                  30 June 2003                              84,529
                  30 September 2003                         84,529
                  31 December 2003                          100,761
                  31 March 2004                             100,761
                  30 June 2004                              111,621
                  30 September 2004                         111,621
                  31 December 2004                          127,911
                  31 March 2005                             127,911
                  30 June 2005                              139,404
                  30 September 2005                         139,404
                  31 December 2005                          156,643
                  31 March 2006                             156,643
                  30 June 2006                              169,247
                  30 September 2006                         169,247
                  31 December 2006                          188,154
                  31 March 2007                             188,154
                  30 June 2007                              197,511
                  30 September 2007                         197,511
                  31 December 2007                          211,546
                  31 March 2008                             211,546
                  30 June 2008                              218,684
                  30 September 2008                         218,684
                  31 December 2008                          229,391
                  31 March 2009                             229,391
                  30 June 2009 and on each Quarter Day      236,635
                  thereafter

                  A "rolling 12 month basis" shall be construed as the period of four consecutive Quarterly Periods ending on the relevant Quarter Day.

         22.5.2 The covenant contained in sub-clause 22.5.1 shall be reset upon completion of each Acquisition to include 80% of the pro forma net income of the company or assets acquired. The pro forma net income of such company or assets acquired shall be calculated by reference to (a) 40% of the pro forma net income of such company or assets for the period from January to June inclusive and (b) 60% of the pro forma net income of such company or assets for the period from July to December inclusive.

23.      COVENANTS

23.1     POSITIVE COVENANTS
         Each of the Holding Company and the Borrower undertakes that it shall, and shall procure that its subsidiaries shall:

         23.1.1 Maintenance of Legal Validity obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws and regulations of the Relevant Jurisdiction to enable it lawfully to enter into and perform its obligations under the Facility Documents to which it is a party and to ensure the legality, validity, enforceability or admissibility in evidence in the Relevant Jurisdiction of the Facility Documents to which it is a party subject to any matters of law contained in the legal opinions delivered or to be delivered in connection herewith or therewith;

         23.1.2 Insurance maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies and partnerships carrying on a business such as that carried on by it;

         23.1.3 Notification of Event of Default (in the case of the Borrower and the Holding Company only, it being understood that notification by one party will be sufficient to satisfy both parties' obligations in respect of this clause 21.1.3) promptly inform the Agent of the occurrence of any Event of Default or Potential Event of Default and, upon receipt of a written request to that effect from the Agent, confirm to the Agent that, save as previously notified to the Agent or as notified in such confirmation, no Event of Default or Potential Event of Default has occurred;

         23.1.4 Pari Passu ensure that at all times the claims of the Finance Parties against it under:

                  (a) the Facility Documents (other than the Security Documents) to which it is a party rank at least pari passu with the claims of all their other unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application; and

                  (b) the Security Documents to which it is a party rank ahead of the claims of all its other creditors (other than, if and to the extent applicable, creditors with the benefit of Permitted Encumbrances) against the assets the subject of the encumbrances created by such Security Documents:

         23.1.5 Material Commercial Contracts comply with the terms of the Material Commercial Contracts and do all that is necessary to maintain all Material Commercial Contracts in full force and effect save to the extent that any such non-compliance or failure to maintain a Material Commercial Contract in full force and effect would not be likely to have a Material Adverse Effect;

         23.1.6 Preservation of Assets maintain and preserve all of its assets that are necessary and material in the conduct of its business as conducted at the date hereof in good working order and condition (ordinary wear and tear excepted) and repair (with reasonable promptness) any damage to such assets or replace such assets with equivalent assets save to the extent a failure so to do would not be likely to have a Material Adverse Effect.

         23.1.7 Access to Information to the extent requested by the Agent, at any time whilst an Event of Default is continuing, procure that any representative or professional adviser to the Agent may have access to and be provided with copies of books, records, accounts, documents, computer programmes, data or other information in the possession of or available to it, save to the extent that the provision of such copies would either result in a breach of any applicable law or would be contrary to any agreement which the member of the Group concerned has at the date of this Agreement entered into with any third party (in which case the Borrower and the Agent will enter into discussion concerning the extent of the disclosure which is allowable in the circumstances);

         23.1.8 Maintenance of Licences and other Authorisations save to the extent a failure so to do would not be likely to have a Material Adverse Effect maintain and protect its rights and interests in the Relevant Contracts and shall:

                  (a) promptly pay all and any registration, renewal and licence fees and any fees and other additional payments payable under the Licences and/or the Environmental Licences;

                  (b) procure that all notices and registrations necessary for the protection by them of their respective rights and interests therein are promptly given and/or made in the appropriate forms; and

                  (c) promptly take such action as may be reasonably required to protect the same from infringement;


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
         23.1.9 Business Plan conduct its business in all material respects in accordance with the general parameters specified in the Business Plan PROVIDED THAT:

                  (a) this sub-clause 23.1.12 shall not of itself oblige any Obligor to comply with any particular financial targets or projections which may be included in such Business Plan; and

                  (b) this sub-clause 23.1.12 shall not of itself restrict any Obligor from making any acquisition or disposal of any asset or expanding or altering any System or system;

         23.1.10 Compliance with Laws comply with the terms and conditions of all laws, directives, regulations, agreements, licences and concessions including, without limitation, all Environmental Laws and all Environmental Licences, all Telecommunications and Cable Laws and all Licences, save to the extent that any non-compliance therewith would not be likely to have a Material Adverse Effect;

         23.1.11 Payment of Taxes file or cause to be filed all tax returns required to be filed in all jurisdictions in which it is situated or carries on business or otherwise subject to pay tax and will promptly pay all taxes shown to be due and payable on such returns or any assessment made against it (other than where (a) the same is being contested in good faith and where payment thereof can lawfully be withheld and
                  (b) either (i) would not result in an encumbrance with priority to the security created or evidenced by the Security Documents or (ii) against which it is maintaining adequate reserves);

         23.1.12 Notices notify the Agent forthwith upon receipt by it of any notice from any government, court or regulatory authority or agency which is likely to give rise to the enforcement, revocation, termination, material amendment, suspension or withdrawal of any Relevant Contract where the same would be likely to have a Material Adverse Effect;

         23.1.13 Necessary Authorisations ensure that none of the Necessary Authorisations are subject to a pending or threatened challenge, revocation, suspension or withdrawal to any extent which would be likely to have a Material Adverse Effect;

         23.1.14 Interest on Subordinated Debt ensure that each member of the Group which has borrowed Subordinated Debt maintains a shareholders' debt to equity ratio such that any interest paid to the Holding Company or any shareholder in relation to any Subordinated Debt is not recharacterised as dividends for tax purposes in the Relevant Jurisdiction; and

         23.1.15 Hedging Arrangements ensure that, within 90 days from the date of this Agreement, the Borrower has entered into such interest rate hedging arrangements as are necessary to hedge, for a period of at least 3 years from the date of implementation of such arrangements, the Financial Group's exposure to interest rate fluctuations in relation to a notional principal amount of no less than an amount equal to fifty per cent. (50%) of the aggregate indebtedness for borrowed money of the Financial Group from time to time.

23.2     NEGATIVE COVENANTS
         The Holding Company and the Borrower shall ensure that no member of the Group shall:

         23.2.1 Relevant Contracts permit or agree to any amendment, waiver, termination or assignment to or of any of the terms and conditions of any Relevant Contract if such amendment, waiver, termination or assignment would be likely to have a Material Adverse Effect;

         23.2.2 Indebtedness create, assume, incur or otherwise permit to be outstanding any indebtedness for borrowed money other than:

                  (a) any indebtedness for borrowed money created under this Agreement;

                  (b)      any Subordinated Debt;

                  (c) any indebtedness for borrowed money outstanding between the Borrower and any Obligor;

                  (d) any Deferred Consideration relating to any Acquisition PROVIDED THAT the amount of such Deferred Consideration does not exceed the Available Facility at such time;

                  (e) any indebtedness for borrowed money arising under a derivative transaction entered into in accordance with sub-clause 23.1.15 of Clause 23.1 (Positive Covenants) or any currency exchange derivative transactions entered into in relation to the Working Capital Facility and the Senior Notes with a notional principal amount of up to an amount equal to fifty per cent. (50%) of the aggregate indebtedness under the Working Capital Facility and the Senior Notes;

                  (f) any indebtedness for borrowed money existing under the Finance Leases PROVIDED THAT the maximum aggregate amount of such indebtedness of the Group when aggregated with the amount of the indebtedness for borrowed money of the Holding Company under any Finance Leases held by the Holding Company does not exceed EUR 25,000,000;

                  (g) any other indebtedness for borrowed money of the Group outstanding at any time up to a maximum aggregate amount of EUR 10,000,000;

                  (h) at any time prior to the date of the first Utilisation of the Facility, the Existing PrimaCom Indebtedness, the MeesPierson Indebtedness and the ENW Indebtedness; and

                  (i) at any time prior to the date which falls 60 days after the Closing Date, the Existing Multikabel Indebtedness other than the MeesPierson Indebtedness and the ENW Indebtedness;

         23.2.3 Negative Pledge create or permit to subsist any encumbrance over all or any of its present or future revenues or assets (including, without limitation, (and for the avoidance of doubt) any such revenues and assets released from the Existing Encumbrances pursuant to the terms hereof) other than Permitted Encumbrances;

         23.2.4 Loans and Guarantees make any loans, grant any credit or give any guarantee or indemnity (except as required hereby) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person other than:

                  (a) loans made, or credit granted, by an Obligor to another Obligor;

                  (b) credit granted by any Operating Company in the ordinary course of its business consistent with good practice in the cable television industry;

                  (c) investments made in the ordinary course of business of the Group by way of loan up to a maximum aggregate amount of EUR10,000,000 for the Group;

                  (d) any guarantee or indemnity granted by a member of the Group in respect of obligations permitted by the terms hereof of an Obligor or any guarantee or indemnity granted by a member of the Group who is not an Obligor in respect of obligations permitted by the terms hereof of another member of the Group who is not an Obligor;

                  (e) loans made by a member of the Group to its employees in the ordinary course of its employees' employment up to an aggregate amount in respect of the Group as a whole of EUR100,000;

                  (f) loans made or credit granted by a member of the Group who is not an Obligor to another member of the Group who is not an Obligor; and

                  (g) subordinated debt lent by a member of the Group which is not an Obligor to an Obligor;

         23.2.5 Disposals subject to Clause 14.2 (Disposals) hereof, (disregarding sales of stock in trade in the ordinary course of business and excluding any transfer pursuant to the Reorganisation) without the prior written approval of an Instructing Group, sell, lease, transfer or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), the whole or any part of its revenues or its assets other than:

                  (a) the disposal on arms length terms for full market value of any asset where (i) the value (which shall either be its net book value or the amount of proceeds from such disposal, whichever is the higher) of such asset (when aggregated with the value of all other assets of the Group, calculated on a similar basis, disposed of during the then current financial year) does not exceed an amount equal to five per cent. (5%) of the total assets of the Financial Group (as at the date of such determination) and (ii) the Net Revenues generated by such assets (when aggregated with the Net Revenues generated by all other assets of the Financial Group, calculated on a similar basis, disposed of during the then current financial year) does not exceed five per cent. (5%) of the consolidated Net Revenues of the Financial Group taken as a whole for such period provided that, notwithstanding the provisions of this paragraph (a) no disposal of any shareholding in Mediakabel B.V.may take place without the prior written approval of an Instructing Group;

                  (b) the disposal of any System Asset to any other person in exchange for equivalent or similar System Assets of such person located in the same jurisdiction PROVIDED THAT ten Business Days prior to the proposed exchange of System Assets, the Borrower has delivered to the Agent a certificate from the finance director of the Holding Company certifying and demonstrating in a form satisfactory to the Agent, that after the occurrence of such exchange the Financial Group shall remain in compliance with the terms of this Agreement, (including without limitation, Clause 22 (Financial Condition) hereof), from the date of such exchange until the Final Maturity Date through the provision of pro forma accounts and projections for the Financial Group prepared on an annual basis for each financial year until the Final Maturity Date and on a monthly basis in relation to the first twelve months following the date of the exchange. Such projections will be based upon reasonable assumptions prepared on a consistent basis to the projections delivered under sub-clause 21.1.3 of Clause 21.1 (Financial Statements) hereof;

                  (c) any disposal for cash on arm's length commercial terms of any surplus or obsolete assets no longer required for the efficient operation of the business of the Group; and

                  (d)      any disposal by a member of the Group to an Obligor;

         23.2.6 Business of the Borrower (in the case of the Borrower only) trade or undertake any activity other than those activities specified in sub-clause 20.3.21 of Clause 20.3 (Further Representations) or acquire any business or part of a business (save where such Acquisition complies with the requirements of Clause 6.2 (Utilisation for Acquisitions) and the documentation specified in such clause is delivered in relation to such Acquisition), hold any assets (other than rights relating to intercompany loans made by the Borrower to other Obligors and the proceeds of any drawing hereunder) or incur any obligations other than as contemplated by the Facility Documents;

         23.2.7 Share Capital of Operating Companies (in the case of the Borrower only) increase the share capital which it owns in any of the Operating Companies out of the retained earnings (in the case of Operating Companies established or incorporated in Germany, Kapitalerhohung aus Gesellschaftsmitteln) of such Operating Companies without the prior written consent of an Instructing Group;

         23.2.8 Conduct of Business no member of the Group shall carry on its business other than in accordance with the terms of all applicable Relevant Contracts and the Business Plan in each case to the extent that a failure so to do would be likely to have a Material Adverse Effect and the terms of the Facility Documents; or

         23.2.9 Dividends pay, make or declare any dividend or make any other payment or distribution to its shareholders (or, if it is a partnership, its general or limited partner) unless (i) such shareholder is a member of the Financial Group and (ii) in the case of any such dividend, payment or distribution to be made to the Holding Company the same is permitted under Clause 23.6 (Restrictions on Payments) hereof PROVIDED THAT any member of the Group may pay, make or declare any dividend or make any other payment or distribution to a third party minority interest shareholder as long as the aggregate of all such payments made by members of the Group does not exceed EUR10,000 in any financial year.

23.3     NEGATIVE COVENANTS OF THE HOLDING COMPANY
         The Holding Company shall not:

         23.3.1 Negative Pledge create or permit to subsist any encumbrance over the whole or any part of its shareholding in the Borrower or any System Asset save, prior to the date of the Reorganisation, for encumbrances arising in the ordinary course of business and any Additional Security;

         23.3.2 Indebtedness create, assume, incur or otherwise permit to be outstanding any indebtedness for borrowed money other than:

                  (a) any indebtedness for borrowed money arising under the Working Capital Facility (or any substitute financing) or the Replacement Senior Notes up to the aggregate of EUR375,000,000 and any interest capitalised pursuant to the terms thereof PROVIDED THAT the net amount of the proceeds of such indebtedness are (1) invested in the Borrower and/or its subsidiaries in the form of equity or Subordinated Debt and provided further that if such amount is lent as Subordinated Debt, such loan must be assigned to the Finance Parties or (2) used to finance Acquisitions where the entities or assets so acquired become, upon acquisition, subsidiaries or, as the case may be, assets of the Borrower; or

                  (b) indebtedness resulting from any issuance of Senior Notes (other than the Replacement Senior Notes) or Holding Company Debt PROVIDED THAT:

                           (1) the claims of the relevant creditors against the Holding Company are structurally or contractually subordinated to the claims of the Finance Parties under the Facility Documents;

                           (2) the net amount of the proceeds of such indebtedness are (i) immediately lent to, or invested in, the Borrower and/or its subsidiaries in the form of equity or Subordinated Debt and provided further that if such amount is lent as Subordinated Debt, such loan must be assigned to the Finance Parties or (ii) used to finance Acquisitions where the entities or assets so acquired become, upon acquisition, subsidiaries or, as the case may be, assets of the Borrower;

                           (3) such indebtedness does not mature before the date which falls 6 months after the Final Maturity Date;

                           (4) no breach of any of the provisions of this Agreement is caused by such incurrence or issue and prior to such incurrence or issue the finance director of the Holding Company has certified and demonstrated in form and substance satisfactory to the Agent, that such compliance shall continue from the date of incurrence or issue until the Final Maturity Date through the provision of pro forma accounts and projections for the Financial Group prepared on an annual basis for each financial year until the Final Maturity Date and on a monthly basis in relation to the first twelve months from the date of incurrence or issue and, in each case, based upon reasonable assumptions and prepared on a consistent basis to the projections delivered under sub-clause
                                    21.1.3 of Clause 21 (Financial Statements) hereof and, in relation to the yearly accounts and projections, accompanied by a statement demonstrating that six-monthly figures (based upon a linear interpolation of the yearly figures produced), would also show pro forma compliance with the financial covenants contained in Clause 22 (Financial Condition) hereof;

                           (5) the negative covenants contained in any documentation relating to any Holding Company Debt or any such Senior Notes are no more restrictive than those contained in this Agreement and the terms of the Facility Documents would not cause a breach under any such documentation; and

                           (6) the Holding Company shall, prior to the incurrence or issuance of such indebtedness, promptly provide to the Agent copies of the documentation constituting such Holding Company Debt or Senior Notes (as applicable).

         23.3.3 Business conduct or otherwise engage in any business or operations other than (and only to the extent otherwise permitted under the terms of this Agreement) relating to:

                  (i) the ownership of the share capital or other interests of its respective subsidiaries, the sale and transfer of such ownership interests, and the exercise of rights and performance of obligations in connection therewith;

                  (ii)     the implementation of the Reorganisation;

                  (iii) compliance with applicable reporting and other obligations under any applicable laws;

                  (iv) making loans to or other investments in its subsidiaries by way of Subordinated Debt;

                  (v) other activities incidental or related to the foregoing;

                  (vi)     its obligations under the Finance Documents; and

                  (vii) prior to the System Asset Transfer, the operation of System Assets (for the avoidance of doubt including, but not limited to, the incurrence of capital expenditure or operating expenses in relation thereto).

         23.3.4 Disposals dispose of any of its assets other than in accordance with the Reorganisation or the System Asset Transfer.

         23.3.5 Acquisitions create or acquire any new subsidiaries, enter into any partnership or acquire any business without such new subsidiary becoming an Obligor under this Agreement or, if such person is unable to accede hereto as an Obligor due to the prohibitions of any applicable law, without the consent of an Instructing Group (and shall ensure that no member of the Financial Group other than the Borrower or a wholly-owned subsidiary of the Borrower shall do any of the foregoing).

23.4     POSITIVE COVENANTS OF THE HOLDING COMPANY
         The Holding Company shall:

         23.4.1 Reorganisation use its best efforts to complete the Reorganisation by 30 June 2001 and shall confirm to the Agent when the Reorganisation has been completed PROVIDED THAT if the Reorganisation is not completed by such date, (or if the circumstances described in sub-clause 24.4.4 hereof occur prior to such date) it shall (i) provide a Share Pledge over the shares and partnership interests it holds in all its subsidiaries (other than the Borrower or a subsidiary of the Borrower) including its interests in the shares of Prima TV broadcasting GmbH and the partnership interests it holds in the subsidiaries of PrimaCom Kabelbetriebsverwaltungsgesellschaft mbH, (ii) become an Additional Guarantor in accordance with sub-clause 45.1.1 of Clause 45.1 (Additional Guarantors) hereof and (iii) shall procure that its subsidiaries and PrimaCom Kabelbetriebsverwaltungsgesellschaft mbH and the subsidiaries thereof grant security in form and substance satisfactory to the Agent on substantially the same terms as the Security Documents (such security and guarantee described in (i), (ii) and (iii) above together with the System Asset Security being herein defined as the "ADDITIONAL SECURITY").

         23.4.2 Transfer of System Assets use its best efforts to ensure that all of its rights in any System Assets are transferred to the Borrower or a wholly-owned subsidiary of the Borrower or (prior to the Reorganisation) to a wholly-owned subsidiary of the Holding Company before 31 January 2001, or failing such transfer by such date (or if the circumstances described in sub-clause 23.4.4 hereof occur prior to such date), (i) full asset security is granted by it in favour of the Beneficiaries over all of its Subscriber Receivables together with all of its other Net Revenues in form and substance satisfactory to the Finance Parties and (ii) it becomes an Additional Guarantor in accordance with sub-clause 45.1.1 of Clause 45.1 (Additional Guarantors) hereof (such security and guarantee being together defined as the "SYSTEM ASSET SECURITY").

         23.4.3 Net Revenues ensure that any Net Revenues received or generated by it during any Quarterly Period prior to the date of completion of the Reorganisation (less any Capital Expenditure or operating expenses incurred by the Holding Company in connection with its System Assets) are invested in or lent to the Borrower in the form of equity or Subordinated Debt prior to the last day of the immediately succeeding Quarterly Period;

         23.4.4 Additional Security ensure that, prior to any borrowing under the Working Capital Facility or (if earlier) prior to the issue of any Senior Notes or the incurrence of any Holding Company Debt (other than inter-company loans permitted pursuant to the terms hereof), if, in each such case, both the System Asset Transfer and the Reorganisation have not been completed, it shall (and shall ensure that all other relevant members of the Financial Group shall) enter into the Additional Security upon terms satisfactory to the Agent.

         23.4.5   Working Capital Facility Drawings:

                  (a) at the request of the Agent (acting on the instructions of an Instructing Group) and whilst an Event of Default is continuing request an advance, in the amount specified by the Agent, to be made by the Working Capital Lenders under the Working Capital Facility; and

                  (b) on the last day on which a request for an advance can be made under the Working Capital Facility (being, at the date hereof, the day falling 61 days before the end of the availability period under the Working Capital Facility) submit a request for an advance to be made by the Working Capital Lenders under the Working Capital Facility in an amount equal to the undrawn amount of the Working Capital Facility.

         23.4.6   Working Capital Facility Proceeds ensure that:

                  (a) the proceeds of any drawing under the Working Capital Facility; and

                  (b) if the Working Capital Facility is cancelled in whole or in part, an amount equal to the amount of any such cancellation shall be (i) immediately invested in or lent to the Borrower in the form of equity or Subordinated Debt PROVIDED THAT if such amount is lent to the Borrower as Subordinated Debt, the benefit of such loan must be assigned to the Finance Parties or (ii) applied for the purposes specified in paragraph (a)(2) of sub-clause 23.3.2 of Clause 23.3 (Negative Covenants of the Holding Company).

         23.4.7 Funding procure that prior to the date which falls 24 months after the date of the first Utilisation hereunder:

                  (a) EUR200,000,000 (or its equivalent) of indebtedness has been incurred by it (whether under the Working Capital Facility or pursuant to the issue of Senior Notes or pursuant to any other Holding Company Debt) and such indebtedness complies with the requirements set out in the proviso to sub-clause 23.3.2 (b) of Clause 23.3 (Negative Covenants of the Holding Company);

                  (b) EUR200,000,000 (or its equivalent) has effectively been invested in the Group in the form of equity or Subordinated Debt and if such amount has been lent as Subordinated Debt, such loan has been assigned to the Finance Parties; or

                  (c) following a merger on terms approved by an Instructing Group involving the issue of shares by the Holding Company, the share capital of the Holding Company is increased by at least EUR200,000,000 by reference to the mid market value of each share in the Holding Company immediately prior to the announcement of such merger multiplied by the number of shares so issued PROVIDED THAT the assets acquired as a result of such merger are held directly or indirectly by a subsidiary of the Borrower which is an Obligor.

23.5     COVENANTS OF THE BORROWER
         The Borrower shall (save to the extent that any of the following arise pursuant to the Reorganisation) give the Agent no less than twenty (20) Business Days' prior written notice of any member of the Group's intention to:

         23.5.1 merge or consolidate with any other company or person, unless the resulting entity will assume all the obligations of the relevant member of the Group concerned under the Facility Documents and Relevant Contracts to which it is a party, and will be of at least an equivalent creditworthiness to the relevant member of the Group (in each case as demonstrated to the reasonable satisfaction of the Agent);

         23.5.2 create or acquire any new subsidiaries, enter into any partnerships or acquire any business (other than by way of acquisition funded through a Utilisation of this Facility in accordance with Clause 6.2 (Utilisation for Acquisitions) hereof), unless it can demonstrate that, it is an acquisition which is being made by the Borrower or by a wholly owned subsidiary of the Borrower and would satisfy the requirements specified in Clause 6.2 (Utilisation for Acquisitions) hereof as if it were being funded through a Utilisation of this Facility and provide all financial documentation specified therein in accordance therewith and, in each case, procure that the relevant new subsidiary or partnership executes a Guarantor Accession Memorandum, delivers the required accompanying documents and grants any security required in accordance with Clause 45.1 (Additional Guarantors);

         23.5.3 issue any further shares (save for issues of shares by any member of the Group to its holding company) or alter any rights attaching to its issued shares in existence at the date hereof;

         23.5.4 open or permit to subsist any bank account with any person other than a Bank, except for any bank accounts held by any person whose share capital or limited partnership interest (as appropriate) is acquired by any member of the Group after the date hereof and in relation to which it shall use its reasonable efforts to transfer such accounts to a Bank within 3 months of the date of such acquisition, failing which the Borrower shall ensure that the relevant member of the Group shall grant an Account Pledge over such accounts in favour of the Beneficiaries in form and substance satisfactory to the Agent as soon as reasonably practicable subject always to the requirements and application of any applicable law; or

         23.5.5   change its financial year end from 31 December.

         The Agent shall be entitled within ten (10) Business Days of receipt of such notice to request the Borrower to supply to the Agent any relevant information in connection with the proposed action as reasonably requested and set out in such notice.

        The Agent shall notify the Borrower, within ten (10) Business Days of receipt of such notice, or if additional information has been requested by the Agent within the prescribed time, within ten (10) Business Days' of receipt of such information, whether the proposed action is or is, in the reasonable opinion of an Instructing Group likely to have a material adverse effect on the risk position of the Banks.

        If the proposed action is so considered to have such a material adverse effect and the relevant member of the Group nevertheless takes such action, the Agent shall be entitled to make (and, if so instructed by an Instructing Group, shall make) any declaration set out in Clause 24.25 (Acceleration and Cancellation) and call for repayment of the Advances and/or cash collateralisation of the Letters of Credit and exercise the other rights in accordance with Clause 24.25 (Acceleration and Cancellation).

23.6     RESTRICTIONS ON PAYMENTS
         Notwithstanding any other provision hereof no member of the Group shall pay, make or declare any dividend or pay any interest or other distribution to the Holding Company save that (PROVIDED THAT no Event of Default or Potential Event of Default has occurred or would arise as a result thereof):

         23.6.1 any member of the Group may pay, make and declare dividends, pay any interest or make any other distribution to the Holding Company solely for the purpose of meeting the Holding Company's interest payment obligations in respect of (a) the Working Capital Facility or the Replacement Senior Notes or
                  (b) any Senior Notes (other than the Replacement Senior Notes) or any Holding Company Debt arising in accordance with sub-clause 23.3.2(b) of Clause 23.3 (Negative Covenants of the Holding Company); and

         23.6.2 any member of the Group may pay, make and declare dividends, pay any interest or make any other distribution or loan to the Holding Company in order for the Holding Company to pay Holding Company Management Expenses.

23.7     FURTHER COVENANTS OF THE BORROWER
         23.7.1 The Borrower shall ensure that, unless it is agreed otherwise by an Instructing Group in consultation with the Borrower taking into account the specific circumstances applicable to any particular System or member of the Group concerned:

                  (a) no System Assets are transferred by any member of the Group to any person (whether by intra-group transfer, change in legal status or otherwise) unless all System Assets forming part of the System concerned are transferred on arms' length terms to the same transferee at the same time;

                  (b) all System Assets relating to each System are owned and operated by the same person which is (i) a subsidiary of another member of the Group

                           (as defined in paragraph (b) of the definition of subsidiary contained in this Agreement whose cash flows are controlled by such member of the Group) or
                           (ii) (prior to the date of completion of the System Asset Transfer), the Holding Company or a subsidiary of the Holding Company; and

                  (c) each member of the Group which is a company is a wholly owned subsidiary of its direct holding company (other than third party minority interests as set out in the Group Structure Charts and each member of the Group which is a limited partnership has the Borrower as its sole limited partner and a directly owned subsidiary of the Borrower, which has no assets other than its general partnership interest in the limited partnership as its general partner, save for (i) those limited partnerships which have 1% of their shares held by Holding Company and for those members of the Group which have such minority shareholders as are indicated in the Group Structure Charts and (ii) any entity which becomes a member of the Group after the date hereof as a result of an Acquisition made in accordance with this Agreement which is a subsidiary of another member of the Group as defined in paragraph (b) of the definition of subsidiary contained in this Agreement whose cash flows are controlled by such other member of the Group.

         23.7.2 The Borrower shall not, without the prior written consent of an Instructing Group, proceed with the Multikabel Acquisition if any member state of the European Union has taken any action under Article 21(3) of the European Merger Control Regulation.

         23.7.3 As soon as possible but in any event no later than 14 days after the Closing Date:

                  (a) the Borrower and PrimaCom Netherlands Holding BV shall ensure that the articles of association of PrimaCom Netherlands Holding BV are amended so that the Beneficiaries may have the right to take control of the voting rights of PrimaCom Netherlands Holding BV at any time after the occurrence of an Event of Default and while it is continuing; and

                  (b) the Borrower shall execute and deliver a further share pledge agreement and deed over the shares of PrimaCom Netherlands Holding BV, which shall be on substantially the same terms as and which shall replace the Initial Dutch Share Pledge but shall incorporate the transfer of voting rights referred to in paragraph (a) above, and which shall replace the Initial Dutch Share Pledge.

24.      EVENTS OF DEFAULT

         Each of Clause 24.1 (Failure to Pay) to Clause 24.24 (Material Adverse Change) describes circumstances which constitute an Event of Default for the purposes of this Agreement.

24.1     FAILURE TO PAY
         Any Obligor fails to pay any sum due from it under any of the Facility Documents within two Business Days of the due date therefor, in the currency and in the manner specified-herein.

24.2     MISREPRESENTATION
         Any representation, warranty or statement other than those made in sub-clause 20.3.17 of Clause 20.3 (Further Representations) made by the Holding Company or any Obligor in any Facility Document or in any notice or other document, certificate or statement delivered by it pursuant thereto or in connection therewith is or proves to have been incorrect or misleading in any material respect when made or deemed repeated and the circumstances giving rise to such inaccuracy, if capable of remedy or change, are not remedied or do not change, such that the relevant representation would be correct and not misleading if repeated 15 days after the earlier of (a) it being notified by the Agent to the Borrower as having been made inaccurately and (b) the Holding Company or the relevant Obligor becoming aware of such inaccuracy.

24.3     COVENANTS
         The Holding Company or any Obligor fails duly to perform or comply with any of the obligations expressed to be assumed by it in Clause 21 (Information), Clause 23 (Covenants) or Clause 45 (Group Structure Changes and Permissions) (other than in sub-clauses 21.1.2, 21.1.3 of Clause 21 (Information) or in sub-clauses 23.1.1, 23.1.2, 23.1.4, 23.1.5, 23.1.9, 23.1.10, 23.1.11 and 23.1.13 of Clause 23 (Covenants)).

24.4     SPECIFIC COVENANTS
         The Borrower fails to comply with sub-clauses 21.1.2 and 21.1.3 of Clause 21 (Information) and such failure is not remedied within fifteen days after the due date for delivery thereunder.

24.5     FINANCIAL COVENANTS
         The financial covenants set out in Clause 22 (Financial Covenants) are not complied with.

24.6     OTHER OBLIGATIONS
         Any Obligor or the Holding Company fails duly to perform or comply with any other obligation (for the avoidance of doubt, including those obligations referred to in the sub-clauses contained within the brackets in Clause 24.3 (Covenants) (except for sub-clauses 21.1.2 and 21.1.3)) expressed to be assumed by it in any Facility Document and such failure is not remedied within twenty one days after the Agent has given notice thereof to the relevant defaulting party.


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
24.7     CROSS DEFAULT
         Any indebtedness for borrowed money of the Group or of the Holding Company exceeding EUR 2,000,000 in aggregate is not paid when due, is declared to be or otherwise becomes due and payable prior to its specified maturity or any creditor or creditors of any member of the Group or of the Holding Company becomes entitled to declare any such indebtedness for borrowed money due and payable prior to its specified maturity, save that this clause shall not apply to any indebtedness for borrowed money of any member of the Multikabel Group where such indebtedness for borrowed money is Existing Multikabel Indebtedness provided that if any such Existing Multikabel Indebtedness is accelerated or otherwise becomes due and payable it is repaid in full by the end of the grace period contractually provided for in respect thereof (and the Facility may be utilised for such purpose).

24.8     WORKING CAPITAL FACILITY
         Any of the events of default specified in the Working Capital Facility or in any Senior Notes occurs or the Working Capital Facility or, as the case may be, any Senior Notes are required to be prepaid as a result of a change of control of the Holding Company (howsoever described).

24.9     INSOLVENCY AND RESCHEDULING
         Any Material Group Company or the Holding Company is unable or deemed unable to pay its debts as they fall due (zahlungsunfahig oder drohende Zahlungsunfahigkeit) or is over-indebted (uberschuldet) or commences negotiations with any one or more of its creditors with a view to any arrangement for the general readjustment or rescheduling of its indebtedness; or a general assignment for the benefit of or a composition with its creditors or a moratorium in respect of all or any class of debts of any Material Group Company or the Holding Company is applied for, ordered or declared. For the purpose of this Clause 24.9 a person shall be deemed to be unable to pay its debts as they fall due (drohende Zahlungsunfahigkeit) if so determined by such person's auditors or any other generally recognised international firm of auditors.

24.10    WINDING-UP
         Any Material Group Company or the Holding Company takes any action or other steps are taken or legal proceedings are started for its winding-up, dissolution or re-organisation (save where this is for the purpose of the Reorganisation) or for the appointment of a receiver, preliminary receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its revenues and assets (other than a solvent re-organisation on terms and conditions approved by an Instructing Group).

24.11    RELEVANT CONTRACTS
         Any event shall occur which gives grounds for belief, in the reasonable opinion of an Instructing Group, (or any notice is given) that any of the Relevant Contracts may be amended, suspended, cancelled, revoked, surrendered or terminated (whether in whole or in part) and that such event is likely to give rise to a Material Adverse Effect.

24.12    ANALOGOUS PROCEEDINGS
         There occurs, in relation to any Material Group Company or the Holding Company, in any country or territory in which any of them carries on business or in the jurisdiction of whose courts any part of their respective assets is subject, any event which, in the opinion of an Instructing Group appears in that country or territory to be equivalent or similar to, any of those events or circumstances mentioned in Clause
         24.9 (Insolvency and Rescheduling) or Clause 24.10 (Winding-up) or any Material Group Company otherwise becomes subject in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation.

24.13    EXECUTION OR DISTRESS
         Any execution, distress, attachment or legal process is levied, made or taken against, or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets of any Material Group Company where the value of such assets is at least EUR2,000,000 and is not discharged within 10 days or any event occurs which under the laws of any jurisdiction would have an analogous effect.

24.14    GOVERNMENTAL INTERVENTION
         By or under the authority of any government the management of any Material Group Company is wholly or substantially displaced or the authority of the management of any Material Group Company in the conduct of the business of such Material Group Company is wholly or substantially curtailed.

24.15    SIMILAR EVENTS
         Any of the events set out in Clause 24.9 (Insolvency and Rescheduling), Clause 24.10 (Winding-up) or Clause 24.12 (Analogous Proceedings) to Clause 24.14 (Governmental Intervention) shall occur in relation to any member of the Financial Group which is not a Material Group Company where such event would be likely to have a Material Adverse Effect.

24.16    ILLEGALITY
         At any time it is or becomes unlawful for any Obligor or the Holding Company to perform or comply with any or all of its obligations under the Facility Documents or the Relevant Contracts to which it is are party or any such Facility Documents or Relevant Contracts, any of the obligations of any Obligor or the Holding Company thereunder or any security interests created thereby or pursuant thereto are not or cease to be legal, valid and binding and the result would be likely to have a Material Adverse Effect.

24.17    OWNERSHIP OF THE HOLDING COMPANY
         Any person or persons being affiliates acquires directly or indirectly 50% or more of the share capital or of the voting rights of the Holding Company.

24.18    OWNERSHIP OF THE BORROWER
         The Holding Company ceases (directly or indirectly through APA) to own the entire issued share capital of the Borrower.

24.19    THE GROUP'S BUSINESS
         Any member of the Group ceases to carry on the business it carries on at the date hereof or enters into any unrelated business (other than as a result of an Acquisition permitted by the terms of this Agreement).

24.20    REPUDIATION
         Any Obligor or the Holding Company repudiates any of the Facility Documents or any of the Relevant Contracts to which it is party.

24.21    CHANGE IN REGULATION OR POLICY
         Any change occurs in the regulatory environment relating to, or in stated government policy towards, the cable television and/or telecommunications industry in (a) Germany (excluding any changes in the public domain at the date hereof) or (b) in any other country where any member of the Financial Group carries on its business and which, in the reasonable opinion of an Instructing Group, might have a Material Adverse Effect.

24.22    PROHIBITED PAYMENTS
         Any amount is paid by any member of the Group to the Holding Company which is not permitted by the Obligor Intercreditor Agreement and such breach is not remedied within five days of such payment.

24.23    AMENDMENT OF WORKING CAPITAL FACILITY
         Any amendment is made to the Working Capital Facility or to the terms upon which any Holding Company Debt was approved by the Agent as being in accordance with sub-clause 23.3.2(b) of Clause 23.3 (Covenants of the Holding Company), which is materially adverse to the interests of the Finance Parties hereunder.

24.24    MATERIAL ADVERSE CHANGE
         Any other event occurs or circumstance arises which is likely to affect materially and adversely the ability of the Holding Company or any Obligor to perform any of its obligations under or otherwise to comply with the terms of any of the Facility Documents or Relevant Contracts to which it is party.

24.25    ACCELERATION AND CANCELLATION
         Upon the occurrence of an Event of Default and at any time thereafter whilst it is continuing, the Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Borrower:

         24.25.1 declare all or any part of the Advances to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrower under the Facility Documents) or declare all or any part of the Advances to be due and payable on demand of the Agent; and/or

         24.25.2 require the Borrower to procure that the liabilities of each of the Banks and the Fronting Bank in respect of all the Letter of Credit Outstandings are promptly reduced to zero and/or provide Cash Collateral in respect thereof (whereupon the Borrower shall do so); and/or

         24.25.3 declare that the Facility shall be cancelled, whereupon the same shall be cancelled and the Commitment of each Bank shall be reduced to zero.

24.26    ADVANCES DUE ON DEMAND
         If, pursuant to Clause 24.25 (Acceleration and Cancellation), the Agent declares all or any part of the Advances to be due and payable on demand of the Agent, then, and at any time thereafter, the Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Borrower:

         24.26.1 require repayment of all or such part of the Advances on such date as it may specify in such notice (whereupon the same shall become due and payable on such date together with accrued interest thereon and any other sums then owed by the Borrower under the Facility Documents) or withdraw its declaration with effect from such date as it may specify in such notice; and/or

         24.26.2 select as the duration of any Term which begins whilst such declaration remains in effect a period of six months or less; and/or

         24.26.3 the Term in respect of any such Advance shall, if the Agent subsequently demands payment before the scheduled Interest Payment Date in respect of such Advance, be deemed (except for the purposes of Clause 25.4 (Break Costs)) to be of such length that it ends on the date that such demand is made.

25.      DEFAULT INTEREST AND INDEMNITY

25.1     DEFAULT INTEREST PERIODS
         If any sum due and payable by any Obligor hereunder is not paid on the due date therefor in accordance with the provisions of Clause 26 (Currency of Account and Payment) or if any sum due and payable by any Obligor under any judgement of any court in connection herewith is not paid on the date of such judgement, the period beginning on such due date or, as the case may be, the date of such judgement and ending on the date upon which the obligation of such Obligor to pay such sum (the balance thereof for the time being unpaid being herein referred to as an "UNPAID SUM") is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 25) be selected by the Agent.

25.2     DEFAULT INTEREST
         An Unpaid Sum shall bear interest during each Term in respect thereof at the rate per annum which is the sum from time to time of one per cent., the Margin at such time, the Mandatory Costs Rate in respect thereof and the relevant interbank rate on the Quotation Date therefor PROVIDED THAT:

         25.2.1 if, for any such period, the relevant interbank rate cannot be determined, the rate of interest applicable to such Unpaid Sum shall be the sum from time to time of one per cent., the Margin at such time, the Mandatory Costs Rate in respect thereof and the rate per annum determined by the Agent to be the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest whole multiple of one-thirty second of one per cent.) of the rates notified by each Reference Bank to the Agent before the last day of such period to be those which express as a percentage rate per annum the cost to it of funding from whatever sources it may reasonably select its portion of such Unpaid Sum for such period; and

         25.2.2 if such Unpaid Sum is all or part of an Advance which became due and payable on a day other than the last day of the Term relating thereto, the first such period applicable thereto shall be of a duration equal to the unexpired portion of that Term and the rate of interest applicable thereto from time to time during such period shall be that which exceeds by one per cent. the rate which would have been applicable to it had it not so fallen due.

25.3     PAYMENT OF DEFAULT INTEREST
         Any interest which shall have accrued under Clause 25.2 (Default Interest) in respect of an Unpaid Sum shall be due and payable and shall be paid by the relevant Obligor at the end of the period by reference to which it is calculated or on such other date or dates as the Agent may specify by written notice to such Obligor.

25.4     BREAK COSTS
         If any Bank or the Agent on its behalf receives or recovers all or any part of such Bank's share of an Advance or Unpaid Sum otherwise than on the last day of the Term relating thereto, the Borrower shall pay to the Agent on demand for account of such Bank an amount equal to the amount (if any) by which (a) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of that Term thereof exceeds (b) the amount of interest which in the opinion of the Agent would have been payable to the Agent on the last day of that Term in respect of a euro deposit equal to the amount so received or recovered placed by it with a leading bank in the London interbank market for a period starting on the third Business Day following the date of such receipt or recovery and ending on the last day of that Term.

25.5     BORROWER'S INDEMNITY
         The Borrower undertakes to indemnify:

         25.5.1 each Finance Party against any cost, claim, loss, expense (including, without limitation, legal fees) or liability together with any VAT thereon, which any of them may sustain or incur as a consequence of the occurrence of any Event of Default or any default by any Obligor, the Holding Company or APA in the performance of any of its obligations expressed to be assumed by it in any of the Facility Documents to which it is party;

         25.5.2 each Finance Party and their respective officers, employees, agents and delegates (together the "Indemnified Parties"), without prejudice to any of their other rights under this Agreement, against any loss, liability, action, claim, demand, cost, expense, fine or other outgoing whatsoever whether in contract, tort or otherwise and whether arising at common law, in equity or by statute which the Indemnified Party may sustain or incur as a consequence of, or relating to, or arising directly or indirectly out of, an Environmental Claim made or asserted against such Indemnified Party; and

         25.5.3 each Bank and the Fronting Bank against any loss it may suffer as a result of its funding or making arrangements to fund its portion of an Advance or its issuing or making arrangements to issue or participate in a Letter of Credit requested by a Borrower hereunder but not made or issued by reason of the operation of any one or more of the provisions hereof other than due to the gross negligence of or wilful default by the Bank or the Fronting Bank (as the case may be) in the performance of its obligations hereunder.

25.6 Any Unpaid Sum shall (for the purposes of this Clause 25 and Clause 17.1) be treated as an Advance and accordingly in this Clause 25 and Clause 17 the term "Advance" and "advance" includes any Unpaid Sum and "Term", in relation to an Unpaid Sum, includes each such period relating thereto as is mentioned in Clause 25.1 (Default Interest Periods).

26.      CURRENCY OF ACCOUNT AND PAYMENT

26.1 The euro is the currency of account and payment for each and every sum at any time due from any Obligor hereunder PROVIDED THAT:

         26.1.1 each repayment of an Unpaid Sum or a part thereof shall be made in the currency in which such Unpaid Sum is denominated at the time of that repayment;

         26.1.2 each payment in respect of costs and expenses shall be made in the currency in which the same were incurred;

         26.1.3   each payment pursuant to Clause 15.2 (Tax Indemnity), Clause
                  17.1 (Increased Costs) or Clause 25.5 (Borrower's Indemnity) shall be made in the currency specified by the party claiming thereunder;

         26.1.4 each payment in respect of a Letter of Credit (including any Cash Collateral in respect of a Letter of Credit) shall be made in the currency in which such Letter of Credit is denominated;

         26.1.5 each payment of interest shall be made in the currency in which the sum in respect of which such interest is payable is denominated; and

         26.1.6 any amount expressed to be payable in a currency other than euro shall be paid in that other currency.

26.2     CURRENCY INDEMNITY
         If any sum due from any Obligor under any of the Facility Documents or any order or judgement given or made in relation hereto has to be converted from the currency (the "FIRST CURRENCY") in which the same is payable hereunder or under such order or judgement into another currency (the "SECOND CURRENCY") for the purpose of (a) making or filing a claim or proof against such Obligor, (b) obtaining an order or judgement in any court or other tribunal or (c) enforcing any order or judgement given or made in relation hereto, the Borrower shall indemnify and hold harmless each of the persons to whom such sum is duefrom and against any loss suffered as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and
         (ii) the rate or rates of exchange at which such person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgement, claim or proof.

27.      PAYMENTS

27.1     PAYMENTS TO THE AGENT
         On each date on which this Agreement requires an amount to be paid by any of the Obligors or any of the Banks hereunder, such Obligor or, as the case may be, such Bank shall make the same available to the Agent:

         27.1.1 where such amount is denominated in euros, by payment in euros and in immediately available, freely transferable, cleared funds to the Agent's account number 50110800 in favour of Chase Manhattan Bank AG with Landeszentral bank, Frankfurt, attention R. Kropp re PrimaCom Facility Agreement (or such other account or bank as the Agent may have specified for this purpose); or

         27.1.2 where such amount is denominated in dollars, by payment in dollars and in immediately available, freely transferable, cleared funds to the Agent's account number 001-1-30-3906 9 in favour of Chase Manhattan Bank AG with The Chase Manhattan Bank, New York, attention R. Kropp (re PrimaCom Facility Agreement (or such other account or bank as the Agent may have specified for this purpose).

27.2     ALTERNATIVE ARRANGEMENTS
         If, at any time, it shall become impracticable (by reason of any action of any governmental authority or any change in law, exchange control regulations or any similar event) for any of the Obligors to make any payments hereunder in the manner specified in Clause 27.1 (Payments to the Agent), then such Obligor may agree with each or any of the Banks alternative arrangements for the payment direct to such Bank and the Fronting Bank of amounts due to such Bank or the Fronting Bank hereunder PROVIDED THAT, in the absence of any such agreement with any Bank or the Fronting Bank, such Obligor shall be obliged to make all payments due to such Bank or the Fronting Bank in the manner specified herein. Upon reaching such agreement such Obligor and such Bank or the Fronting Bank shall immediately notify the Agent thereof and shall thereafter promptly notify the Agent of all payments made direct to such Bank or the Fronting Bank.

27.3     PAYMENTS BY THE AGENT
         Save as otherwise provided herein, each payment received by the Agent for the account of another person pursuant to Clause 27.1 (Payments to the Agent) shall:

         27.3.1 in the case of a payment received for the account of the Borrower, be made available by the Agent to the Borrower by application:

                  (a) first, in or towards payment the same day of any amount then due from the Borrower hereunder to the person from whom the amount was so received; and

                  (b) secondly, in or towards payment the same day to the account of the Borrower with such Bank in Frankfurt or New York City, as appropriate, as the Borrower shall have previously notified to the Agent for this purpose; and

         27.3.2 in the case of any other payment, be made available by the Agent to the person for whose account such payment was received (in the case of a Bank or the Fronting Bank, for the account of the Facility Office) for value the same day by transfer to such account of such person with such bank in Frankfurt or New York City, as appropriate, as such person shall have previously notified to the Agent.

27.4     NO SET-OFF
         All payments required to be made by an Obligor hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

27.5     CLAWBACK
         Where a sum is to be paid hereunder to the Agent for account of another person, the Agent shall not be obliged to make the same available to that other person until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum was so made available shall on request refund the same to the Agent together with an amount sufficient to indemnify the Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum prior to its having received such sum.

27.6     PARTIAL PAYMENTS
         If and whenever a payment is made by an Obligor hereunder and the Agent receives an amount less than the due amount of such payment the Agent may apply the amount received towards the obligations of the Obligors under this Agreement in the following order:

         27.6.1 FIRST, in or towards payment of any unpaid costs and expenses of the Agent due hereunder;


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         27.6.2   SECONDLY, in or towards payment of any demand made by the
                  Fronting Bank in respect of a payment made or to be made by it under a Letter of Credit due but unpaid;

         27.6.3 THIRDLY, in or towards payment pro rata of any accrued interest, letter of credit commission or fronting bank fee payable to any Bank or the Fronting Bank due but unpaid;

         27.6.4 FOURTHLY, in or towards payment pro rata of any principal or Letter of Credit Outstandings due but unpaid; and

         27.6.5 FIFTHLY, in or towards payment pro rata of any other sum due but unpaid.

27.7     VARIATION OF PARTIAL PAYMENTS
         The order of partial payments set out in Clause 27.6 (Partial Payments) shall override any appropriation made by the Obligor to which the partial payment relates but the order set out in sub-clauses 27.6.2, 27.6..3 and 27.6.4 of Clause 27.6 (Partial Payments) may be varied if agreed by all the Banks.

27.8     BUSINESS DAYS
         27.8.1 Any payment hereunder which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

         27.8.2 During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

28.      SET-OFF
         Each Obligor authorises each Bank, the Fronting Bank and the Overdraft Bank to apply any credit balance to which such Obligor is entitled on any account held by such Obligor with that Bank, the Fronting Bank or the Overdraft Bank in satisfaction of any sum due and payable from that Obligor to such Bank, the Fronting Bank or the Overdraft Bank but unpaid; for this purpose, each Bank, the Fronting Bank and the Overdraft Bank is authorised to purchase at prevailing rates of exchange with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application. Neither any Bank, the Fronting Bank nor the Overdraft Bank shall be obliged to exercise any right given to it by this Clause 28. Any Bank, the Fronting Bank or the Overdraft Bank which exercises such rights will promptly notify the relevant Obligor of such application.

29.      REDISTRIBUTION OF PAYMENTS

29.1     PAYMENTS TO BANKS
         If, at any time, any Bank (a "RECOVERING BANK") applies any receipt or recovery (whether by payment, the exercise of a right of set-off or combination of accounts or otherwise) from an Obligor to a payment due


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         under this Agreement and such amount is received or recovered other than in accordance with Clause 27 (Payments), then such Recovering Bank shall:

         29.1.1   notify the Agent of such receipt or recovery;

         29.1.2 at the request of the Agent promptly pay to the Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Agent determines may be retained by such Recovering Bank as its share of any payment to be made in accordance with Clause 27.6 (Partial Payments).

29.2     REDISTRIBUTION OF PAYMENTS
         The Agent shall treat the Sharing Payment as if such amount had been received by it from such Obligor and shall distribute it between the Finance Parties (other than the Recovering Bank) in accordance with Clause 27.6 (Partial Payments).

29.3     RECOVERING BANK'S RIGHTS
         The Recovering Bank will be subrogated into the rights of the parties which have shared in a redistribution pursuant to Clause 29.2 (Redistribution of Payments) in respect of the Sharing Payment (and the relevant Obligor shall be liable to the Recovering Bank in an amount equal to the Sharing Payment).

29.4     REPAYABLE RECOVERIES
         If any sum (a "relevant sum") received or recovered by a Recovering Bank becomes repayable and is repaid by such Recovering Bank, then:

         29.4.1 each Bank which has received a share of such relevant sum by reason of the implementation of Clause 29.1 shall, upon request of the Agent, pay to the Agent for account of such Recovering Bank an amount equal to its share of such relevant sum; and

         29.4.2 such Recovering Bank's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing party for the amount so reimbursed.

29.5     EXCEPTIONS
         This Clause 29 shall not apply if the Recovering Bank would not, after making any payment pursuant hereto, have a valid and enforceable claim against the relevant Obligor.

29.6     RECOVERIES THROUGH LEGAL PROCEEDINGS
         If any Bank intends to commence any action in any court it shall give prior notice to the Agent and the other Banks. If any Bank shall commence any action in any court to enforce its rights hereunder and, as a result thereof or in connection therewith, receives any amount, then such Bank shall not be required to share any portion of such amount with any Bank which has the legal right to, but does not, join in such action or commence and diligently prosecute a separate action to enforce its rights in another court.


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30.      COMMITMENT COMMISSION AND FEES

30.1     COMMITMENT COMMISSION
         The Borrower shall pay to the Agent for account of each Bank or, as the case may be, the Overdraft Bank a commitment commission on:

         30.1.1 in respect of each Bank, the amount of such Bank's Available Commitment from day to day during the period commencing on the Closing Date and ending on the Final Maturity Date; and

         30.1.2 in respect of the Overdraft Bank, the unutilised portion of the Overdraft Facility from day to day during the period commencing on the Closing Date and ending on the Final Maturity Date, in each case, such commitment commission to be calculated at the rate of 0.50 per cent. per annum and payable in arrear on the last day of each successive period of three months which ends during such period and on the Final Maturity Date.

30.2     ARRANGEMENT FEES
         The Borrower shall pay to Chase Manhattan plc as coordinating arranger the fees specified in the letter dated 11 August from inter alia the Lead Arrangers to the Borrower at the times, and in the amounts, specified in such letter.

30.3     AGENCY FEE
         The Borrower shall pay to the Agent for its own account the fees referred to in the agency fee letter dated 11 August from inter alia the Agent to the Borrower at the times, and in the amounts, specified in such letter.

31.      COSTS AND EXPENSES

31.1     TRANSACTION EXPENSES
         The Borrower shall, from time to time on demand of the Agent, reimburse each of the Agent and the Arrangers for all reasonable costs and expenses (including, without limitation, legal fees as agreed) together with any VAT thereon incurred by it in connection with the negotiation, syndication, preparation and execution of the Facility Documents (including, without limiting the generality of the foregoing, in connection with any amendments, supplements, waivers and consents requested by any party thereto) and the completion of the transactions therein contemplated (including the accession and/or secession of Obligors). Any claims by the Agent or the Arrangers made upon the Borrower pursuant to this Clause shall be accompanied by appropriate invoices.

31.2     PRESERVATION AND ENFORCEMENT OF RIGHTS
         The Borrower shall, from time to time on demand of the Agent, reimburse the Finance Parties for all costs and expenses (including, without limitation, legal fees) together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Finance Parties under the Facility Documents including, without limitation any such costs and expenses incurred as a result of the implementation or operation of Clause 45 (Group Structure Changes and Permissions).


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31.3     STAMP TAXES
         The Borrower shall pay all stamp, registration and other taxes to which the Facility Documents or any judgement given in connection therewith is or at any time may be subject and shall, from time to time on demand of the Agent, indemnify the Finance Parties against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

31.4     BANKS' LIABILITIES FOR COSTS
         If the Borrower fails to perform any of its obligations under this Clause 31, each Bank shall, in its Proportion, indemnify each of the Agent and the Arrangers against any loss incurred by any of them as a result of such failure and the Borrower shall forthwith reimburse each Bank for any payment made by it pursuant to this Clause 31.4.

32.      GUARANTEE

32.1     GUARANTEE AND INDEMNITY
         Each Guarantor hereby irrevocably and unconditionally:

         32.1.1 guarantees to each Finance Party the due and punctual observance and performance of all the terms, conditions and covenants on the part of the Borrower contained in the Facility Documents and agrees to pay to the Agent from time to time upon first written demand any and every sum or sums of money which the Borrower shall at any time be liable to pay to each Finance Party under or pursuant to the Facility Documents and which has become due and payable but the Agent confirms have not been paid at the time such demand is made; and

         32.1.2 agrees as a primary obligation to indemnify each Finance Party from time to time on demand by the Agent from and against any loss incurred by each Finance Party as a result of any of the obligations of the Borrower under or pursuant to the Facility Documents being or becoming void, voidable, unenforceable or ineffective as against the Borrower for any reason whatsoever, whether or not known to the Finance Parties or any of them or any other person, the amount of such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from the Borrower.

32.2     CONDITIONS

         32.2.1 In respect of a Guarantor incorporated or established in Germany, the Banks will repay any monies received by enforcing the Guarantee if and to the extent such a Guarantor demonstrates to the reasonable satisfaction of the Agent that enforcing the Guarantee and repaying the guaranteed Obligations out of the enforcement proceeds would result in a decrease of assets necessary to maintain the relevant Guarantor's, or, in the case of a limited partnership, the Guarantor's general partner's registered share capital (Stammkapital).

                  When calculating the assets necessary to maintain the registered share capital, the following amounts shall not be taken into account:


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
                  (a) all capital increases made after execution of this agreement not in accordance with the Facility Documents;

                  (b)      all liabilities vis-a-vis other Group companies;

                  (c) all loans or similar obligations against third parties; and

                  (d) all other liabilities that have been entered into in violation of any provisions of the Facility Documents.

                  In addition, where such Guarantor does not have sufficient assets to maintain its, or its general partner's registered share capital, the Guarantor shall realise (to the extent legally permitted and PROVIDED THAT such asset is not necessary for continuing the Guarantor's business (betriebsnotwendig)) any and all of its assets (by disposal thereof on arms length terms for full market value) which are shown to have a book value (Buchwert) in such Guarantor's most recent balance sheet that is significantly lower than the market value of such asset or assets.

         32.2.2 In respect of a Guarantor incorporated in the Netherlands which is a member of the Multikabel Group, the obligations of such Guarantor in this Clause 32 (Guarantee) shall not extend to (and accordingly no such Guarantee shall guarantee the repayment of) any indebtedness of the Borrower outstanding under any Multikabel Acquisition Advance.

33.      PRESERVATION OF RIGHTS

33.1     ADDITIONAL SECURITY
         The obligations of each of the Guarantors herein contained shall be in addition to and independent of every other security which the Finance Parties or any of them may at any time hold in respect of any of the Borrower's obligations under the Facility Documents.

33.2     CONTINUING OBLIGATIONS
         The obligations of the Guarantors herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever, and in particular but without limitation, shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of the Borrower under the Facility Documents and shall continue in full force and effect until final payment in full of all amounts owing by the Borrower thereunder and total satisfaction of all the Borrower's actual and contingent obligations thereunder.

33.3     OBLIGATIONS NOT DISCHARGED
         Neither the obligations of the Guarantors herein contained nor the rights, powers and remedies conferred in respect of the Guarantors upon the Finance Parties or any of them by the Facility Documents or by law shall be discharged, impaired or otherwise affected by:


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
         33.3.1 the winding-up, dissolution, administration or re-organisation of the Borrower or any other person or any change in its status, function, control or ownership;

         33.3.2 any of the obligations of the Borrower under the Facility Documents or under any other security taken in respect of any of its obligations thereunder being or becoming illegal, invalid, unenforceable or ineffective in any respect;

         33.3.3 time or other indulgence being granted or agreed to be granted to the Borrower in respect of its obligations under any Facility Document;

         33.3.4 any amendment to, or any variation, waiver or release of, any obligation of the Borrower or any other person under any Facility Document;

         33.3.5 any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of any of the Borrower's obligations under any Facility Document;

         33.3.6 any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any encumbrance taken in respect of any of the Borrower's obligations under any Facility Document; or

         33.3.7 any other act, event or omission which, but for this Clause 33.3, might operate to discharge, impair or otherwise affect any of the obligations of any of the Guarantors herein contained or any of the rights, powers or remedies conferred upon the Finance Parties or any of them by the Facility Documents or any of them or by law.

33.4     SETTLEMENT CONDITIONAL
         Any settlement or discharge between any Obligor and the Finance Parties or any of them shall be conditional upon no security or payment to the Finance Parties or any of them by any such Obligor or any other person on behalf of any such Obligor being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application for the time being in force and, if any such security or payment is so avoided or reduced, the Finance Parties shall each be entitled to recover the value or amount of such security or payment from any such Obligor subsequently as if such settlement or discharge had not occurred.

33.5     EXERCISE OF RIGHTS
         No Finance Party shall be obliged before exercising any of the rights, powers or remedies conferred upon them in respect of the Guarantors or any of them by any of the Facility Documents or by law:

         33.5.1   to make any demand of the Borrower or any other Obligor;

         33.5.2 to take any action or obtain judgement in any court against the Borrower or any other Obligor;


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
         33.5.3 to make or file any claim or proof in a winding-up or dissolution of the Borrower or any other Obligor; or

         33.5.4 to enforce or seek to enforce any other security taken in respect of any of the obligations of the Borrower or any other Obligor under any Facility Document.

33.6     DEFERRAL OF GUARANTOR'S RIGHTS
         Each of the Guarantors agrees that, so long as any amounts are or may be owed by the Borrower under any Facility Document or the Borrower is under any actual or contingent obligations under any Facility Document it shall not exercise any rights which it may at any time have by reason of the performance by it of its obligations under the Facility
         Documents:

         33.6.1   to be indemnified by the Borrower or any other Obligor; and/or

         33.6.2 to claim any contribution from any other guarantor of the Borrower's obligations thereunder; and/or

         33.6.3 to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Facility Documents or any of them or of any other security (including the guarantee entered into by any other Guarantor) taken pursuant to, or in connection with the Facility Documents or any of them by all or any of the Finance Parties.

33.7     SUSPENSE ACCOUNTS
         All moneys received, recovered or realised by a Finance Party by virtue of Clause 32.1 (Guarantee and Indemnity) may, in that Finance Party's discretion, be credited to an interest bearing suspense or impersonal account and may be held in such account for so long as such Finance Party thinks fit pending the application from time to time (as such Finance Party may think fit) of such moneys in or towards the payment and discharge of any amounts owing by a Guarantor to such Bank hereunder until the amount held in such account would be sufficient to discharge all amounts due and payable under the Facility Documents.

34.      THE AGENT, THE ARRANGERS, THE FRONTING BANK AND THE BANKS

34.1     APPOINTMENT OF THE AGENT
         The Arrangers, the Overdraft Bank, the Fronting Bank and each of the Banks hereby appoint the Agent to act as its agent in connection with the Facility Documents and hereby acknowledges that the Security Trustee will act for it and on its behalf in connection with the Security Documents in accordance with the terms of the Security Trust Agreement and authorises the Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Agent by the terms hereof together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.


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
        The Agent and the Security Trustee shall be released from the restrictions set out in Section 181 of the German Civil Code. The Agent and the Security Trustee may grant such substitute powers of attorney and release any sub-agent from such restriction and revoke that substitute power of attorney.

34.2     AGENT'S DISCRETIONS
         The Agent may:

         34.2.1   assume that:

                  (a) any representation made by any Obligor or the Holding Company in connection with any of the Facility Documents is true;

                  (b) no Event of Default or Potential Event of Default has occurred;

                  (c) no Obligor nor the Holding Company is in breach of or default under its obligations under any of the Facility Documents or Relevant Contracts; and

                  (d) any right, power, authority or discretion vested herein upon an Instructing Group, the Banks, the Fronting Bank, the Overdraft Bank or any other person or group of persons has not been exercised, unless it has, in its capacity as agent for the Banks, received notice to the contrary from any other party hereto;

         34.2.2 assume that the Facility Office of each Bank is that identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) until it has received from such Bank a notice designating some other office of such Bank to replace its Facility Office and act upon any such notice until the same is superseded by a further such notice;

         34.2.3 engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

         34.2.4 rely as to any matters of fact which might reasonably be expected to be within the knowledge of any of the Obligors or the Holding Company upon a certificate signed by or on behalf of such Obligor or the Holding Company;

         34.2.5 rely upon any communication or document believed by it to be genuine;

         34.2.6 refrain from exercising any right, power or discretion vested in it as agent under any of the Facility Documents unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

         34.2.7 refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising out of or in connection with any of the Facility Documents until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including, without limitation, legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions.

34.3     AGENT'S OBLIGATIONS
         The Agent shall:

         34.3.1 promptly inform each Bank, the Fronting Bank, the Overdraft Bank and the Security Trustee of the contents of any notice or document received by it in its capacity as Agent from any member of the Group under any of the Facility Documents;

         34.3.2 promptly notify each Bank, the Fronting Bank, the Overdraft Bank and the Security Trustee of the occurrence of any Event of Default or any default by any of the Obligors or the Holding Company in the due performance of or compliance with its obligations under any of the Facility Documents of which the Agent has notice from any other party hereto;

         34.3.3 save as otherwise provided herein, act as agent under the Facility Documents in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on the Arrangers, the Fronting Bank, the Overdraft Bank and all of the Banks; and

         34.3.4 if so instructed by an Instructing Group, refrain from exercising any right, power or discretion vested in it as agent under the Facility Documents.

         The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

34.4     EXCLUDED OBLIGATIONS
         Notwithstanding anything to the contrary expressed or implied herein, neither the Agent nor the Arrangers shall:

         34.4.1   be bound to enquire as to:

                  (a) whether or not any representation made by any of the Obligors or the Holding Company in connection with any of the Facility Documents is true;

                  (b) the occurrence or otherwise of any Event of Default or Potential Event of Default;

                  (c) the performance by any Obligor or the Holding Company of its obligations under any of the Facility Documents; or

                  (d) any breach of or default by any Obligor or the Holding Company of its obligations under any of the Facility Documents;


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
         34.4.2 be bound to account to any Bank or to the Overdraft Bank for any sum or the profit element of any sum received by it for its own account;

         34.4.3 be bound to disclose to any other person any information relating to any member of the Group if (i) (save where such information relates to an Event of Default or Potential Event of Default) such person, on providing such information, expressly stated to the Agent or as the case may be, the Arrangers, that such information was confidential, or (ii) such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person;

         34.4.4 be under any obligations other than those for which express provision is made in the Facility Documents to which it is party; or

         34.4.5 be or be deemed to be a fiduciary to any other party, to any Facility Document.

34.5     INDEMNIFICATION
         Each Bank shall, in its Proportion, from time to time on demand by the Agent, indemnify the Agent and each of the Arrangers against any and all costs, claims, losses, expenses (including, without limitation, legal fees) and liabilities (save to the extent that such costs, claims, losses, expenses or liabilities are recovered to the satisfaction of the Agent from the Borrowers) together with any VAT thereon which any of them may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in their respective capacities as agent, or joint arrangers under any of the Facility Documents.

34.6     EXCLUSION OF LIABILITIES
         Neither the Agent nor the Arrangers nor any of them accepts any responsibility for the accuracy and/or completeness of the Information Memorandum or any other information supplied by the Agent or the Arrangers or any member of the Group in connection with the Facility Documents or the Relevant Contracts or for the legality, validity, effectiveness, adequacy or enforceability of any of the Facility Documents or the Relevant Contracts and neither the Agent nor the Arrangers nor any of them shall be under any liability as a result of taking or omitting to take any action in relation to any of the Facility Documents, save in the case of gross negligence or wilful misconduct.

34.7     NO ACTIONS
         Each of the Banks, the Fronting Bank and the Overdraft Bank agrees that it will not assert or seek to assert against any director, officer or employee of the Agent or any of the Arrangers any claim it might have against any of them in respect of the matters referred to in Clause
         34.6 (Exclusion of Liabilities).


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
34.8     BUSINESS WITH THE FINANCIAL GROUP
         The Agent and each of the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Financial Group.

34.9     REMOVAL OR RESIGNATION OF AGENT
         An Instructing Group may remove the Agent from its appointment hereunder as agent at any time by giving not less than thirty days prior written notice to that effect to each of the other parties hereto, or the Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior written notice to that effect to each of the other parties hereto PROVIDED THAT no such removal or resignation shall be effective until a successor for the Agent is appointed in accordance with the succeeding provisions of this Clause 34.

34.10    SUCCESSOR AGENT
         If an Instructing Group removes the Agent as agent or the Agent gives notice of its resignation in either case pursuant to Clause 34.9 (Removal or Resignation of Agent), then any reputable and experienced bank or other financial institution may be appointed as a successor to the Agent by an Instructing Group with the consent of the Borrower (such consent not to be unreasonably withheld or delayed) during the period of such notice but, if no such successor is so appointed, the Agent may appoint such a successor itself.

34.11    RIGHTS AND OBLIGATIONS
         If a successor to the Agent is appointed under the provisions of Clause
         34.10 (Successor Agent), then (a) the retiring Agent shall be discharged from any further obligation under the Facility Documents but shall remain entitled to the benefit of the provisions of this Clause 34 and (b) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original party to the Facility Documents.

34.12    OWN RESPONSIBILITY
         It is understood and agreed by each Bank, the Fronting Bank and the Overdraft Bank that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Financial Group, the Multikabel Acquisition and each proposed Acquisition and, accordingly, each Bank, the Fronting Bank and the Overdraft Bank warrants to the Agent and the Arrangers that it has not relied on and will not hereafter rely on the Agent and the Arrangers nor any of them:

         34.12.1 to check or enquire on its behalf into the adequacy, accuracy or completeness of the Information Memorandum or any other information provided by any member of the Financial Group in connection with the Facility Documents or the transactions therein contemplated (whether or not such information has been or is hereafter circulated to such Bank, the Fronting Bank or the

                  Overdraft Bank by the Agent and the Arrangers or any of them) or in connection with the Multikabel Acquisition or any proposed Acquisition; or

         34.12.2 to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any member of the Financial Group.

34.13    AGENCY DIVISION SEPARATE
         In acting as Agent for the Arrangers, the Fronting Bank, the Overdraft Bank and the Banks, the agency division of the Agent shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 34, in the event that the Agent should act for any member of the Financial Group in any capacity in relation to any other matter, any information given by any member of the Financial Group to the Agent in such other capacity may be treated as confidential by the Agent.

34.14    DELEGATION
         The Agent may delegate to any subsidiary of The Chase Manhattan Corporation or its successor from time to time all or any of the rights, powers, authorities and discretions vested in it hereunder and the performance of its duties in accordance with, and such delegation may be made upon such terms and subject to, such conditions (including the power to sub-delegate) and subject to such regulations as the Agent may think fit and any reference in Clause 25.5 (Borrower's Indemnity), 29 (Redistribution of Payments), 30 (Commitment Commission and Fees), 31 (Costs and Expenses) or 32 (Guarantee) to the Agent shall be deemed also to refer to any such subsidiary or its successor.

34.15    BANKS' MANDATORY COST DETAILS
         Each Bank will supply the Agent with such information and in such detail as the Agent may require in order to calculate the Mandatory Cost Rate in accordance with Schedule 15 (Mandatory Costs).


35.      BENEFIT OF AGREEMENT

         This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors, Transferees and permitted assigns.


36.      ASSIGNMENTS AND TRANSFERS BY THE OBLIGORS

         None of the Obligors nor the Holding Company shall be entitled to assign or transfer all or any of its rights, benefits and obligations under the Facility Documents.


37.      ASSIGNMENTS AND TRANSFERS BY BANKS

37.1     ASSIGNMENTS AND TRANSFERS BY BANKS
         Any Bank may, at any time, assign all or any of its rights and benefits under the Facility Documents or transfer in accordance with Clause 37.3 (Transfers by Banks) all or any of its rights, benefits and obligations under the Facility Documents, PROVIDED THAT (a) any such assignment or transfer shall be in a minimum amount of EUR 5,000,000 (or in relation to Letters of Credit its equivalent in dollars) or, if less, the whole amount of such Bank's Commitment and (b) the prior written consent (such consent not to be unreasonably withheld) of the Fronting Bank has been obtained.

37.2     ASSIGNMENTS BY BANKS
         If any Bank assigns all or any of its rights and benefits under the Facility Documents in accordance with Clause 37.1 (Assignments and Transfers by Banks), then, unless and until the assignee has agreed with each other Finance Party that it shall be under the same obligations towards each of them as it would have been under if it had been an original party thereto as a Bank, the Finance Parties shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party thereto.

37.3     TRANSFERS BY BANKS
         If any Bank wishes to transfer all or any of its rights, benefits and/or obligations under the Facility Documents as contemplated in Clause 37.1 (Assignments and Transfers by Banks), then such transfer may be effected by the delivery to the Agent of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth Business Day after (or such earlier Business Day endorsed by the Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Agent:

         37.3.1 to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer its rights under the Facility Documents to the Transferee they shall be so assigned;

         37.3.2 to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer its obligations under or in respect of the Facility Documents, each Obligor, the Holding Company and such Bank shall be released from further obligations to each other under or in respect of the Facility Documents (such obligations being referred to in this Clause 37 as "discharged obligations");

         37.3.3 each of the Obligors, the Holding Company and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as the Obligors, the Holding Company and such Transferee have assumed and/or acquired the same in place of the Obligors, the Holding Company and such Bank; and

         37.3.4 such Transferee and the other Finance Parties shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party to any of the Facility Documents as a Bank or as a beneficiary thereof with the rights assigned to it and/or obligations assumed by it as a result of such assignment and transfer including, by the execution of such Transfer Certificate, the Security Trust Agreement and the Security Documents.

37.4     TRANSFER FEES
         On the date upon which a transfer takes effect pursuant to Clause 37.3 (Transfers by Banks), the Transferee in respect of such transfer shall pay to the Agent for its own account a transfer fee of EUR 1500.

37.5     CONDITIONS
         The rights conferred on the Banks by this Clause 37 shall be subject to the following provisos:

         37.5.1 any assignee or Transferee shall be a bank or other financial institution;

         37.5.2 no Obligor shall be obliged by reason of any such assignment or transfer to make any payment hereunder otherwise than in accordance with Clause 27.1 (Payments to the Agent); and

         37.5.3 an assignee or Transferee shall not be entitled to receive any payment under Clause 15 (Taxes) or Clause 17.1 (Increased Costs) save to the extent that, at the time of such assignment or transfer, an amount would have been payable hereunder to the relevant assignor or Transferor in respect of that part of its rights and benefits assigned or transferred.


38.      DISCLOSURE OF INFORMATION

         Any Bank may disclose to any actual or potential assignee or Transferee or to any person who may otherwise enter into contractual relations with such Bank in relation to this Agreement such information about members of the Financial Group as such Bank shall consider appropriate subject to, where such information is confidential or of a proprietary nature, obtaining confirmation, by obtaining an appropriate written confidentiality undertaking from such person, that such person will hold, subject to the provisions hereof, such information on a confidential basis.


39.      SUB-PARTICIPATION

         Each Bank may enter into sub-participation arrangements in relation to all or any part of its rights and obligations under the Facility Documents or any of them with any person (a "SUB-PARTICIPANT") without the consent of any party PROVIDED THAT following the entering into of such sub-participation arrangements such Bank continues to exercise its rights and obligations under the Facility Documents without reference to the Sub-Participant save in the case of:

         39.1.1 any proposed waiver of an Event of Default arising as a result of the late payment of any sum under this Agreement;

         39.1.2 any proposed extension of the due date for payment of any sum under this Agreement;

         39.1.3 any proposed reduction in the Margin, commitment fee or Letter of Credit Commission; and

         39.1.4 any proposed release of any encumbrance created pursuant to any Security Document.

40.      CALCULATIONS AND EVIDENCE OF DEBT

40.1     BASIS OF ACCRUAL
         Interest, commitment commission and Letter of Credit Commission shall accrue from day to day and shall be calculated on the basis of a year of 360 days and the actual number of days elapsed or, in any case where the practice in the London Interbank Market differs, in accordance with that market practice.

40.2     QUOTATIONS
         If on any occasion a Reference Bank or Bank fails to supply the Agent with a quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to the Agent.

40.3     EVIDENCE OF DEBT
         Each Bank, the Fronting Bank and the Overdraft Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder and its L/C Proportion of any Letter of Credit issued.

40.4     CONTROL ACCOUNTS
         The Agent shall maintain on its books a control account or accounts in which shall be recorded (a) the amount of any Advance made or arising hereunder, and the face amount of any Letter of Credit issued and each Bank's share therein, (b) the amount of all principal, interest and other sums due or to become due from any of the Obligors to any of the Banks hereunder and each Bank's share therein and (c) the amount of any sum received or recovered by the Agent hereunder and each Bank's share therein.

40.5     PRIMA FACIE EVIDENCE
         In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause 40.3 (Evidence of Debt) and Clause 40.4 (Control Accounts) shall be prima facie evidence of the existence and amounts of the obligations of the Obligors therein recorded.

40.6     CERTIFICATE OF BANKS
         A certificate of a Bank or the Overdraft Bank as to (a) the amount by which a sum payable to it hereunder is to be increased under Clause 15 (Tax Gross-up), (b) the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause 15.2 (Tax Indemnity), Clause 17.1 (Increased Costs) or Clause
         25.2 (Borrower's Indemnity) or (c) the amount of any credit, relief, remission or repayment as is mentioned in Clause 16.3 (Tax Credit Payment) or Clause 16.4 (Tax Credit Clawback) shall be prima facie evidence for the purposes of this Agreement.

40.7     AGENT'S CERTIFICATES
         A certificate of the Agent as to the amount at any time due from an Obligor hereunder or the amount which, but for any of the obligations of such Obligor hereunder being or becoming void, voidable, unenforceable or ineffective, at any time would have been due from such Obligor hereunder shall, in the absence of manifest error, be prima facie evidence for the purposes of Clause 32 (Guarantee).


41.      REMEDIES AND WAIVERS

         No failure to exercise, nor any delay in exercising, on the part of the Finance Parties or any of them, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.


42.      PARTIAL INVALIDITY

         If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, (i) neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby and (ii) the relevant provision shall be deemed replaced with a new provision which reflects as closely as possible the purpose of the parties and which is legal, valid and enforceable under the law of the relevant jurisdiction.


43.      NOTICES

43.1     COMMUNICATIONS IN WRITING
         Each communication to be made hereunder shall, unless otherwise stated, be made in writing by telefax, letter or electronic mail.

43.2     DELIVERY
         Any communication or document be made or to the extent practicable delivered by one person to another pursuant to this Agreement shall (unless that other person has by fifteen days' written notice to the Agent specified another address) be made or delivered to that other person at the address identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or, in relation to the Obligors or the Holding Company, as notified in writing to the Agent and shall be deemed to have been made or delivered when despatched (in the case of any communication made by telefax or electronic mail with appropriate acknowledgement of message transfer received by the sender) or (in the case of any communication made by letter) when left at that address or (as the case may be) ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address PROVIDED THAT any communication or document to be made or delivered to the Agent shall be effective only when received by the Agent and then only if the same is expressly marked for the attention of the department or officer identified with the Agent's signature below (or such other department or officer as the Agent shall from time to time specify for this purpose).

43.3     ENGLISH LANGUAGE
         Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

43.4     ADDRESSES
         Any communication or document to be made or delivered pursuant to this Agreement shall (unless the recipient of such communication or document has, by fifteen days' written notice to the Agent, specified another address or fax number) be made or delivered to the address or fax number:

         43.4.1   in the case of each Obligor, of the Borrower;

         43.4.2   in the case of the Agent, identified with its name below;

         43.4.3 in the case of each Bank, notified in writing to the Agent prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee); and

         43.4.4 in the case of each Additional Guarantor, in the relevant Guarantor Accession Memorandum,

         PROVIDED THAT not more than one address may be specified by each party pursuant to this Clause 43.4 at any time.


44.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.


45.      GROUP STRUCTURE CHANGES AND PERMISSIONS

45.1     ADDITIONAL GUARANTORS
         Without prejudice to the requirements of any other provision of any Facility Document but subject always to the requirements and application of any applicable law:

         45.1.1 if any person becomes a member of the Group, the Borrower shall procure that within 14 days of such person becoming a Group member (to the extent permitted by applicable law) such Group member delivers to the Agent a Guarantor Accession Memorandum duly executed by such person together with the documents set out in Schedule 8 (Documents to Accompany Guarantor Accession Memorandum) all in form and substance satisfactory to the Agent;

         45.1.2 if any member of the Group acquires (whether pursuant to an Acquisition or an intra-Group transfer) any shares or a partnership interest in any person or any assets then the Borrower shall procure that (to the extent permitted by applicable law) such member of the Group and, where the Holding Company holds 1% of the shares in such person, the Holding Company executes encumbrances on substantially the same terms as the appropriate Share Pledges and procures that such newly acquired entity (to the extent permitted by applicable law) grants encumbrances upon the terms of the relevant Security Documents, and provides the Agent with such documents and evidence (including legal opinions) as it may require that such have been duly executed and delivered by such person and are legal, valid, binding and enforceable in accordance with their terms; and

         45.1.3 the Borrower shall ensure that all relevant Relevant Contracts and Necessary Authorisations are, as the case may be, obtained by the new Group member or remain in full force and effect in respect of all relevant assets (save, in relation to the Relevant Contracts, to any extent which is not likely to have a Material Adverse Effect) and the relevant transferee, successor or assignee of any shares, partnership interest or asset shall provide such evidence regarding such matters to the Agent as the Agent may reasonably require.

45.2     ADDITIONAL SECURITY
         Subject always to the requirements and application of any applicable law the Borrower shall procure that:

         45.2.1 any member of the Group which is not an Operating Company which becomes an Operating Company and any company which becomes a member of the Group and is an Operating Company promptly executes (to the extent permitted by applicable law) encumbrances on substantially identical terms to the Security Documents; and

         45.2.2 any Obligor which opens a bank account permitted by the terms of this Agreement after the date hereof, and any person which becomes an Obligor which has bank accounts in existence at the date of becoming an Obligor promptly executes (to the extent permitted by applicable law and the general terms and conditions of the relevant bank which provides any such account (to the extent that such terms and conditions are standard in the relevant jurisdiction)) encumbrances on substantially identical terms to the Account Pledges or, as the case may be, the Target Account Pledges over such bank account, and shall promptly provide the Agent with such documents and evidence (including legal opinions) as it may require that such has been duly executed and delivered by such person and is legal, valid, binding and enforceable in accordance with its terms and that, in the case of sub-clause 45.2.1, all relevant Relevant Contracts and Necessary Authorisations have been entered into.

45.3     MULTIKABEL ACQUISITION

         45.3.1 The Borrower shall procure that without delay after the completion of the Multikabel Acquisition and in any event within 14 days thereafter each member of the Multikabel Group listed in Schedule 9 (Members of the Multikabel Group Granting Security):

                  (a) accedes hereto as a Guarantor in accordance with sub-clause 45.1.1 of Clause 45.1 (Additional Guarantors) ; and

                  (b) creates security in favour of the Finance Parties by executing the Target Security.

         45.3.2 PrimaCom Netherlands Holding BV shall without delay after the completion of the Multikabel Acquisition and in any event within 14 days thereafter create security in favour of the Finance Parties by executing a Target Share Pledge in respect of its shareholding in Multikabel.

45.4     FURTHER ASSURANCE
         Each Obligor shall from time to time, at the request of the Security Trustee, do any act or execute in favour of the Security Trustee or as the Security Trustee may direct such further or other documents as the Security Trustee shall stipulate, in such form as the Security Trustee may require, for the perfection of the security contemplated by this Clause 45.

45.5     WAIVER OF CERTAIN SECURITY REQUIREMENTS
         The parties hereto acknowledge and agree that, notwithstanding the other provisions of this Agreement:

         45.5.1 given the shareholder structure of the companies of the Group listed below, it will not be possible for those companies to execute this Agreement, grant any security rights in connection with this Agreement and/or have shares or limited partnership interests, as the case may be, in those companies pledged, due to blocking minorities in those companies (which may also use their blocking rights in the general partner to have effects in the respective limited partnership):

                  NO              COMPANY                     STATED        PERCENTAGE    NUMBER OF
                                                          CAPITAL/CAPITAL   OF HOLDING   SUBSCRIBERS
                                                           CONTRIBUTION

                  1.    Kabelcom Braunschweig GmbH          DM 2,000,000     0,415%       ---

                  2.    Kabelcom Halbertstadt               DM 100,000       72,6%        9,273
                        Gesellschaft fur
                        Breitbandkabelkommunikation
                        mbH

                  3.    Kabelcom Osnabruck                  DM 9,940,000     100%         38,983
                        Gesellschaft fur
                        Breitbandkabelkommunikation
                        mbH & Co. KG, Osnabruck

                  NO              COMPANY                     STATED        PERCENTAGE    NUMBER OF
                                                          CAPITAL/CAPITAL   OF HOLDING   SUBSCRIBERS
                                                           CONTRIBUTION

                  4.    Kabelcom Osnabruck                  DM 50,000        76%          ---
                        Beteiligungsgesellschaft fur
                        Breitbandkabelkommunikation
                        mbH, Osnabruck

                  5.    MainzKom Telekommunikation          DM 4,000,000     26%          ---
                        GmbH

                  6.    MDF 1 Lokales Fernsehen             DM 100,000       24,5%        ---
                        Magdeburg GmbH                                       + 0,5%

                  7.    PKG Kabelbeitriebsgesellschaft      DM 50,000        80%          3,167
                        MbH, Heidenau

                  8.    TV Halle Fernsehgesellschaft                         25%          ---
                        mbH

         45.5.2 given the structure of interests held in those companies listed below and the legal requirements under the laws applicable to No. 2 and 3 of such companies to disclose any security rights granted to the public authorities, and the fact that the company under No. 1 is a pure shelf company, those companies will neither execute this Agreement, grant any security rights in connection with this Agreement and/or have shares in those companies pledged:

                  NO              COMPANY                      STATED       PERCENTAGE    NUMBER OF
                                                          CAPITAL/CAPITAL   OF HOLDING   SUBSCRIBERS
                                                           CONTRIBUTION
                  1.    PrimaCom                            DM 50,000        100%         ---
                        Kabelbetriebsgesellschaft
                  2.    PrimaTV broadcasting GmbH,          DM 50,000        100%         ---
                        Mainz
                  3.    PrimaCom Projektmanagement          DM 50,000        100%         ---
                        GmbH, Eschborn


46.      AMENDMENTS, CONSENTS

         Subject to the proviso below, the Agent (acting on the instructions of an Instructing Group) may grant waivers or consents or, subject to the agreement of the Borrower, amend or vary the terms of this Agreement. Any such waiver, consent, variation or amendment shall be made in writing and shall be binding on all the parties hereto and the Agent shall be under no liability whatsoever in respect of any such waiver, consent, variation or amendment PROVIDED THAT:

         46.1.1 except with the prior written consent of all the Banks, no waiver may be granted in respect of and the Agent may not vary or amend the terms of this Agreement so as to:

                  (a) alter the date on which any repayment is to be made hereunder; or

                  (b) alter the amount or currency of any Advance or Letter of Credit as the case may be, or any Bank's Commitment or any payment;

                  (c) alter the Margin, the rate of interest, the L/C Commission Rate or its method of calculation;

                  (d)      alter this Clause 46;

                  (e)      alter the definition of "Instructing Group";

                  (f) alter any provision of this Agreement referring to a requirement for the agreement or consent of all the Banks;

                  (g) alter the form of any guarantee given by the Guarantor(s); or

                  (h) waive the delivery, in satisfactory form and substance, of any of the documents listed in Schedule 3 (Conditions Precedent) hereto prior to the first Notice of Drawdown; and

         46.1.2 any waiver, consent, variation or amendment which directly affects the rights and/or obligations of the Agent, the Arrangers, the Fronting Bank or the Security Trustee (or any of them) shall require its agreement also.

        Any waiver, consent or variation authorised and effected by the Agent pursuant to sub-clause 46.1.1 shall be binding on each Obligor, the Holding Company, and each Finance Party upon written notification thereof to such persons and the Agent shall be under no liability whatsoever in respect of any such waiver, consent or variation.


47.      LAW

47.1     GOVERNING LAW
         This Agreement shall be governed by, and shall be construed in accordance with, English law.

47.2     OVERDRAFT FACILITY
         In addition to the provisions of this Agreement, the General Business Conditions of Chase Manhattan Bank AG in the form set out in Schedule 10 (General Business Conditions) (as amended from time to time and notified to the Borrower) shall be applicable, and, for the purposes thereof, references therein to customer (Kunde) shall apply, mutatis mutandis, to each Obligor and to bank (Bank) shall apply, mutatis mutandis, to each Bank. For the avoidance of doubt, both the German and English versions of the General Business Conditions are set out in
         Schedule 10 (General Business Conditions). However, the German version shall at all times prevail.

48.      JURISDICTION

48.1     ENGLISH COURTS
         The courts of England have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any dispute (a "DISPUTE"), which may arise out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity).

48.2     CONVENIENT FORUM
         The parties agree that the courts of England are the most convenient and appropriate courts to settle Disputes between them and accordingly they will not agree to the contrary.

48.3     NON-EXCLUSIVE JURISDICTION
         The submission to the jurisdiction of the courts referred to in Clause
         48.1 (English Courts) is for the benefit of the Finance Parties only. As a result and notwithstanding Clause 48.1 (English Courts) it does not prevent the Finance Parties or any of them from taking proceedings relating to a Dispute ("PROCEEDINGS") in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

48.4     SERVICE OF PROCESS
         Each of the Holding Company and the Obligors agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it on Baker & McKenzie, 100 New Bridge Street, London EC4V 6JA marked for the attention of "Partner in charge of litigation", or if different, its registered office. If the appointment of the person mentioned in this Clause 48.4 ceases to be effective, the Holding Company or, as the case may be, the relevant Obligor shall immediately appoint another person in England to accept service of process on its behalf in England. If it fails to do so and such failure continues for a period of not less than fourteen days, the Agent shall be entitled to appoint such a person by notice to the Holding Company or, as the case may be, the relevant Obligor. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This Clause 48.4 applies to Proceedings in England and to Proceedings elsewhere.


AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                                   SCHEDULE 1


                                    THE BANKS

BANK                                                            COMMITMENT (EUR)
Barclays Bank PLC                                                 125,000,000
Dresdner Bank AG in Hamburg                                       125,000,000
Fortis Bank (Nederland) N.V.                                      125,000,000
ING Bank N.V.                                                     125,000,000
NB International Finance B.V.                                     125,000,000
The Chase Manhattan Bank, London branch                           110,000,000
The Royal Bank of Scotland plc                                    125,000,000
The Toronto-Dominion Bank                                         125,000,000
TOTAL                                                           EUR 985,000,000

                                   SCHEDULE 2

                          FORM OF TRANSFER CERTIFICATE

To:  Chase Manhattan Bank AG

                              TRANSFER CERTIFICATE

relating to the agreement (as from time to time amended, varied, novated or
supplemented, the "Facility Agreement") dated [       ] 2000 whereby a
EUR 985,000,000 loan and letter of credit facility was made available to the Borrower (as defined therein) by a group of banks on whose behalf Chase Manhattan Bank AG acted as agent in connection therewith.

1. Terms defined in the Facility Agreement shall, subject to any contrary indication, have the same meanings herein. The terms "BANK" and "TRANSFEREE" are defined in the schedule hereto.

2. The Bank (i) confirms that the details in the schedule hereto under the heading "BANK'S COMMITMENT", "REVOLVING ADVANCE(S)" or "LETTERS OF CREDIT" accurately summarises its participation in, and the Term and Interest Payment Date of, one or more existing Advances or Letters of Credit, as the case may be, and (ii) requests the Transferee to accept and procure the assignment and transfer to the Transferee of the portion specified in the schedule hereto to be the portion transferred of its Commitment, its participation in such Advance(s) and/or Letters of Credit, as the case may be, by counter-signing and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Facility Agreement.

3. The Transferee hereby requests the Agent (on behalf of itself and all other parties to the Agreement) to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of Clause 37.3 (Transfers by Banks) of the Facility Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4. The Transferee warrants that it has received a copy of each of the Facility Documents together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any member of the Group.

5. The Transferee hereby undertakes and agrees with the Bank and each of the other parties to the Facility Documents that it will perform in accordance with their terms all those obligations which by the terms of the Facility Documents will be assumed by it and that it will be bound by the terms of the Facility Documents as if it were an original party thereto after delivery of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6. The Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Documents and assumes no responsibility for the financial condition of any member of the Group or for the performance and observance by any Obligor or the Holding Company of any of its obligations under the Facility Documents and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7. The Bank hereby gives notice that nothing in the Facility Documents shall oblige the Bank to (i) accept a re-transfer or re-assignment from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Facility Documents transferred or assigned pursuant hereto or (ii) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including, without limitation, the non-performance by any of the Obligors or the Holding Company of its obligations under any of the Facility Documents. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (i) or (ii) above.

8. This Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

                                  THE SCHEDULE

9.   Bank:

10.  Transferee:

11.  Transfer Date:

12.  Commitment:

             Bank's Commitment                  Portion Transferred

13.  Advance(s):

                         Amount of              Term and
                         Bank's Participation   Interest Payment Date   Portion Transferred

     Letters of Credit

     Portion             Term and               Portion of
                         Expiry Date            Letters of Credit
                                                Transferred

[Transferor Bank]                   [Transferee Bank]

By:                                         By:

Date:                                       Date:

                      ADMINISTRATIVE DETAILS OF TRANSFEREE


Address:

Contact Name:

Account for Payments:

Telex:

Telephone:

                                   SCHEDULE 3

                          CONDITION PRECEDENT DOCUMENTS

1. A copy of the constitutional documents of each Obligor and the Holding Company, certified at the date hereof a true copy by a duly authorised officer or managing director of such Obligor or the Holding Company, as the case may be, including its Commercial Register extract and Articles of Incorporation (Gesellschaftvertrag) (or a copy of the Commercial Register extract and Articles of Incorporation certified a true copy as at 29 June together with certification by a duly authorised officer that such materials remain up to date and have not been changed) and including, in the case of each Obligor or the Holding Company incorporated in Germany, any shareholder resolutions previously passed but not registered or, in the case of each Obligor which is a limited partnership, its partnership agreement.

2. A copy certified at the date hereof a true copy by a duly authorised officer or managing director of each Obligor and the Holding Company of the board minutes, the shareholder resolution and/or an excerpt from the resolution of the Supervisory Board (as the case may be) approving the execution, delivery and performance of each of the Facility Documents to which it is party, and the terms and conditions thereof and authorising a named person or persons to sign the Facility Documents to which it is party.

3. A certificate in form and substance similar to the certificate set out in Schedule 15 (Requirements Certificate).

4. A duly executed original of each of the Facility Documents (with the exception of the Target Security and the Additional Security), together with any agreements, documents or notices required to be delivered pursuant thereto.

5. A legal opinion of Clifford Chance Punder, Frankfurt counsel to the Agent.

6.       A legal opinion of Clifford Chance, London counsel to the Agent.

7. A legal opinion of De Brauw Blackstone Westbroek N.V., Dutch counsel to the Agent.

8.       Copies of each of the Relevant Contracts and/or a list thereof.

9. Duly executed originals of each of the fees letters referred to in Clauses 30.2 and 30.3 of this Agreement.

10.      Certified copies of each of the Original Financial Statements.

11. Evidence that the insurances required by the terms of the Facility Documents to be maintained by the Group or on its behalf are in full force and effect and giving details of all such insurances.

12. Evidence satisfactory to the Agent regarding the refinancing of the Existing PrimaCom Indebtedness out of the proceeds of the Advances to be made hereunder on the first Utilisation Date.

13. Certificates from a managing director of the Borrower dated the date hereof and the date upon which the Security Documents are executed that to the best of his knowledge such member of the Group is not insolvent on a balance sheet test (uberschuldet) and is not unable to meet its debts as they fall due (zahlungsunfahig) and stating (in the case of any Group member in respect of which a Commercial Register extract has not been delivered) the capitalisation of each such member of the Group on such dates.

14. Evidence that all arrangement and agency fees due from the Obligors in connection with the Facility Documents shall be paid out of the proceeds of first drawdown.

15. Evidence that on the date of the first Utilisation of the Facility all Existing PrimaCom Encumbrances will be discharged.

16. A certificate listing the encumbrances of the Financial Group and the Multikabel Group existing on the Closing Date (other than Permitted Encumbrances of the type described in paragraphs (a) to (g) inclusive and paragraph (j) of the definition thereof).

17. A duly executed original of the Working Capital Facility and each agreement evidencing Subordinated Debt each in substance satisfactory to the Agent together with evidence satisfactory to the Agent that the Working Capital Facility and the Subordinated Debt is available for drawing (other than any condition contained in the Working Capital Facility that the Facility and the Overdraft Facility are available).

18. A duly executed certified copy of the Multikabel Acquisition Agreement, together with certified copies of any shareholder and management agreements entered into by any member of the Multikabel Group each in substance satisfactory to the Agent.

19. A certificate from a managing director of the Holding Company that to the best of its knowledge, having made due enquiry, at its date the Multikabel Group is in full compliance with all material terms and conditions of applicable Relevant Contracts and any intercreditor agreements and that all Licenses necessary for the business currently undertaken by the Multikabel Group are in effect save as disclosed in writing prior to the Closing Date to the Agent.

20. A certificate in relation to the Multikabel Acquisition in form and substance similar to the certificate set out in Schedule 15 (Requirements Certificate).

21. Copies of documentation relating to Finance Leases permitted pursuant to sub-clause 23.2.2(f) of Clause 23.2 (Negative Covenants) in substance satisfactory to the Agent.

22. A certificate from a managing director of the Holding Company confirming that to the best of its knowledge any assumptions contained in the consolidated business plan of the Financial Group delivered to the Finance Parties prior to the Closing Date related to tax loss carry-forward are reasonable in the context of Dutch GAAP and German GAAP.

23.      Group structure charts certified by the Holding Company in relation to
         (a) the Financial Group as at the Closing Date, (b) the Financial Group immediately after the completion of the Multikabel Acquisition and (c) the Financial Group immediately following the Reorganisation.

24. Evidence that the process agent referred to in Clause 48.4 (Service of Process) has accepted its appointment.

25. A copy of the pro forma consolidated semi-annual financial statements of the Holding Company, assuming completion of the Multikabel Acquisition, reviewed by Ernst & Young, for the six months ended 30 June 2000.

                                   SCHEDULE 4

                               NOTICE OF DRAWDOWN

From:    PrimaCom Management GmbH

To:      Chase Manhattan Bank AG

Dated:   [             ]

Dear Sirs

1. We refer to the agreement (as from time to time amended, varied, novated or supplemented, the "FACILITY AGREEMENT") dated [ ] and made between, inter alia, PrimaCom Management GmbH as borrower, the original guarantors named therein, Chase Manhattan Bank AG as agent and the financial institutions named therein as banks. Terms defined in the Facility Agreement shall have the same meaning in this notice.

2. We hereby give you notice that, pursuant to the Facility Agreement and upon the terms and subject to the conditions contained therein, we wish [an Advance/a Letter of Credit] to be [made to us/issued] under the Facility as follows:

         (a)      Amount:

         (b)      Drawdown Date/Issue Date:

         (c)      Term:

         (d)      Purpose:

         [(e)     Expiry Date:](1)

3. We confirm that, at the date hereof, the Repeated Representations are true and no Event of Default or Potential Event of Default has occurred and is continuing unwaived or unremedied.

4. [The proceeds of this drawdown should be credited to [insert account details].]

         or

         [We attach the agreed form of the letter of credit/letter of guarantee.]

5. We confirm that, as at the proposed Utilisation Date, the Financial Group will be in compliance with Clause 22.1 (Total Leverage Ratio) and Clause 22.2 (Net Senior Leverage Ratio) of the Facility Agreement after taking into account the Utilisation requested herein. We attach the calculations demonstrating such compliance.




--------------------------------------------------------------------------------
1 Letters of Credit only.

6.       [The Advance requested herein is a Multikabel Acquisition Advance].(2)



                                Yours faithfully

                  ............................................
                           BY PRIMACOM MANAGEMENT GMBH










--------------------------------------------------------------------------------
2 To be inserted if Advance is a Multikabel Acquisition Advance. N.B. - includes
  Rollover Advances in respect thereof.

                                   SCHEDULE 5

                         FORM OF COMPLIANCE CERTIFICATE


To:      Chase Manhattan Bank AG            [Date]

RE:      FACILITY AGREEMENT (THE "FACILITY AGREEMENT") DATED [            ] 2000
         BETWEEN, INTER ALIA, (1) PRIMACOM MANAGEMENT GMBH AS BORROWER, (2) THE ORIGINAL GUARANTORS NAMED THEREIN, (3) CHASE MANHATTAN BANK AG, (4) CHASE MANHATTAN BANK AG AS SECURITY TRUSTEE, (5) CHASE MANHATTAN BANK AG, AS OVERDRAFT BANK AND (6) THE FINANCIAL INSTITUTIONS DEFINED THEREIN AS BANKS.

                 ----------------------------------------------

1. Terms defined in the Facility Agreement have the same meaning when used in this certificate.

2. [I/We], managing director(s) of PrimaCom Management GmbH, hereby certify that in respect of the Quarterly Period ending on [ ]:

         (a)      As at the end of such Quarterly Period Total Debt was EUR
                  [      ].

                  As at the end of such Quarterly Period Annualised EBITDA was
                  EUR [      ].

                  As at the end of such Quarterly Period the ratio of Total Debt
                  to Annualised EBITDA was [       ].

                  Required Covenant:

                  Compliance:               Yes/No

         (b)      As at the end of such Quarterly Period Net Senior Debt was EUR
                  [      ].

                  As at the end of such Quarterly Period Annualised EBITDA was
                  EUR [      ].

                  As at the end of such Quarterly Period the ratio of Net Senior
                  Debt to Annualised EBITDA was [          ].

                  Required Covenant:

                  Compliance:               Yes/No

         (c)      Consolidated EBITDA for such Quarterly Period was EUR
                  [      ].

                  Total Cash Interest Expense for such Quarterly Period was
                  [EUR         ].

                  As at the end of such Quarterly Period the ratio of
                  Consolidated EBITDA to Total Cash Interest Expense was [    ].

                  Required Covenant:

                  Compliance:               Yes/No

         (d)      As at the end of such Quarterly Period Annualised EBITDA was
                  EUR [        ].

                  As at the end of such Quarterly Period Pro Forma Debt Service
                  was EUR [         ].

                  As at the end of such Quarterly Period the ratio of Annualised
                  EBITDA to Pro Forma Debt Service was [                    ].

                  Required Covenant:

                  Compliance:               Yes/No

Detailed calculations of Total Debt, Net Senior Debt, Annualised EBITDA, Total Cash Interest Expense and Pro Forma Debt Service are attached.

[I/We] confirm that having made due enquiry that no Event of Default or Potential Event of Default has occurred, the Borrowers were in compliance with the covenants contained in sub-clauses 22.1, 22.2, 22.3, 22.4 and 22.5 of Clause
22 (Financial Condition) of the Facility Agreement as at [      ].

                                Yours faithfully,

                       ..................................
                              Managing Director of
                            PRIMACOM MANAGEMENT GMBH

                                   SCHEDULE 6

                        QUARTERLY SUBSCRIBER CERTIFICATE


REGION                          Homes Passed       Subscribers      Penetration

Leipzig

Berlin

Osnabruck/Aachen

Wiesbaden/Mainz

Other

Internet Subscribers

Digital Subscribers

--------------------------------------------------------------------------------
TOTAL EXISTING GROUP            0                  0                0.00%

--------------------------------------------------------------------------------
Acquisitions During Period

--------------------------------------------------------------------------------
TOTAL GROUP                     0                  0                0.00%

                                   SCHEDULE 7

                     FORM OF GUARANTOR ACCESSION MEMORANDUM

To:      Chase Manhattan Bank AG
From:    [Subsidiary]
Dated:

Dear Sirs,

1. We refer to an agreement (the "Facility Agreement") dated [ ] 2000 and made between, inter alia, (1) PrimaCom Management GmbH as borrower, (2) the original guarantors named therein, (3) Chase Manhattan Bank AG as agent, (4) Chase Manhattan Bank AG as security trustee, (5) Chase Manhattan Bank AG as overdraft bank and (6) the financial institutions defined therein as Banks.

2. Terms defined in the Facility Agreement shall bear the same meaning herein.

3. [Subsidiary] (the "SUBSIDIARY") hereby agrees to be a Guarantor pursuant to sub-clause 45.1.1 of Clause 45.1 (Additional Guarantors) of the Facility Agreement and accordingly undertakes henceforth to perform all the obligations expressed to be undertaken under the Facility Agreement by a Guarantor in all respects as if it had been an original party thereto as an Original Guarantor.

4. The Subsidiary, each Obligor and the Holding Company hereby makes, for the benefit of each Finance Party, each of the representations set out in Clause 20 (Representations) of the Facility Agreement.

5.       [Subsidiary's] administrative details are as follows:

         Address:

         Telephone No:

         Telex No:

         Telefax No:

6. This notice shall be governed by and construed in all respects in accordance with English law.

7. The Subsidiary agrees that the documents which start any proceedings and any other documents required to be served in relation to those proceedings may be served on it on [name and address of process agent], or if different, its registered office. If the appointment of the person mentioned above ceases to be effective, the Subsidiary shall immediately appoint another person in England to accept service of process on its behalf in England. If it fails to do so and such failure continues for a period of not less than fourteen days, the Agent shall be entitled to appoint such a person by notice. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This applies to Proceedings in England and to Proceedings elsewhere.

This memorandum is executed and delivered as a deed by [name of Subsidiary]:



[insert appropriate execution clause for a deed]



[List Obligors and Holding Company]

By:

                                   SCHEDULE 8

              DOCUMENTS TO ACCOMPANY GUARANTOR ACCESSION MEMORANDUM


1. A copy, certified a true copy by a duly authorised officer or managing director of the proposed Guarantor, of the constitutive documents of such proposed Guarantor, including its Commercial Register extract and Articles of Incorporation (Gesellschaftsvertrag) and including in the case of a proposed Guarantor incorporated in Germany, any shareholders resolutions previously passed but not registered or, where the proposed Guarantor is a partnership, its partnership agreement.

2. A copy, certified a true copy by a duly authorised officer or managing director of the proposed Guarantor, of a board and/or shareholder resolution (as the case may be) of such proposed Guarantor approving the execution and delivery of a Guarantor Accession Memorandum, the accession of such proposed Guarantor to this Agreement, the granting of security required under the Facility Documents and the performance of its obligations under the Facility Documents and authorising a person or persons (specified by name or office) on behalf of such proposed Guarantor to sign such Guarantor Accession Memorandum, any other Facility Document and any other documents to be delivered by such proposed Guarantor pursuant thereto.

3. A certificate of a duly authorised officer of the proposed Guarantor setting out the names and signatures of the person or persons mentioned in the resolution referred to in paragraph 2 above.

4. A certificate addressed to the Agent signed by two directors of the proposed Guarantor stating that the execution by such proposed Guarantor of the Facility Documents and the performance by such proposed Guarantor of its obligations thereunder are within its corporate powers, have been duly approved by all necessary corporate action and will not cause any limit or restriction on any of its powers (whether imposed by law, decree, rule, regulation, its constitutive documents or agreement or otherwise) or on the right or ability of its directors to execute such powers, to be exceeded or breached.

5. Such Security Documents as the Agent may reasonably require, executed by the proposed Guarantor on equivalent terms to those previously executed by the Obligors (if any) originally party to the Facility Agreement which are the same type of legal entity as the proposed Guarantor with the same type of assets.

6.       A copy of its latest financial statements.

7. Such legal opinions as may be reasonably required by the Agent in a form satisfactory to the Agent.

8. If the proposed Additional Guarantor is incorporated in a jurisdiction other than England and Wales evidence that the process agent specified in the relevant Guarantor Accession Memorandum has agreed to act as its agent for the service of process in England.

                                   SCHEDULE 9

                MEMBERS OF THE MULTIKABEL GROUP GRANTING SECURITY

                     N.V. Kabeltelevisie Kop Noord - Holland

                            Communikabel Holding B.V.

                          Noord - Holland Digitaal B.V.

                                Communikabel N.V.

                                  SCHEDULE 10

                           GENERAL BUSINESS CONDITIONS

                                  SCHEDULE 11

                     FORMS OF LETTER OF CREDIT AND GUARANTEE

                                     PART A
            FORM OF LETTER OF CREDIT TO BE ISSUED BY A FRONTING BANK

To:      [Beneficiary]

                                                              Date:

Dear Sirs

                    IRREVOCABLE LETTER OF CREDIT NO. [  ]

At the request and for the account of PrimaCom Management GmbH (the "OBLIGOR")
we [   ] (the "BANK") hereby issue this irrevocable letter of credit (this
"CREDIT") in favour of [Beneficiary] (the "BENEFICIARY") and upon the following terms and conditions:

1.       In this Credit the following terms shall have the following meanings:

         "BUSINESS DAY" means a day upon which banks are generally open for commercial banking business in London, Frankfurt and New York; and

         "CLAIMED AMOUNT" shall have the meaning ascribed thereto in paragraph 4 below.

2.       This Credit is effective immediately in a total amount of
         [EUR [      ]([        ] euros]/[$[   ] ([   ] United States dollars)].

3. The maximum amount from time to time available to the Beneficiary from the Bank under this Credit shall equal the sum referred to in paragraph 2 less the aggregate of all payments which have been made under this Credit pursuant to any demand previously delivered pursuant to paragraph 4 hereof.

4. Subject to the other terms and conditions hereof, payment by the Bank under this Credit shall be made five Business Days after delivery to
         the Bank at its office at [   ] (or such other address in [   ] as the
         Bank may from time to time notify in writing to the Beneficiary for this purpose) of a letter of certification and demand substantially in the form of the Schedule hereto (the "CLAIM LETTER") addressed to the Bank, dated the date of delivery thereof, purporting to be signed for and on behalf of the Beneficiary and stating:

         (a) that a specified amount of [euros]/[United States dollars] (the "CLAIMED AMOUNT") has become due and payable by the Obligor to the Beneficiary but has not been paid;

         (b) that payment of such Claimed Amount is required to be made under this Credit; and

         (c) that no previous demand has been made of the Bank in respect of the amount referred to in (a) above.

5. The Bank hereby engages that payment, in respect of any Claimed Amount required to be paid pursuant to the provisions of paragraph 4 above, will be made by the Bank under this Credit (free and clear of and without deduction for or on account of any set-off or counterclaim) on the fifth Business Day from and inclusive of the date of its receipt of the Claim Letter validly delivered to the Bank in accordance with paragraph 4 above.

6. Without prejudice to the Bank's obligations in respect of any Claim Letter validly delivered to the Bank in accordance with paragraph 4 above prior to the termination hereof, this Credit shall terminate, and the amount available to the Beneficiary from the Bank under this Credit shall be reduced to zero at [ ] p.m. ([London] time) on [ ].

7. This Credit may be terminated prior to the date specified in paragraph 6 above by five Business Days' prior written notice to the Bank jointly given by both the Beneficiary and the Obligor.

8. The Beneficiary's rights and obligations and the rights and obligations of the Bank under this Credit may not be assigned or transferred.

9. Save only as may be inconsistent with the express terms of this Credit, this Credit is issued subject to the ICC Uniform Customs and Practice for Documentary Credits (1993 Revision) ICC Publication No. 500.

10. The Bank shall not be obliged to deal in any way in relation to this Credit with any person other than the Beneficiary, irrespective of whether the Beneficiary is acting as principal or as the agent of or trustee for itself and/or any other persons.

11. This Credit shall be governed by, and construed in accordance with, English law and for the benefit of the Beneficiary only, the courts of England shall have exclusive jurisdiction.

12. This Credit sets out the entire undertaking of the Bank to the Beneficiary and shall not be modified or amended by reference to any instrument or document except as expressly provided herein.

                                Yours faithfully

                         ...............................
                             (authorised signatory)
                              For and on behalf of
                             [name of Fronting Bank]

              SCHEDULE TO IRREVOCABLE LETTER OF CREDIT NO. [   ]

                              FORM OF CLAIM LETTER

To:               [the Bank] of [address]

Attention:        [                  ]

                                                                [    ] 200[    ]

Dear Sirs

                   IRREVOCABLE LETTER OF CREDIT NO. [   ]

1.       We refer to the irrevocable letter of credit No. [    ] (the "CREDIT")
         issued on [    ] 200[  ] in our favour by you. Terms defined therein
         shall have the same meaning in this Claim Letter.

2.       We hereby certify that:

         (a)      an amount of [EUR [    ]]/[$[    ]] has become due and payable
                  by the Obligor, payment of such amount is required to be made under the Credit and has been demanded from the Obligor and remains unpaid as at the date hereof; and

         (b) no previous demand has been made by us under the Credit in respect of the amount referred to in (a) above.

3.       Accordingly, we hereby demand payment under the Credit of an amount of
         [       ](3).

                                Yours faithfully



                              for and on behalf of
                                  [BENEFICIARY]






--------------------------------------------------------------------------------
3 Not to exceed amount referred to in paragraph 2(a) above

                                   SCHEDULE 11

                                     PART B
                FORM OF GUARANTEE TO BE ISSUED BY A FRONTING BANK


To:      Beneficiary

                                                                           Date:

Dear Sirs

                        IRREVOCABLE GUARANTEE NO. [   ]

At the request and for the account of PrimaCom Management GmbH (the "OBLIGOR")
we [       ] (the "BANK") hereby issue this irrevocable guarantee (this
"GUARANTEE") in favour of [Beneficiary] (the "BENEFICIARY") in respect of a
Facility Agreement dated [   ] 2000 and upon the following terms and conditions:

1. In this Guarantee the following terms shall have the following meanings:

"BUSINESS DAY" means a day upon which banks are generally open for commercial banking business in London, Frankfurt and New York; and

"GUARANTEED AMOUNT" shall have the meaning ascribed thereto in paragraph 4 below.

2.       This Guarantee is effective immediately in a total amount of
         [EUR[    ]([    ] euros)]/$[     ] ([     ] United States dollars)].

3. The maximum amount from time to time available to the Beneficiary from the Bank under this Guarantee shall equal the sum referred to in paragraph 2 less the aggregate of all payments which have been made under this Guarantee pursuant to any demand previously delivered pursuant to paragraph 4 hereof.

4. Subject to the other terms and conditions hereof, payment by the Bank under this Guarantee shall be made five Business Days after delivery to the Bank at its office at [ ] (or such other address in [ ] as the Bank may from time to time notify in writing to the Beneficiary for this purpose) of a letter of certification and demand substantially in the form of the Schedule hereto (the "CLAIM LETTER") addressed to the Bank, dated the date of delivery thereof, purporting to be signed for and on behalf of the Beneficiary and stating:

         (a) that a specified amount of [euros]/[United States dollars] (the "GUARANTEED AMOUNT") has become due and payable by the Obligor to the Beneficiary but has not been paid;

         (b) that payment of such Guaranteed Amount is required to be made under this Guarantee; and

         (c) that no previous demand has been made of the Bank in respect of the amount referred to in (a) above.

5. The Bank hereby engages that payment, in respect of any Guaranteed Amount required to be paid pursuant to the provisions of paragraph 4 above, will be made by the Bank under this Guarantee (free and clear of and without deduction for or on account of any set-off or counterclaim) on the fifth Business Day from and inclusive of the date of its receipt of the Claim Letter validly delivered to the Bank in accordance with paragraph 4 above.

6. Without prejudice to the Bank's obligations in respect of any Claim Letter validly delivered to the Bank in accordance with paragraph 4 above prior to the termination hereof, this Guarantee shall terminate, and the amount available to the Beneficiary from the Bank under this
         Guarantee shall be reduced to zero at [    ] p.m. ([London] time) on
         [       ].

7. This Guarantee may be terminated prior to the date specified in paragraph 6 above by five Business Days' prior written notice to the Bank jointly given by both the Beneficiary and the Obligor.

8. The Beneficiary's rights and obligations and the rights and obligations of the Bank under this Guarantee may not be assigned or transferred.

9. The Bank shall not be obliged to deal in any way in relation to this Guarantee with any person other than the Beneficiary, irrespective of whether the Beneficiary is acting as principal or as the agent of or trustee for itself and/or any other persons.

10. This Guarantee shall be governed by, and construed in accordance with, English law and for the benefit of the Beneficiary only, the courts of England shall have exclusive jurisdiction.

11. This Guarantee sets out the entire undertaking of the Bank to the Beneficiary and shall not be modified or amended by reference to any instrument or document except as expressly provided herein.

                                Yours faithfully



                         ...............................
                             (authorised signatory)
                              For and on behalf of
                             [name of Fronting Bank]

                 SCHEDULE TO IRREVOCABLE GUARANTEE NO. [     ]

                              FORM OF CLAIM LETTER

To:               [the Bank] of [address]

Attention:        [                   ]

                                                                  [    ] 200[ ]

Dear Sirs

                      IRREVOCABLE GUARANTEE NO. [   ]

1.       We refer to the irrevocable Guarantee No. [  ] (the "GUARANTEE") issued
         on [   ] 200[ ] in our favour by you. Terms defined therein shall have the same meaning in this Claim Letter.

2.       We hereby certify that:

         (a)      an amount of [EUR[     ]]/[$[   ]] has become due and payable
                  by the Obligor, payment of such amount is required to be made under the Guarantee and has been demanded from the Obligor and remains unpaid as at the date hereof; and

         (b) no previous demand has been made by us under the Guarantee in respect of the amount referred to in (a) above.

3.       Accordingly, we hereby demand payment under the Guarantee of an amount
         of [      ](4).

                                Yours faithfully



                              for and on behalf of
                                  [BENEFICIARY]






--------------------------------------------------------------------------------
4 Not to exceed amount referred to in paragraph 2(a) above

                                  SCHEDULE 12

                           FACILITY REDUCTION SCHEDULE


REDUCTION DATE                                PERCENTAGE REDUCTION
31 March 2003                                 1.250%
30 June 2003                                  1.250%
30 September 2003                             1.250%
31 December 2003                              1.250%
31 March 2004                                 2.500%
30 June 2004                                  2.500%
30 September 2004                             2.500%
31 December 2004                              2.500%
31 March 2005                                 2.500%
30 June 2005                                  2.500%
30 September 2005                             2.500%
31 December 2005                              2.500%
31 March 2006                                 2.500%
30 June 2006                                  2.500%
30 September 2006                             2.500%
31 December 2006                              2.500%
31 March 2007                                 3.125%
30 June 2007                                  3.125%
30 September 2007                             3.125%
31 December 2007                              3.125%
31 March 2008                                 4.500%
30 June 2008                                  4.500%
30 September 2008                             4.500%
31 December 2008                              4.500%
31 March 2009                                 11.500%
30 June 2009                                  11.500%
30 September 2009                             11.500%
                                              -----------
                                              100%

                                  SCHEDULE 13

                             THE ORIGINAL GUARANTORS


Acotec Kabelvision GmbH (to be renamed as PrimaCom Region Sudwest II GmbH) ad media Gesellschaft mit beschankter Haftung & Co. Local TV KG ad media Medienbeteiligungsgesellschaft mbH
Antennen-Lindemann Verwaltungs GmbH (to be renamed PrimaCom Region Magdeburg Verwaltungs GmbH)
APA Basic Beteiligungsgesellschaft mbH
Dritte Kabelvision Management Beteiligungs Verwaltungs GmbH, Eschborn (to be renamed PrimaCom Region Angelbachtal Verwaltungs GmbH)
Erste Kabelvision Management Beteiligungs Verwaltungs GmbH, Eschborn (to be renamed PrimaCom Region Dresden Verwaltungs GmbH)
Innocom Schwerin Kabel- Antennen -und Kommunikationsanlagen Service Verwaltungs GmbH, Eschborn (to be renamed as PrimaCom Region Schwerin Verwaltungs GmbH)
ISIT Ingenieurgesellschaft fur Satelliten-Informations-und Telekommunikationstechnik mbH, Frankfurt (to be renamed as PrimaCom Region Berlin Verwaltungs GmbH)
Kabelcom Aachen Gesellschaft fur Kabelkommunikation mbH, Aachen
Kabelcom Aachen Gesellschaft fur Kabelkommunikation mbH & Co. KG, Aachen Kabelcom Wiesbaden Gesellschaft fur Breitbandkabelkommunikation Beteiligungs GmbH, Wiesbaden
Kabel-Fernsehen Leipzig Verwaltungs GmbH, Leipzig (to be renamed PrimaCom Region Leipzig Verwaltungs GmbH)
KabelMedia Erste Fernsehkabelbeteiligungs GmbH & Co. KG, Eschborn
KabelMedia Erste Fernsehkabelbeteiligungs Verwaltungs GmbH, Eschborn
KabelMedia Projektmanagement Kommunikationsnetze Verwaltungs GmbH, Eschborn (to be renamed PrimaCom Projektmanagement Verwaltungs GmbH & Co. KG)
Kabelvision Delitzsch Verwaltungs GmbH, Leipzig
Kabelvision Wiedmann-Dettwiler St. Georgen Verwaltungs GmbH, Angelbachtal (to be renamed PrimaCom Sudwest I Verwaltungs GmbH)
KFP Kabelfernsehen Plauen GmbH, Plauen (to be renamed PrimaCom Region Plauen Verwaltungs GmbH)
PrimaCom Nord GmbH, Mainz
PrimaCom Kabelbetriebsgesellschaft mbH & Co KG, Region Berlin, Mainz
PrimaCom Kabelbetriebsgesellschaft mbH & Co KG, Region Hoyerswerda, Mainz PrimaCom Kabelbetriebsgesellschaft mbH & Co KG, Region Leipzig, Mainz
PrimaCom Kabelbetriebsgesellschaft mbH & Co KG, Region Nordwest, Mainz
PrimaCom Kabelbetriebsgesellschaft mbH & Co KG, Region Plauen, Mainz
PrimaCom Kabelbetriebsgesellschaft mbH & Co KG, Region Sudwest, Mainz
PrimaCom Kabelbetriebsverwaltungsgesellschaft mbH, Mainz
PrimaCom Maintal GmbH & Co. KG, Mainz
PrimaCom Mettlach GmbH & Co. KG, Mainz
PrimaCom Nettetal GmbH & Co. KG, Mainz

PrimaCom Projektmanagement GmbH & Co. KG, Mainz
PrimaCom Region Angelbachtal GmbH & Co. KG, Mainz
PrimaCom Region Berlin GmbH & Co. KG, Ahrensfelde
PrimaCom Region Dresden GmbH & Co.KG, Mainz PrimaCom
Region Leipzig GmbH & Co. KG, Leipzig
PrimaCom Region Magdeburg GmbH & Co. KG, Magdeburg
PrimaCom Region Schwerin GmbH & Co. KG, Schwerin
PrimaCom Region Wiesbaden GmbH & Co. KG, Wiesbaden
PrimaCom Stormarn GmbH & Co. KG, Mainz
PrimaCom Sudwest I GmbH & Co. KG, Angelbachtal
PrimaCom Verl GmbH & Co. KG, Mainz
Suweda Kabelprojekt GmbH, Mainz
Zweite Kabelvision Management Beteiligungs GmbH & Co. KG, Mainz
Zweite Kabelvision Management Beteiligungs Verwaltungs GmbH, Frankfurt PrimaCom Kabelbetriebsgesellschaft Chemnitz GmbH, Mainz
PrimaCom Netherlands Holding B.V.

                                  SCHEDULE 14

                                 MANDATORY COSTS

1. The Mandatory Cost Rate is an addition to the interest rate to compensate Banks for the cost of compliance with (a) the requirements of the Financial Services Authority (or any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Term (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "ADDITIONAL COSTS RATE") for each Bank, in accordance with paragraphs 3 and 4 set out below. The Mandatory Cost Rate will be calculated by the Agent as a weighted average of the Banks' additional costs rates (weighted in proportion to the percentage participation of each Bank in the relevant Advance) and will be expressed as a percentage rate per annum.

3. The additional cost rate for each Bank lending from a Facility Office in a Participating Member State will be the percentage notified by that Bank to the Agent (details of which will be notified to the Borrower). The percentage will be the amount certified by the Bank in that notification to the Agent to be the cost reasonably computed by that Bank as being the reasonable costs incurred by it in complying with the minimum reserve requirements of the European Central Bank to the extent those costs are attributable to the funding of amounts outstanding under the Agreement.

4. The additional cost rate for each Bank lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

                        E x 0.01
                       ----------  per cent. per annum.
                          300

         Where:

         E is the rate of charge payable by that Bank to the Financial Services Authority pursuant to the Fee Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fee Regulations) and expressed in pounds per L 1,000,000 of the Fee Base of that Bank.

5.       For the purposes of this Schedule:

         (a) "FEE REGULATIONS" means the Banking Supervision (Fees) Regulations 2000 or such other law as may be in force from time to time in respect of the payment of fees for banking supervision; and

         (b) "FEE BASE" has the meaning given to it, and will be calculated in accordance with, the Fee Regulations.

6. Each Bank shall supply any information required by the Agent for the purpose of calculating the above formula. In particular, but without limitation, each Bank shall supply the following information in writing on or prior to the date on which it becomes a Bank:

         (a) its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

         (b) such other information that the Agent may reasonably require for such purpose.

         Each Bank shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

7. The rate of charge of each Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraph 6 above and on the assumption that, unless a Bank notifies the Agent to the contrary, each Bank's obligations in relation to the Fee Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

         The Agent shall have no liability to any person if such determination results in an additional costs rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Bank pursuant to paragraphs 3 and 6 above is true and correct in all respects.

8. The Agent shall distribute the additional amounts received pursuant to the Mandatory Cost Rate to the Banks on the basis of the additional costs rate for each Bank, in accordance with the above formula and based on the information provided by each Bank pursuant to paragraphs 3 and 6 above.

9. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost Rate, an additional costs rate or any amount payable to a Bank shall, in the absence of manifest error, be a conclusive determination for the purposes of this Agreement.

The Agent may from time to time, after consultation with the Borrower and the Banks, determine and notify to all parties any amendments or variations which are required to be made to this Schedule in order to comply with any change in law or any requirements from time to time imposed by the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be a conclusive determination for the purposes of this Agreement.

                                  SCHEDULE 15
                            REQUIREMENTS CERTIFICATE

To:      Chase Manhattan Bank AG as Agent



Dear Sirs

1. We refer to the agreement (as from time to time amended, varied, novated or supplemented, the "AGREEMENT") dated [ ] September 2000 and made between PrimaCom Management GmbH as borrower, the original guarantors named therein, Chase Manhattan Bank AG as agent, Chase Manhattan Bank AG as fronting bank, overdraft bank and security trustee and the financial institutions named therein as banks. Terms defined in the Agreement (as defined therein) shall have the same meaning in this certificate.

2. The undersigned are the managing directors of the Borrower being entitled to represent the Borrower jointly.

3. In connection with the Agreement the undersigned hereby confirm in the name and on behalf of the Borrower as of the date hereof that no law (other than the German statutory law already in existence as at the date hereof), decree, consent, licence, approval, registration or declaration is required to render the Facility Documents legal, valid, binding and enforceable, to make the Facility Documents admissible in evidence in each Obligor's and the Holding Company's jurisdiction of incorporation and to enable each of the Obligors and the Holding
         Company to perform its obligations thereunder, other than [    ].

Date:
         ---------------------


-------------------------------


-------------------------------

                                   SIGNATURES

THE HOLDING COMPANY

PRIMACOM AG

By: PAUL THOMASON                  ERNST UHLIG



THE BORROWER

PRIMACOM MANAGEMENT GMBH, ESCHBORN

By: PAUL THOMASON                 ERNST UHLIG

Address:    Hegelstr. 61
            55122 Mainz

Telephone:  00 49 6131 9310 100

Telefax:     00 49 6131 9310 509

All communications copied to:
Doser Amereller Noack/Baker & McKenzie
Bethmannstrasse 50-54
60311 Frankfurt
Germany

Telefax:          4969 2990 8108

Attention:        Christian Brodersen



THE GUARANTORS

ACOTEC KABELVISION GMBH (TO BE RENAMED AS PRIMACOM REGION SUDWEST II GMBH)

By:      ERNST UHLIG



AD MEDIA GESELLSCHAFT MIT BESCHANKTER HAFTUNG & CO. LOCAL TV KG

By:      ERNST UHLIG

AD MEDIA MEDIENBETEILIGUNGSGESELLSCHAFT MBH

By:      ERNST UHLIG



ANTENNEN-LINDEMANN VERWALTUNGS GMBH (TO BE RENAMED PRIMACOM REGION MAGDEBURG VERWALTUNGS GMBH)

By:      ERNST UHLIG



APA BASIC BETEILIGUNGSGESELLSCHAFT MBH

By:      ERNST UHLIG



DRITTE KABELVISION MANAGEMENT BETEILIGUNGS VERWALTUNGS GMBH, ESCHBORN (TO BE RENAMED PRIMACOM REGION ANGELBACHTAL VERWALTUNGS GMBH)

By:      ERNST UHLIG



ERSTE KABELVISION MANAGEMENT BETEILIGUNGS VERWALTUNGS GMBH, ESCHBORN (TO BE RENAMED PRIMACOM REGION DRESDEN VERWALTUNGS GMBH)

By:      ERNST UHLIG



INNOCOM SCHWERIN KABEL- ANTENNEN -UND KOMMUNIKATIONSANLAGEN SERVICE VERWALTUNGS GMBH, ESCHBORN (TO BE RENAMED AS PRIMACOM REGION SCHWERIN VERWALTUNGS GMBH)

By:      ERNST UHLIG



ISIT INGENIEURGESELLSCHAFT FUR SATELLITEN-INFORMATIONS-UND
TELEKOMMUNIKATIONSTECHNIK MBH, FRANKFURT (TO BE RENAMED AS PRIMACOM REGION BERLIN VERWALTUNGS GMBH)

By:      ERNST UHLIG

KABELCOM AACHEN GESELLSCHAFT FUR KABELKOMMUNIKATION MBH, AACHEN

By:      ERNST UHLIG



KABELCOM AACHEN GESELLSCHAFT FUR KABELKOMMUNIKATION MBH & CO. KG, AACHEN

By:      ERNST UHLIG



KABELCOM WIESBADEN GESELLSCHAFT FUR BREITBANDKABELKOMMUNIKATION BETEILIGUNGS GMBH, WIESBADEN

By:      ERNST UHLIG



KABEL-FERNSEHEN LEIPZIG VERWALTUNGS GMBH, LEIPZIG (TO BE RENAMED PRIMACOM REGION LEIPZIG VERWALTUNGS GMBH)

By:      ERNST UHLIG



KABELMEDIA ERSTE FERNSEHKABELBETEILIGUNGS GMBH & CO. KG, ESCHBORN

By:      ERNST UHLIG



KABELMEDIA ERSTE FERNSEHKABELBETEILIGUNGS VERWALTUNGS GMBH, ESCHBORN

By:      ERNST UHLIG



KABELMEDIA PROJEKTMANAGEMENT KOMMUNIKATIONSNETZE VERWALTUNGS GMBH, ESCHBORN (TO BE RENAMED PRIMACOM PROJEKTMANAGEMENT VERWALTUNGS GMBH & CO. KG)

By:      ERNST UHLIG



KABELVISION DELITZSCH VERWALTUNGS GMBH, LEIPZIG

By:      ERNST UHLIG

KABELVISION WIEDMANN-DETTWILER ST. GEORGEN VERWALTUNGS GMBH, ANGELBACHTAL (TO BE RENAMED PRIMACOM SUDWEST I VERWALTUNGS GMBH)

By:      ERNST UHLIG                CHRISTINA UNGEHEUER



KFP KABELFERNSEHEN PLAUEN GMBH, PLAUEN (TO BE RENAMED PRIMACOM REGION PLAUEN VERWALTUNGS GMBH)

By:      ERNST UHLIG



PRIMACOM NORD GMBH, MAINZ

By:      ERNST UHLIG



PRIMACOM KABELBETRIEBSGESELLSCHAFT MBH & CO KG, REGION BERLIN, MAINZ

By:      ERNST UHLIG



PRIMACOM KABELBETRIEBSGESELLSCHAFT MBH & CO KG, REGION HOYERSWERDA, MAINZ

By:      ERNST UHLIG



PRIMACOM KABELBETRIEBSGESELLSCHAFT MBH & CO KG, REGION LEIPZIG, MAINZ

By:      ERNST UHLIG



PRIMACOM KABELBETRIEBSGESELLSCHAFT MBH & CO KG, REGION NORDWEST, MAINZ

By:      ERNST UHLIG

PRIMACOM KABELBETRIEBSGESELLSCHAFT MBH & CO KG, REGION PLAUEN, MAINZ

By:      ERNST UHLIG



PRIMACOM KABELBETRIEBSGESELLSCHAFT MBH & CO KG, REGION SUDWEST, MAINZ

By:      ERNST UHLIG



PRIMACOM KABELBETRIEBSVERWALTUNGSGESELLSCHAFT MBH, MAINZ

By:      ERNST UHLIG



PRIMACOM MAINTAL GMBH & CO. KG, MAINZ
By:      ERNST UHLIG



PRIMACOM METTLACH GMBH & CO. KG, MAINZ

By:      ERNST UHLIG



PRIMACOM NETTETAL GMBH & CO. KG, MAINZ

By:      ERNST UHLIG



PRIMACOM PROJEKTMANAGEMENT GMBH & CO. KG, MAINZ

By:      ERNST UHLIG



PRIMACOM REGION ANGELBACHTAL GMBH & CO. KG, MAINZ

By:      ERNST UHLIG



PRIMACOM REGION BERLIN GMBH & CO. KG, AHRENSFELDE

By:      ERNST UHLIG                CHRISTINA UNGEHEUER

PRIMACOM REGION DRESDEN GMBH & CO.KG, MAINZ

By:      ERNST UHLIG



PRIMACOM REGION LEIPZIG GMBH & CO. KG, LEIPZIG

By:      ERNST UHLIG



PRIMACOM REGION MAGDEBURG GMBH & CO. KG, MAGDEBURG

By:      ERNST UHLIG



PRIMACOM REGION SCHWERIN GMBH & CO. KG, SCHWERIN

By:      ERNST UHLIG



PRIMACOM REGION WIESBADEN GMBH & CO. KG, WIESBADEN

By:      ERNST UHLIG



PRIMACOM STORMARN GMBH & CO. KG, MAINZ

By:      ERNST UHLIG



PRIMACOM SUDWEST I GMBH & CO. KG, ANGELBACHTAL

By:      ERNST UHLIG                CHRISTINA UNGEHEUER



PRIMACOM VERL GMBH & CO. KG, MAINZ

By:      ERNST UHLIG



SUWEDA KABELPROJEKT GMBH, MAINZ

By:      ERNST UHLIG

ZWEITE KABELVISION MANAGEMENT BETEILIGUNGS GMBH & CO. KG, MAINZ

By:      ERNST UHLIG



ZWEITE KABELVISION MANAGEMENT BETEILIGUNGS VERWALTUNGS GMBH, FRANKFURT

By:      ERNST UHLIG



PRIMACOM KABELBETRIEBSGESELLSCHAFT CHEMNITZ GMBH, MAINZ

By:      ERNST UHLIG



PRIMACOM NETHERLANDS HOLDING B.V.

By:      CHRISTINA UNGEHEUER



THE AGENT AND SECURITY TRUSTEE

CHASE MANHATTAN BANK AG

By:          JOHN MALET DE CARTERET

Address:     Gruneburgweg 2
             60322 Frankfurt/Main
             Germany

Telephone:   00 49 69 7158 2551
Telefax:     00 49 69 7158 2510
E-Mail:
Attention:

THE LEAD ARRANGERS

BANK OF AMERICA INTERNATIONAL LIMITED

By:      JOHN MALET DE CARTERET



BARCLAYS CAPITAL

By:      JOHN MALET DE CARTERET



CHASE MANHATTAN PLC

By:      JOHN MALET DE CARTERET



DRESDNER BANK AG, LONDON BRANCH

By:      JOHN MALET DE CARTERET



FORTIS BANK (NEDERLAND) N.V.

By:      JOHN MALET DE CARTERET



ING BANK N.V.

By:      JOHN MALET DE CARTERET



THE ROYAL BANK OF SCOTLAND PLC

By:      JOHN MALET DE CARTERET



TD BANK EUROPE LIMITED

By:      JOHN MALET DE CARTERET

THE FRONTING BANK

CHASE MANHATTAN BANK AG

By:      JOHN MALET DE CARTERET



THE OVERDRAFT BANK

CHASE MANHATTAN BANK AG

By:      JOHN MALET DE CARTERET



THE BANKS

BARCLAYS BANK PLC

By:      JOHN MALET DE CARTERET



DRESDNER BANK AG IN HAMBURG

By:      JOHN MALET DE CARTERET



FORTIS BANK (NEDERLAND) N.V.

By:      JOHN MALET DE CARTERET



ING BANK N.V.

By:      JOHN MALET DE CARTERET



NB INTERNATIONAL FINANCE B.V.

By:      JOHN MALET DE CARTERET



THE CHASE MANHATTAN BANK, LONDON BRANCH

By:      JOHN MALET DE CARTERET

THE ROYAL BANK OF SCOTLAND PLC

By:      JOHN MALET DE CARTERET



THE TORONTO-DOMINION BANK

By:      JOHN MALET DE CARTERET